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 US$600,000,000 Medium-Term Note Program
Notes Due 31 Days to 28 Years from
Date of Issue

METROGAS S.A.
as Issuer

and

CITIBANK, N.A.
as Trustee, Registrar, Paying Agent and Transfer Agent

_____________________

INDENTURE
____________________

Dated as of September 8, 1999

Execution copy

METROGAS S.A.

Reconciliation and tie between Trust Indenture Act of 1939
and
Indenture dated as of September 8, 1999

Trust Indenture Act Section		Indenture Section
310	(a)(1)	Section 5.8
(b)		Section 10.3
(b)(2)		Section 5.9
311		Section 1.1
312		Section 12.1
312	(b)	Section 12.1
313		Section 6.4
313	(a)	Section 12.2
313	(c)	Section 5.12; Section 12.2; Section 12.3
315	(e)	Section 5.9

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TABLE OF CONTENTS

		Page

ARTICLE ONE
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION	1.1.	Definitions	2
SECTION	1.2.	Other Definitions	8

ARTICLE TWO
NOTES

SECTION	2.1.	Forms Generally	8
SECTION	2.2.	Temporary Notes; Global Registered Notes; International
		Global Notes; Bearer Notes	9
SECTION	2.3.	Form of Trustee's Certificate of Authentication	11
SECTION	2.4.	Maximum Aggregate Principal Amount of Notes; Terms of Notes	11
SECTION	2.5.	Authentication and Delivery Notes	13
SECTION	2.6.	Execution of Notes	14
SECTION	2.7.	Certificate of Authentication	14
SECTION	2.8.	Payment of Principal and Interest; Principal and Interest Rights Preserved	14
SECTION	2.9.	Registration, Transfer and Exchange of Notes	16
SECTION	2.10.	Exchange of Notes	19
SECTION	2.11.	Mutilated, Destroyed, Stolen and Lost Notes; Cancellation
		and Destruction of Notes	20
SECTION	2.12.	Purchase and Cancellation	21

ARTICLE THREE
COVENANTS OF THE ISSUER

SECTION	3.1.	Payment of Principal and Interest	22
SECTION	3.2.	Maintain Governmental Approvals	22
SECTION	3.3.	Maintenance of Office or Agency	22
SECTION	3.4.	Corporate Existence	22
SECTION	3.5.	Compliance with Laws, Rules and Regulations	22
SECTION	3.6.	Maintenance of Properties	23
SECTION	3.7.	Payments of Taxes and Other Claims	23
SECTION	3.8.	Maintenance of Insurance	23
SECTION	3.9.	Limitation on Consolidated Indebtedness as Percentage of
		Total Capitalization	23
SECTION	3.10.	Transactions with Affiliates	23
SECTION	3.11	Negative Pledge	23
SECTION	3.12.	Limitations on Sale and Leaseback Transactions	24
SECTION	3.13.	Pari Passu	24
SECTION	3.14.	Assignment of License	25
SECTION	3.15.	Termination of License	25
SECTION	3.16.	Maintenance of Books and Records	25
SECTION	3.17.	Mergers, Consolidations, Sales and Leases	26
SECTION	3.18.	Available Information	26
SECTION	3.19.	Further Assurances	26
SECTION	3.20.	Reporting	26
SECTION	3.21.	Appointment to Fill a Vacancy in Office of Trustee	26

SECTION	3.22.	Payments and Paying Agents	26
SECTION	3.23.	Taxation	28
SECTION	3.24.	Notice of Default	28

ARTICLE FOUR
REMEDIES OF THE TRUSTEE AND NOTEHOLDERS
ON EVENT OF DEFAULT

SECTION	4.1.	Events of Default Defined	29
SECTION	4.2.	Notice of Event of Default; Acceleration of Maturity	30
SECTION	4.3.	Collection of Indebtedness by Trustee, Trustee May Prove Debt	31
SECTION	4.4.	Application of Proceeds	32
SECTION	4.5.	Suits for Enforcement	33
SECTION	4.6.	Restoration of Rights on Abandonment of Proceedings	33
SECTION	4.7.	Limitations on Suits by Noteholders	33
SECTION	4.8.	Powers and Remedies Cumulative; Delay or Omission Not Waiver
		of Default	33
SECTION	4.9.	Control by Noteholder	33
SECTION	4.10.	Waiver of Past Defaults	34
SECTION	4.11.	Payments After a Default	34
SECTION	4.12.	Unconditional Right of Holders to Receive Principal, Premium
		and Interest	34

ARTICLE FIVE
CONCERNING THE TRUSTEE

SECTION	5.1.	Duties and Responsibilities of the Trustee	35
SECTION	5.2.	Certain Rights of the Trustee	35
SECTION	5.3.	Trustee Not Responsible for Recitals, Disposition of Notes or
		Application of Proceeds Thereof	36
SECTION	5.4.	Trustee and Agents May Hold Notes; Collections, Etc.	36
SECTION	5.5.	Moneys Held in Trust	36
SECTION	5.6.	Compensation and Indemnification of Trustee and Its Prior Claim	37
SECTION	5.7.	Right of Trustee to Rely on Officers' Certificate, Etc.	37
SECTION	5.8.	Persons Eligible for Appointment as Trustee	37
SECTION	5.9.	Resignation and Removal; Appointment of Successor Trustee	37
SECTION	5.10.	Acceptance of Appointment by Successor Trustee	38
SECTION	5.11.	Merger, Conversion, Consolidation or Succession to Business of Trustee	39
SECTION	5.12.	Notice of Defaults	39
SECTION	5.13.	Trustee's Representative in Argentina	39
SECTION	5.14.	Appointment of Authenticating Agent	39

ARTICLE SIX
CONCERNING THE NOTEHOLDERS

SECTION	6.1.	Evidence of Action Taken by Noteholders	40
SECTION	6.2.	Proof of Execution of Instruments and of Holding of Notes; Record Date	40
SECTION	6.3.	Holders to Be Treated as Owners	41
SECTION	6.4.	Notes Owned by Issuer Deemed Not Outstanding	41
SECTION	6.5.	Right of Revocation of Action Taken	42
SECTION	6.6.	Noteholders' Meetings	42

ARTICLE SEVEN
SUPPLEMENTAL INDENTURES

SECTION	7.1.	Supplemental Indentures Without Consent of Noteholders	44
SECTION	7.2.	Supplemental Indentures With Consent of Noteholders	45
SECTION	7.3.	Effect of Supplemental Indenture	46
SECTION	7.4.	Documents to Be Given to Trustee	46
SECTION	7.5.	Notation on Notes in Respect of Supplemental Indentures	46
SECTION	7.6.	Conformity with Trust Indenture Act and Negotiable Obligations Law	46

ARTICLE EIGHT
SATISFACTION AND DISCHARGE OF INDENTURE
UNCLAIMED MONEYS

SECTION	8.1.	Satisfaction and Discharge of Indenture	46
SECTION	8.2.	Application by Trustee of Funds Deposited for Payment of Notes	47
SECTION	8.3.	Repayment of Moneys Held by Trustee and Paying Agent Unclaimed
		for Two Years	47
SECTION	8.4	Return of Moneys Held by Trustee and Paying Agent Unclaimed
		for Two Years	47

ARTICLE NINE
REDEMPTION OF NOTES

SECTION	9.1.	Notice of Redemption; Partial Redemptions	47
SECTION	9.2.	Payment of Notes Called for Redemption	48
SECTION	9.3.	Exclusion of Certain Notes from Eligibility for Selection for Redemption	48
SECTION	9.4.	Redemption at the Option of the Issuer for Taxation Reasons	49

ARTICLE TEN
DEFEASANCE

SECTION	10.1.	Issuer's Option to Effect Defeasance	49
SECTION	10.2.	Total Defeasance and Discharge	49
SECTION	10.3.	Partial Defeasance	49
SECTION	10.4.	Conditions to Total Defeasance or Partial Defeasance	50
SECTION	10.5.	Deposited Money and Government Obligations to Be Held in Trust;
		Other Miscellaneous Provisions	51
SECTION	10.6.	Reinstatement	51

ARTICLE ELEVEN
MISCELLANEOUS PROVISIONS

SECTION	11.1.	Incorporators, Stockholders, Officers and Directors of Issuer
		Exempt from Individual Liability	51
SECTION	11.2.	Provisions of Indenture for the Sole Benefit of Parties and Noteholders	51
SECTION	11.3.	Successors and Assigns of Issuer Bound by Indenture	51
SECTION	11.4.	Notices and Demands on Issuer, Trustee and Noteholders	52
SECTION	11.5.	Officers' Certificates and Opinions of Counsel; Statements to
		Be Contained Therein	52
SECTION	11.6.	Payments Due on Non-Business	53
SECTION	11.7.	Governing Law; Consent to Jurisdiction; Waiver of Immunities	54
SECTION	11.8.	Counterparts	54
SECTION	11.9.	Effect of Headings	54

SECTION	11.10.	Separability	54
SECTION	11.11.	Successors and Assigns	54

ARTICLE TWELVE
HOLDERS' LIST AND REPORTS BY TRUSTEE AND ISSUER

SECTION	12.1.	Disclosure of Names and Addresses of Holders	54
SECTION	12.2.	Reports by Trustee	55
SECTION	12.3.	Reports by Issuer	55
SECTION	12.4.	Conflict with Trust Indenture Act	55

TESTIMONIUM			56

SIGNATURE AND SEALS			56

ACKNOWLEDMENT			56

EXHIBITS

EXHIBIT	A	Form of Certification to Be Given by Euroclear or Cedel	56
EXHIBIT	B	Form of Transfer Certificate for Exchange or Transfer from Restricted
		Global Note to Regulation S Global Note	57
EXHIBIT	C	Form of Transfer of Certificate for Transfer or Exchange From
		Regulation S Global Note to Restricted Global Note	58
EXHIBIT	D	Form of Note	59
EXHIBIT	E	Fee Agreement	80

v

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THIS AMENDED AND RESTATED INDENTURE, dated as of September 8, 1999, between MetroGas S.A., a sociedad anónima, organized, existing and incorporated under the laws of the Argentina on November 24, 1992, with a term of duration expiring on December 1, 2091, and registered with the Public Registry of Commerce on December 1, 1992 under No. 11.670, Book 112, Volume "A" of Sociedades Anónimas, having its principal executive offices at Gregorio Aráoz de Lamadrid 1360 (C1267 AAB) Buenos Aires, Argentina (the "Issuer" or "MetroGas") and Citibank, N.A., a national banking corporation, as Trustee (the "Trustee"), Registrar, Paying Agent and Transfer Agent.

RECITALS OF THE ISSUER

WHEREAS, the Issuer has duly authorized the issuance from time to time of up to an aggregate principal amount outstanding at any time of US$600,000,000 (or its equivalent in another currency or composite currency) of "negotiable obligations" (hereinafter called the "Notes") in one or more series (each, a "Series") in such minimum amount, if any, as may be set forth by the Issuer from time to time; the Notes of each Series shall all be subject to identical terms, whether as to denomination, interest rate, maturity or otherwise, redeemable on the same basis, bearing interest (if any) on the same basis and at the same rate, except that a Series may include Notes in bearer form and notes in registered form; and to provide therefor, the Issuer has duly authorized the execution and delivery of this Indenture pursuant to a resolution of the shareholders of the Issuer adopted on December 22, 1998 and the resolutions of the Board of Directors of the Issuer adopted on April 27, 1999.

WHEREAS, on June 30, 1999, the Issuer had a total share capital issued and authorized of Pesos 569,171,000 and the Issuer's net worth was Pesos 597,465,000;

WHEREAS, the corporate purpose and principal activity of the Issuer consists of providing gas distribution services in the Federal Capital and in the southern and eastern greater metropolitan Buenos Aires area;

WHEREAS, Article Seven of the Original Indenture provides that the Issuer and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental thereto for the purposes specified therein;

WHEREAS, all necessary actions to ensure that the Notes, when executed by the Issuer and authenticated and delivered hereunder and duly issued by the Issuer have been taken to make this Indenture a valid Indenture and agreement according to its terms;

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RECITALS OF THE TRUSTEE

WHEREAS, the Trustee has agreed to act as Trustee under this Indenture on the following terms and conditions; and

WHEREAS, the Trustee has reviewed the English translation of the resolutions of the shareholders of the Issuer adopted on December 22, 1998 and of the resolution of the Board of Directors of the Issuer adopted on April 27, 1999 authorizing the issuance from time to time of up to an aggregate principal amount outstanding at any time of US$600,000,000 of Notes in one or more Series and hereby confirms that the terms and conditions of the form of Notes substantially reflect the terms of said resolutions.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes or of Series thereof, as follows:

ARTICLE ONE
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.1.    Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)           the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)           all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms "cash transaction" and "self-liquidating paper", as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act; and

(3)           any reference to Articles, Sections or Exhibits, unless expressly otherwise provided herein, shall be references to Articles, Sections or Exhibits to or this Indenture.

Certain terms, used principally in Article Two, are defined in that Article.

"Additional Amounts" has the meaning set forth in Section 3.23.

"Affiliate" of any referenced Person means any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the referenced Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

"Agent" means any dealer, selling agent or similar entity named in any underwriting, subscription, distribution or similar agreement executed in connection with any issuance and sale of Notes.

"Agent Member" has the meaning set forth in Section 2.2.

"Applicable Procedure" means the applicable rules and procedures of DTC, Euroclear and Cedel, in each case to the extent applicable.

"Argentina" means the Republic of Argentina.

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"Authenticating Agent" means each person appointed pursuant to Section 5.14. to authenticate and deliver Notes and shall initially be Citibank, N.A., acting through its New York, London or Buenos Aires office.

"Bearer Note" means any Note which is payable to bearer.

"Board of Directors" means either the Directorio of the Issuer or any committee of such Directorio duly authorized to act for it in respect hereof.

"Board Resolution" means a copy of a resolution certified by the General Counsel or the Secretary of the Issuer to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

"Business Day", when used with respect to any place of payment or any other particular location referred to in this Indenture or in the Notes, means, unless otherwise specified with respect to any Notes pursuant to Section 2.4., each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that place of payment or other location are authorized or obligated by law or executive order to close.

"Cedel" means Cedel Bank, société anonyme or its successor.

"Certificated Note" means a Note issued in certificated form to a Person other than the Depositary for such Series in accordance with Section 2.10.

"CNV" means the Comisión Nacional de Valores, the Argentine National Securities Commission.

"Commission" means the US Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

"Common Depositary" means, with respect to Global Bearer Notes, the Person acting as Common Depositary for the benefit of Euroclear and Cedel.

"Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located at 111 Wall Street, 5th floor, New York, New York 10043, except that for purposes of presentation of Registered Notes for payment or registration of transfer or exchange, such term means the office or agency of the Trustee at which at any particular time the corporate agency business of the Trustee shall be conducted, which office at the date of execution of this Indenture is located at 111 Wall Street, 5th floor, New York, New York 10043.

"Corporation" means a sociedad anónima, corporation, association, company and business trust.

"coupon" or "Coupon" means any interest coupon appertaining to a Bearer Note.

"Default" means any event, which is, or after notice or passage of time or both would be, an Event of Default.

"Depositary" means The Depositary Trust Company ("DTC") or such other depositary as may be designated with respect to the securities issuable or issued in whole or in part in the form of one or more Global Notes.

"Dollar" or "US$" means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

"Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System.

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"Event of Default" means any event or condition specified as such in Article Four.

"Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

"Exchange Date" means, with respect to any Bearer Note of a Series, the date, which is the 40th day after the later of the commencement of the offering of such Series of Notes to purchasers thereof, and the Issue Date for such Series.

"Global Bearer Note" means a Temporary Global Bearer Note or a Permanent Global Bearer Note.

"Global Note" means a Note in definitive global form evidencing all or part of a Series of Notes that is deposited with DTC or another Depositary, or a nominee thereof, for credit to the respective accounts of the beneficial owners of the Notes represented thereby.

"Global Registered Note" means a Global Note which is a Registered Note and is deposited with or on behalf of DTC.

"Government Obligations" means, in relation to a Series of Notes, unless otherwise specified with respect to such Series of Notes pursuant to Section 2.4.(i) direct obligations of the government which issued the Specified Currency in which the Notes of such Series are payable, or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the government which issued the Specified Currency in which the Notes of such Series are payable, the payment of which is unconditionally guaranteed by such government, which, in either case, are full faith and credit obligations of such government payable in such Specified Currency and are not callable or redeemable at the option of the Issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest or principal of the Government Obligation evidenced by such depository receipt.

"Guarantee" means any obligation of a person to pay Indebtedness of another Person, including, without limitation: (a) an obligation to pay or purchase such Indebtedness; (b) an obligation to lend money or to purchase or subscribe shares or other securities or to purchase assets or services in order to provide funds for the payment of such Indebtedness, (c) an indemnity against the consequence of a default in the payment of such Indebtedness; or (d) any other agreement to be responsible for such Indebtedness.

"Holder", "holder of Notes" or "Noteholder" means, with respect to a Registered Note, the Person in whose name at the time such Note is registered in the Register, with respect to a Bearer Note, the bearer thereof and, with respect to any coupon, the bearer thereof.

"Indebtedness" means any obligation of any Person for borrowed money or for the deferred purchase price of property (other than any obligation for the deferred purchase price of property giving rise to a current liability) or evidenced by bonds, debentures, notes or other similar instruments.

"Indenture" means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both, and such term shall include the forms and terms of particular Notes established as contemplated hereunder.

"International Globe Note" means a Global Note, in permanent or temporary form, that is also a Registered Note or a Bearer Note offered and sold in reliance on Regulation S and deposited with or on behalf of the Common Depositary.

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"Issue Date" means, in respect of any Series of Notes, the date of the issue and purchase of such Series of Notes as shown on the face thereof and as specified in or pursuant to the relevant Board Resolution or indenture supplemental hereto with respect thereto.

"Issuer" means MetroGas, a sociedad anónima organized under the laws of the Republic of Argentina, and, subject to Section 3.18., its successors and assigns.

"Issuer Order" means a written statement, request or order of the Issuer signed in its name by any two of the chairman of the Board of Directors, the chief executive officer (the general manager) and the chief financial officer (the financial manager) of the Issuer, and delivered to the Trustee.

"Legend" means any legend printed in capital letters on the form of Note attached as an exhibit hereto other than any such legend related to tax matters.

"License" means the exclusive license, dated December 28, 1992, granted by the Argentine government in favor of MetroGas for the distribution of natural gas in the Federal Capital and a portion of the Province of Buenos Aires.

"Lien" means any mortgage, charge, pledge, lien or other encumbrance securing any obligation of any Person or any other type of preferential arrangement upon or with respect to any Property, whether now or hereafter acquired, having a similar effect, including without limitation, any equivalent of the foregoing created under the laws of Argentina or any other jurisdiction.

"Manpower Supply Agreement" means the manpower supply agreement dated November 13, 1994 between MetroGas and British Gas plc.

"Material Subsidiary" means, at any time, any Subsidiary of the Issuer having, (i) as of the end of the most recent fiscal quarter of the Issuer, total assets equal to or exceeding 8.5% of the total assets of the Issuer and its Subsidiaries on a consolidated basis, or (ii) for the most recent fiscal year of the Issuer (or, if shorter, for the period of time since the relevant corporation became a Subsidiary), net income equal to 8.5% of the net income of the Issuer and its Subsidiaries on a consolidated basis, in each case as evidenced by the most recent consolidated audited annual financial statements or, in the case of clause (i) and if more recent, interim unaudited quarterly financial statements of the Issuer delivered to the Trustee pursuant to Section 3.20.

"Maturity Date" means the date shown on the face of a Note of a Series on which such Note and the other Notes of the same Series are expressed to be repayable or on which the last installment of principal is due and payable in respect of such Note and the Notes of such Series (if the principal of such Note is repayable in installments), falling not less than thirty one days but not more than twenty eight years after the Issue Date of such Note as specified in or pursuant to the relevant Board Resolution or the indenture supplemental hereto with respect thereto.

"Negotiable Obligations Law" means Argentine Law No. 23,576, as amended.

"Note" or "Notes" has the meaning stated in the first recital of this Indenture, or, as the context may require, means Notes that have been authenticated and delivered under this Indenture.

"Offering Document" related to a Series of Notes means the prospectus, offering circular or other document (including any supplement thereto) which the Issuer has authorized to be used to offer the Notes of such Series for sale. An Offering Document related to a Series of Notes shall be deemed to be dated the date thereof or, if the Offering Document includes one or more supplements, the date of the latest of such supplement.

"Officers' Certificate" means a certificate signed by any two of the chairman of the Board of Directors, the chief executive officer (the general manager) and the chief financial officer (the finance manager) of the Issuer, and delivered to the Trustee.

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"Opinion of Counsel" means a written opinion of counsel who may be counsel for the Company and who shall be reasonably satisfactory to the Trustee.

"Outstanding", when used with respect to Notes, subject to the provisions of Section 6.4., shall mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a)           Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b)           Notes, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Issuer) or shall have been set aside, segregated and held in trust by the Issuer for the Holders of such Notes (if the Issuer shall act as its own Paying Agent), provided that if such Notes, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

(c)           Notes in substitution for which other Notes shall have been authenticated and delivered or which shall have been paid, pursuant to the terms of Section 2.8. (except any such Note as to which proof satisfactory to the Trustee is presented that such Note is held by a Person in whose hands such Note is a legal, valid and binding obligation of the Issuer).

"Paying Agent" means any Person authorized by the Issuer to pay the principal of or interest on any Notes on behalf of the Issuer.

"Payment Date" means, with respect to each Series of Notes, the date on which payment of interest and/or principal is due or any date fixed for redemption of the Notes.

"Permanent Global Bearer Note" means a single permanent Global Note in definitive bearer form, without coupons, which will be deposited with the Common Depositary for credit on or after the Exchange Date to the accounts of the beneficial owners of Bearer Notes of a Series at Euroclear or Cedel.

"Person" means any individual, corporation, limited of general partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

"Pesos" or "Ps." means Argentine Pesos.

"principal", whenever used with reference to the Notes or any Note or any portion thereof, shall be deemed to include "and premium, if any".

"Process Agent" has the meaning Set forth in Section 11.7.

"Property" means any asset, revenue or any other property, whether tangible or intangible, real or personal including, without limitation, any right to receive income.

"Qualified Institutional Buyer" or "QIB" means a qualified institutional buyer within the meaning of Rule 144A under the Securities Act.

"Record" has the meaning set forth in Section 2.9.

"Register" has the meaning set forth in Section 2.9.

"Registered Note" means any Note registered in the Register.

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"Registrar" means Citibank, N.A., acting through its New York City office, until a successor Registrar shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Registrar" shall mean successor Registrar.

"Regular Record Date" means, unless otherwise established by the applicable Board Resolution or indenture supplemental hereto, for the interest payable on any Payment Date the 15th calendar day (whether or not a Business Day) next preceding such Payment Date.

"Regulation S" means Regulation S under the Securities Act.

"Regulation S Global Note" has the meaning set forth in Section 2.2.

"related Proceeding" has the meaning set forth in Section 11.7.

"Responsible Officer" means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

"Restricted Global Note" has the meaning set forth in Section 2.2.

"Restricted Period", means, with respect to any Note of a Series sold in reliance on Regulation S, the period of 40 consecutive days beginning on and including the later of (i) the day on which such Note or Notes of a Series represented thereby are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the day on which the closing of the offering of such Note or Notes of that Series occur.

"Rule 144A" means Rule 144A under the Securities Act.

"Securities Act" means the United States Securities Act of 1933, as amended.

"Series" has the meaning set forth in the second paragraph hereof.

"Specified Currency" means Dollars or such other currency or composite currency as specified pursuant to Section 2.4.

"Stated Maturity", when used with respect to any Note or any installment of principal thereof or interest thereon, means the date specified in such Note or a coupon representing such installment of interest as the fixed date on which the principal of such Note or such installment of principal or interest is due and payable.

"Subsidiary" of any referenced Person means any other Person, a majority of the combined voting power of the total outstanding capital stock of (or, if such other Person is not a corporation, other ownership interest in) which is at the time of determination beneficially owned or held, directly or indirectly, by such referenced Person or one or more other Subsidiaries thereof. For this purpose, "voting power" means power to vote in an ordinary election of directors (or, in the case of a Person that is not a corporation, ordinarily to appoint or approve the appointment of persons holding similar positions).

"Supervisory Committee" means the Comisión Fiscalizadora of the Issuer, a committee of controllers appointed by the shareholders of the Issuer.

"Technical Assistance Agreement" means the Technical Assistance Agreement dated December 28, 1994 between MetroGas and British Gas plc.

"Technical Services Agreement" means the technical service agreement dated November 13, 1993 between MetroGas and British Gas Sudamerica S.A.

"Temporary Global Bearer Note" means a single temporary Global Note in definitive bearer form without coupons, which will be deposited with the Common Depositary for credit on the Issue Date to the account of the beneficial owners of Bearer Notes of a Series at Euroclear or Cedel.

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"Total Capitalization" means all Indebtedness of the Issuer plus the total shareholders' equity in the Issuer (including, without limitation, capital stock, preferred stock, additional paid-in capital, amounts paid up or credited as paid up, irrevocable capital contributions for the account of future issuances of stock, adjustments to capital accounts, stock premiums, legal reserves and other appropriated and unappropriated retained earnings after deducting any capital stock of the Issuer that is issued but not outstanding, but excluding, however, any fixed assets appraisal reserve) determined by reference to the same accounting policies, principles and reporting practices as are adopted in relation to the audited financial statements of the Issuer for the period ended December 31, 1994.

"Transfer Agent" means any Person authorized by the Issuer to which Registered Notes may be surrendered for transfer or exchange.

"Trustee" means the Person identified as the "Trustee" in the first paragraph hereof and, subject to the provisions of Article Five, shall also include any successor Trustee.

"Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended, or in force at the date as of which this indenture was executed, except as provided in Section 7.6.

SECTION 1.2.   Other Definitions. Other defined terms shall have the meanings assigned to them where they appear in this Indenture.

ARTICLE TWO
NOTES

SECTION 2.1.   Forms Generally. The definitive Notes of each Series and related coupons, if any, shall be in substantially the form of Exhibit D hereto, except as otherwise established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have reprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes or coupons, if any, appertaining thereto, as evidenced by their execution of such Notes or coupons. If the forms of Notes or coupons of any Series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the General Counsel or the Secretary of the Issuer and delivered to the Trustee at or prior to the delivery of the Issuer Order contemplated by Section 2.5. for the authentication and delivery of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note. In this Indenture, Notes that are not in temporary form are referred to as "definitive Notes" and Notes that are in temporary form are referred to as "temporary Notes".

The definitive Notes and any coupons shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed and subject to the prior approval of the CNV where applicable, all as determined by the member of the Board of Directors of the Issuer and member of the Supervisory Committee of the Issuer executing such Notes or coupons, as evidenced by their execution of such Notes or coupons.

The Issuer agrees to cause the Notes to comply with Article 7 of the Negotiable Obligations Law.

The Notes and coupons shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plan as the member of the Board of Directors of the Issuer and member of the Supervisory Committee of the Issuer executing the same may determine with the approval of the Trustee as evidenced by the execution and authentication thereof.

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SECTION 2.2.   Temporary Notes; Global Registered Notes; International Global Notes; Bearer Notes. (a) Temporary Notes. Until definitive Notes of a Series are prepared, the Issuer may (and, if a Board Resolution so required, the Issuer shall) execute, and there shall be authenticated and delivered in accordance with the provisions of Section 2.5. hereof (in lieu of definitive printed Notes of such Series), temporary Notes of such Series. Such temporary Notes may be in global form. Any temporary Note of a Series shall be subject to the same limitations and conditions and entitled to the same rights and benefits as a definitive Note of such Series, except as provided herein or therein. Unless otherwise provided herein or therein, temporary Notes of a Series shall be exchangeable for definitive Notes of such Series when such definitive Notes are available for delivery; and upon the surrender for exchange of temporary Notes of a Series that are so exchangeable, the Issuer shall execute and there shall be authenticated and delivered, in accordance with the provisions of Section 2.9. hereof, in exchange for such temporary Notes of a Series, a like aggregate principal amount of definitive Notes of the same Series and of like tenor. The Issuer shall pay all charges, including without limitation, stamp and other taxes and governmental charges, incident to any exchange of temporary Notes for definitive Notes. All temporary Notes shall be identified as such and shall describe the right, if any, of the Holder thereof to effect an exchange for definitive Notes and the manner in which such an exchange may be effected.

(b)           Global Registered Notes. If, as specified pursuant to Section 2.4., the Issuer issues Notes of any Series represented, in whole or in part, by a Global Registered Note that is deposited with or on behalf of the Depositary or a nominee thereof for credit to the respective accounts of the beneficial owners of the Notes represented thereby (or to such other accounts as they may direct), the provisions of this Section 2.2.(b) shall apply.

(i)           If the Issuer shall establish pursuant to Section 2.4. that Notes of a Series are to be issued in whole or in part in the form of one or more Global Registered Notes, then the Issuer shall execute and the Trustee shall authenticate and deliver in accordance with Section 2.5. one or more Global Registered Notes that (A) shall be registered in the name of the Depositary or its nominee, (B) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions and (C) shall bear legends substantially to the following effect:

"UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST."

"THIS NOTE IS A GLOBAL REGISTERED NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER. THIS GLOBAL REGISTERED NOTE MAY NOT BE EXCHANGED, IN WHOLE OR IN PART, FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF EXCEPT IN THE LIMITED CIRCUMSTANCES SET FORTH IN SECTION 2.10.(b) OF THE INDENTURE, AND MAY NOT BE TRANSFERRED, IN WHOLE OR IN PART, EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.9.(b) OF THE INDENTURE. BENEFICIAL INTERESTS IN THIS GLOBAL REGISTERED NOTE MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH SECTION 2.9.(b) OF THE INDENTURE."

(ii)           Neither any members of, or participants in, a Depositary Agent Members nor any other persons on whose behalf Agent Members may act (including Euroclear and Cedel and account holders and participants therein) shall have any rights under this Indenture with respect to any Global Registered Note registered in the name of such Depositary or any nominee, as the case may be, may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner and Holder of such Global Registered Note (including all Notes represented thereby) for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by such Depositary or such nominee, as the case may be, or impair, as between such Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such persons governing the exercise of the rights of a Holder of any Note.

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(iii)           Any Notes offered and sold in reliance on Regulation S may be issued in the form of a Global Registered Note that is registered in the name of DTC, as Depositary, or a nominee thereof, and deposited with the Trustee, at its New York office, as custodian for the Depositary, for credit to the respective accounts of beneficial owners of the Notes represented thereby (or to such other accounts as they may direct); provided that upon deposit all such accounts are maintained at or through Euroclear or Cedel. Each such Global Registered Note shall be deemed to be a Regulation S Global Note. The aggregate principal amount of each Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary therefor, as provided in Sections 2.8. and 2.9.

(iv)           Any Notes offered and sold in reliance on Rule 144A may be issued in the form of a Global Registered Note that is registered in the name of DTC, as Depositary, or a nominee thereof, and deposited with the Trustee, at its New York office, as custodian for the Depositary, for credit to the respective accounts of beneficial owners of the Notes represented thereby (or to such other accounts as they may direct). Each such Global Registered Note shall be deemed to be a Restricted Global Note. The aggregate principal amount of each Restricted Global Note. The aggregate principal amount of each Restricted Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as provided in Section 2.8. and 2.9.

(c)           International Global Notes. If, as specified pursuant to Section 2.4., the Issuer issues Notes of any Series represented, in whole or in part, by an International Global Note in permanent or temporary global form that is deposited with or on behalf of the Common Depositary for credit to the respective accounts of the beneficial owners of the Notes represented thereby (or to such other accounts as they may direct), the provisions of this Section 2.2.(c) shall apply to such Notes. All accounts of beneficial owners of International Global Notes are maintained at or through Euroclear or Cedel. Registered Notes and Bearer Notes may be issued in the form of an International Global Note.

(i)           If the Issuer shall establish pursuant to Section 2.4. that Notes of a Series are to be issued in whole or in part in the form of one or more International Global Notes, then the Issuer shall execute and the Trustee shall authenticate and deliver one or more International Global Notes that (A) if issued in registered form, shall be registered in the name of the Common Depositary or its nominee and (B) shall be delivered by the Trustee to the Common Depositary or pursuant to the Common Depositary's instructions.

(ii)           Neither any members of, or participants in, a Common Depositary, ("Member Organizations") nor any other persons on whose behalf Member Organizations may act shall have any rights under this Indenture with respect to any International Global Note registered in the name of, or held by, such Common Depositary or any nominee thereof, or under any such International Global Note, and such Common Depositary or nominee, as the case may be, may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner and Holder of such International Global Note (including all Notes represented thereby) for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer, or the Trustee from giving effect to any written certification, proxy or other authorization furnished by such Common Depositary or such nominee, as the case may be, or impair, as between such Common Depositary, its Member Organizations and any other person on whose behalf a Member Organization may act, the operation of customary practices of such persons governing the exercise of the rights of a Holder of any Note.

(d)           Bearer Notes. Unless otherwise specified pursuant to Section 2.4., this Section 2.2.(d) shall apply to all Bearer Notes issued hereunder pursuant to Section 2.4.

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(i)           Each Bearer Note shall initially be issued only in the form of one or more Temporary Global Bearer Notes, which shall be deposited with or on behalf of a Common Depositary, for credit to the respective accounts of the beneficial owners of the Notes represented thereby (or to such other accounts as they may direct), provided that all such accounts shall be maintained at or through Euroclear or Cedel. No Bearer Note shall be mailed or otherwise delivered in connection with its sale during the applicable Restricted Period to any location in the United States (including the States thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (the "United States"). A Temporary Global Bearer Note is an International Global Note. On or after the Exchange Date, a Temporary Global Bearer Note shall be exchanged for a Permanent Global Bearer Note or for definitive Bearer Notes in certificated form, as specified pursuant to Section 2.4., provided, however, that no Temporary Global Bearer Note or portion thereof may be exchanged for any definitive Note until (A) on or after the applicable Exchange Date and (B) with respect to each beneficial interest in the portion of such Temporary Global Bearer Note to be so exchanged, Euroclear or Cedel, as the case may be, has delivered to the Trustee a certificate in substantially the form of Exhibit A dated no earlier than 15 days prior to the earlier of the date on which such Bearer Note is delivered and the applicable Exchange Date.

(ii)           Upon the exchange of any portion of a Temporary Global Bearer Note for definitive certificated Bearer Notes or for a Permanent Global Bearer Note, such Temporary Global Bearer Note shall be endorsed to reflect the reduction of the principal amount evidenced thereby, whereupon its remaining principal amount shall be reduced for all purposes by the amount so exchanged. Until so exchanged in full, such Temporary Global Bearer Note shall in all respects be entitled to the same benefits under this Indenture as the definitive certificated Bearer Notes that may be authenticated and delivered hereunder in exchange therefor, except with respect to the payment of interest as described in paragraph (iii) of this Section 2.2.(d).

(iii)           No interest payable in respect of any beneficial interest in a Temporary Global Bearer Note shall be paid until the certification requirements set forth in Section 2.2.(d)(ii)(B) above have been satisfied with respect to such beneficial interest. Delivery of the certificate contemplated by Section 2.2.(b)(ii)(B) above by a Member Organization shall constitute an irrevocable instruction by such Member Organization to Euroclear or Cedel, as the case may be, to exchange, on the applicable Exchange Date, the beneficial interest covered by such certificate for such definitive Notes as such Member Organization may specify.

(iv)           Pursuant to Argentine Law No. 24,587, effective November 22, 1995, Argentine companies are no longer allowed to issue securities in bearer form. Accordingly, as long as the provisions of such law are applicable, the Issuer will only issue Notes under the Indenture in registered form.

SECTION 2.3.   Form of Trustee's Certificate of Authentication. The Trustee's certificate of authentication on all Notes shall be in substantially the following form:

This is one of the series of [Bearer] [Registered] Bites referred to in the within-mentioned Indenture.

 CITIBANK, N.A., as Trustee

 By: __ ________________
 Authorized Signatory

SECTION 2.4.    Maximum Aggregate Principal Amount of Notes; Terms of Notes. The maximum aggregate principal amount of Notes of all Series that may be authenticated and delivered from time to time under this Indenture is the remainder of (i) US$600,000,000, or its equivalent in other currencies or composite currency, minus (ii) the aggregate principal amount of Notes of all Series then Outstanding. The equivalent in Dollars of a currency or composite currency in which a Note is issued shall be determined by the Company at the time of issuance of such Note and shall not be affected by subsequent changes in exchange rates. All Notes of any one Series shall be issued at the same time. The Issuer may only increase such maximum aggregate principal amount outstanding by appropriate corporate action and upon the execution of an indenture supplemental hereto by each of the Issuer and the Trustee, and by the filing of such documents with the CNV. Such increase and such indenture supplemental hereto shall not require the consent of Holders.

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The Notes may be direct, unsecured and unconditional general obligations of the Issuer ranking pari passu without any preference among themselves and with all other present and future unsecured and unsubordinated Indebtedness of the Issuer (other than Indebtedness ranking senior thereto by statute or by operation of law) or may be secured as provided in the relevant indenture supplemental hereto. The Notes constitute legal, valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their respective terms and entitled to the benefits provided by this Indenture, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

Unless previously redeemed, each Note will have a Stated Maturity of no less than 31 days but no more than 28 years from its Issue Date, as specified on the face thereof.

There shall be established in or pursuant to a Board Resolution or one or more indentures supplemental hereto, prior to the issuance of any Series of Notes, the following terms of the Notes of such Series:

(1)           the coin or currency (including composite currency) in which the Notes of such Series shall be denominated and payable and the limit upon the aggregate principal amount of the Notes of the Series that may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of the Series);

(2)           the date or dates, or the method by which such date or dates shall be determined, on which the principal of the Notes of such Series shall be payable, which date or dates will be from 31 days to 28 years from their respective dates of issuance;

(3)           the rate or rates, if any, at which the Notes of such Series shall bear interest, or the method by which such rate or rates shall be determined, the date or dates, or the method by which such date or dates shall be determined, from which such interest shall accrue, the Payment Dates on which such interest shall be payable, the Regular Record Dates for the determination of the Holders to whom interest shall be payable if other than the 15th calendar day (whether or not a Business Day) preceding the relevant Payment Dates and the basis upon which interest shall be calculated if other than a 360-day year of twelve 30-day months;

(4)           if the amount of payments of principal of or interest, if any, on the Notes of such Series may be determined with reference to an index, formula or other method, the manner in which such amounts shall be determined;

(5)           the place or places where the principal of and any interest on the Notes of such Series shall be payable (if other than as provided in Section 3.3.) or where any Registered Note of any Series may be surrendered for registration of transfer or any Note of any Series may be surrendered for exchange;

(6)           the price or prices at which, the period or periods within which and the terms and conditions upon which the Notes of such Series may be redeemed, in whole or in part, at the option of the Issuer, pursuant to any sinking fund or otherwise;

(7)           the right, if any, of the Issuer to redeem the Notes of such Series and the obligation, if any, of the Issuer to redeem, repurchase or repay the Notes of such Series at the option of the Holder thereof and the price or prices at which, the period or periods within which and other terms and conditions upon which the Notes of such Series may or shall be redeemed, repurchased or repaid, in whole or in part, pursuant to such right or obligation;

(8)           any deletions from, modifications of or additions to the Events of Default or covenants of the Issuer with respect to Notes of such Series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

(9)           any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Notes of such Series;

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(10)           the form and title of the Notes of such Series;

(11)           whether Notes of the Series are to be issuable as Registered Notes, Bearer Notes (with or without coupons) or both, any restrictions applicable to the offer, sale or delivery of Bearer Notes and the terms upon which Bearer Notes of the Series may be exchanged for Registered Notes of the Series and vice versa (if permitted by applicable laws and regulations), whether any Notes of the Series are to be issuable initially in temporary global form and whether any Notes of the Series are to be issuable in permanent global form, with or without coupons, and, if so, whether beneficial owners of interests in any such permanent Global Note may exchange such interests for Notes of such Series in certificated form and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 2.9. and, if any Notes of the Series are to be issuable as a Global Note, the identity of the Depositary for such Series;

(12)           the date as of which any Bearer Notes of such Series and any temporary Global Note representing Outstanding Notes of such Series shall be dated if other than the date of original issuance of the first Note of the Series to be issued;

(13)           if other than denominations of US$10,000 or an integral multiple of US$1,000 above such amount, the denominations in which any Registered Notes of the Series shall be issuable and, if other than the denomination of US$10,000, the denomination or denominations in which any Bearer Notes of the Series shall be issuable; and

(14)           any other terms of the Notes of such Series (which terms shall not be inconsistent with the provisions of this Indenture, including the determination of jurisdiction or applicable law for such Series, if this is required for the placement of the relevant Notes.

SECTION 2.5.  Authentication and Delivery of Notes. At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes of any Series, together with any coupon appertaining thereto, executed by the Issuer pursuant to Section 2.6., to the Trustee for authentication together with the applicable documents referred to below in this Section 2.5., and the Trustee shall thereafter authenticate and deliver such Notes to or upon the order of the Issuer (specified in the Issuer Order referred to below in this Section 2.5.) or pursuant to such procedures acceptable to the Trustee as may be specified from time to time by an Issuer Order. The Issuer Order to be delivered by the Issuer may be transmitted via facsimile (with the original to be subsequently delivered by mail) and may provide instructions or provide for further instructions from the Issuer, as to the form and terms of such Notes. In authenticating such Notes and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall be entitled to receive and (subject to TIA Sections 315(a) through 315(d)) shall be fully protected in relying upon:

(1)           an Issuer Order requesting such authentication setting forth instructions as to delivery (if the Notes are not to be delivered to the Issuer) and completion of any terms not set forth in such Notes as executed by the Issuer or setting forth procedures acceptable to the Trustee as to such completion and delivery;

(2)           any resolutions of the Board of Directors or executed supplemental indenture referred to in Sections 2.1. and 2.4. by or pursuant to which the forms and terms of such Notes were established;

(3)           to the extent the forms and terms of such Notes are determined pursuant to (and are not set forth in) resolutions of the Board of Directors or supplemental indentures pursuant to Sections 2.1. and 2.4. and Officers' Certificate either setting forth the form or forms and terms of the Notes and related coupons, if any, and describing the actions taken to establish such form or forms and terms or showing the authority to establish such form or forms and terms by Issuer Order or procedures specified therein; and

(4)           an Opinion of Counsel, prepared in accordance with Section 11.5., which shall state (a) that the form or forms and terms of such Notes and related coupons, if any, have been or will, when established in compliance with procedures therein described, be duly authorized and established in conformity with the provisions of this Indenture; and (b) that such Notes, together with any coupons appertaining thereto, when authenticated and delivered by the Trustee and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute the legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with and subject to such matters as counsel may therein specify.

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Notwithstanding the provisions of Section 2.1. and of this Section 2.5., if not all the Notes of any Series are to be issued at one time, it shall not be necessary to deliver the Officers' Certificate otherwise required pursuant to (3) above or the Issuer Order and Opinion of Counsel otherwise required pursuant to this Section 2.5. prior to or at the time of issuance of each Note, but such documents shall be delivered prior to or at the time of issuance of the first Note of such Series.

The Trustee shall have the right to decline to authenticate and deliver any Notes under this Section if the Trustee, (x) being advised by counsel, and after having consulted with counsel to the Issuer, determines that such action may not lawfully be taken by the Issuer, (y) acting in good faith through its Board of Directors or a committee of its directors or a Responsible Officer shall determine that such action would expose the Trustee to personal liability to existing Holders or (z) determines that such action will affect its rights, duties, obligations or immunities hereunder in a manner not reasonably acceptable to it.

SECTION 2.6.  Execution of Notes. The Notes shall be executed on behalf of the Issuer by each of (a) a member of its Board of Directors and (b) a member of its Supervisory Committee. Such signatures may, in accordance with applicable laws and regulations, be manual or facsimile signatures. Typographical and other minor error or defects in any such signature shall not affect the validity or enforceability of any Note that has been duly authenticated and delivered by the Trustee.

In case any member of the Board of Directors or the Supervisory Committee who shall have signed any of the Notes shall cease to be such member before the Note so signed shall be authenticated and delivered by the Trustee or disposed of by or on behalf of the Issuer, such Note nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Note had not ceased to be such member.

SECTION 2.7.  Certificate of Authentication. No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory of the Trustee, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Note to the Trustee for cancellation as provided in Section 2.11. together with a written statement (which need not comply with Section 11.5. and need not be accompanied by an Opinion of Counsel) stating that such Note has never been issued and sold by the Issuer, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

SECTION 2.8.   Payment of Principal and Interest; Principal and Interest Rights Preserved. All payments of principal of and interest on the Notes of any Series shall be allocated on a pro rata basis among all Notes of such Series Outstanding, without preference or priority of any kind among the Notes of such Series. Unless otherwise specified pursuant to Section 2.4., the following provisions shall apply.

(a)           Payment of principal of and interest (which term includes any Additional Amounts, unless the context otherwise requires) on any Payment Date (except for payment at maturity) with respect to any Registered Note of each Series shall be made to the Person in whose name such Note is registered on the Regular Record Date immediately preceding such Payment Date by Dollar check drawn on a bank in The City of New York and mailed to the Person entitled thereto at such Person's address as it appears in the Register, or, in the case of a Holder of at least US$1,000,000 aggregate principal amount of Notes of a Series, by wire transfer to a Dollar account maintained by the payee with a bank in the United States or Argentina provided that the Holder so elects by giving written notice to such effect designating such account which is received by the Trustee as a Paying Agent no later than the Regular Record Date immediately preceding such Payment Date. Unless revoked in writing, any such designation made by such Holder with respect to such Notes shall remain in effect with respect to any future payments with respect to such Notes payable to such Holder. The Issuer shall pay any reasonable administrative costs in connection with making any such payments. Payments of principal and interest at maturity in respect of any Registered Note of each Series (whether upon redemption, acceleration or the Maturity Date) will be made only against presentation and surrender of such Note at the Corporate Trust Office and, subject to any fiscal or other laws and regulations applicable thereto, at the specified offices of any other Paying Agent appointed by the Issuer.

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(b)           Subject to applicable laws and regulations, any installment of principal of and interest (which term includes any Additional Amounts, unless the context otherwise requires) on a Permanent Global Bearer Note of each Series or certificated Bearer Notes of each Series will be payable on each Payment Date (except for payment at maturity) against presentation to and endorsement of such Permanent Global Bearer Note by the Common Depositary or presentation of the relevant coupons and, in the case of final interest and principal payments (whether upon redemption, acceleration or on the Maturity Date), the surrender of the Permanent Global Bearer Note or the certificated Bearer Notes at the office of a Paying Agent located outside the United States as the Issuer may appoint for the purpose. A record of each payment made on a Permanent Global Bearer Note of a Series, distinguishing between any payment of principal and any payment of interest, will be made on such Permanent Global Bearer Note by the Paying Agent to which such Permanent Global Bearer Note is presented for the purpose of making such payment, and such record shall be prima facie evidence that the payment in question has been made.

(c)           Any payment in respect of a Bearer Note will be made by check (or, if such Bearer Note is a Global Bearer Note, by transfer to an account maintained by the Holder thereof). No payment will be made in respect of the Bearer Notes at an office or agency of the Issuer in the United States and no check in payment thereof which is mailed shall be mailed to an address in the United States, nor shall any transfer made in lieu of payment by check be made to an account maintained by the payee with a bank in the United States. Notwithstanding the foregoing, such payments may be made at an office or agency located in the United States if payment of the full amount so payable at each office of each Paying Agent and each other office outside the United States appointed and maintained for the purpose pursuant to the Indenture is illegal or is effectively precluded because of the imposition of exchange controls or similar restrictions on the full payment or receipt of such amounts in Dollars.

(d)           Unless otherwise specified pursuant to Section 2.4., in the event of any foreign exchange restriction or prohibition in Argentina, any and all payments in respect of the Notes shall be made, to the extent permitted by such restriction or prohibition, in Dollars through (i) the sale of Bonex or of any other public or private bond issued in Dollars in Argentina or (ii) any other legal mechanism for the acquisition of Dollars in any exchange market. All costs, including any taxes, relative to such operations to obtain Dollars shall be borne by the Issuer. The Trustee shall have no obligation under this paragraph to acquire Dollars in the event of any foreign exchange restriction or prohibition in Argentina.

(e)           Unless otherwise specified pursuant to Section 2.4., if the date for payment on any amount in respect of any Note is not a Business Day at any place of payment, the Holder thereof shall not be entitled to payment until the next following Business Day in the relevant place and shall not be entitled to further interest or other payment in respect of such delay.

(f)           All reductions in the principal amount of a Note (or one or more predecessor Notes) effected by partial payments or installments of principal made on any Payment Date shall be binding upon all Holders of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note.

(g)           In case a Bearer Note of any Series is surrendered in exchange for a Registered Note of such Series after the close of business (at an office or agency of one of the Paying Agents for such Series) on any Regular Record Date and before the opening of business (at such office or agency) on the next succeeding Payment Date, such Bearer Note shall be surrendered without the coupon relating to such Payment Date and interest will not be payable on such Payment Date in respect of the Registered Note issued in exchange for such Bearer Note, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

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(h)           Any interest on any Note of any Series that is payable but is not punctually paid or duly provided for on any Payment Date for such Series (herein called "Defaulted Interest") shall, if such Note is a Registered Note, forthwith cease to be payable to the Registered Holder on the relevant Regular Record Date by virtue of his having been such a Registered Holder, and such Defaulted Interest may be paid by the Issuer at its election in each case, as provided in clause (1) or (2) below:

(1)           The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names such Registered Notes are registered at the close of business on a Special Record Date (the "Special Record Date") for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Registered Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such Special Record Date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of first-class postage prepaid, to the Holders of such Registered Notes at their addresses as they appear in the Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Registered Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2)           The Issuer may make payment of any Defaulted Interest on any Registered Note in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Registered Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee, of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee in its sole discretion.

(i)           Any Defaulted Interest payable in respect of Bearer Notes shall be payable pursuant to such procedures as may be satisfactory to the Trustee in its sole discretion in such manner that there is no discrimination between the Holders of Registered Notes (if any) and Bearer Notes, and notice of the payment date therefor shall be given by the Trustee, in the name and at the expense of the Issuer, in the manner provided in Section 11.4. not more than 25 days and not less than 20 days prior to the date of the proposed payment.

(j)           Subject to the foregoing provisions of this Section 2.8., each Note delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Note.

SECTION 2.9.   Registration, Transfer and Exchange of Notes. (a) The Trustee will keep books for the exchange and registration of transfer of Registered Notes at its Corporate Trust Office. The Issuer may appoint one or more co-registrars. Promptly after any such appointment, the Issuer shall give, at its expense, notice thereof to the Holders as specified in Section 11.4. and to the CNV. The Trustee will keep a record of all Registered Notes (the "Register") at the Corporate Trust Office. The Register will show the principal amount of the Registered Notes, the date of issue, all subsequent transfers and changes of ownership in respect thereof and the names, tax identification numbers (if relevant to a specific Holder) and addresses of the Holders of the Registered Notes and any payment instructions with respect thereto (if different from a Holder's registered address). The Trustee will also maintain a record (the "Record") that will include notations as to whether the Notes have been paid or cancelled, and, in the case of mutilated, destroyed, stolen or lost Notes, whether such Notes have been replaced. In the case of the replacement of any of the Notes, the Record will include notations of the Note so replaced, and the Note issued in replacement thereof. In the case of the cancellation of any of the Notes, the Record will include notations of the Note so cancelled and the date on which such Note was cancelled. Each Transfer Agent shall notify the Trustee and the Registrar of any transfers or exchanges of Registered Notes effected by it. The Trustee shall at all reasonable times during office hours make the Register and the Record available to the Issuer or any Person authorized by the Issuer in writing for inspection and for the taking of copies thereof or extracts therefrom, and at the expense and direction of the Issuer the Trustee shall deliver to such Persons all lists of Holders of Registered Notes, their addresses and amounts of such holdings as they may request.

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The Register and the Record shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time.

As long as it is required by Argentine law or by the CNV, the Trustee's representative in Argentina will keep a duplicate of the Register and the Record in the Spanish language in Argentina.

(b)           Transfers of Global Registered Notes. Notwithstanding any other provision of this Indenture or the Notes of any Series, transfers of a Global Registered Note, and transfers of interests therein of the kind described in clauses (ii) and (iii) below, shall be made only in accordance with this Section 2.9.(b), and all transfers of an interest in any Regulation S Global Note shall comply with Section 2.9.(b)(v) below.

(i)            Limitation on Transfer of Global Registered Notes. A Global Registered Note may not be transferred to any Person other than the Depositary or a nominee thereof, and no such transfer to any such other person may be registered, provided that this clause (i) shall not prohibit any transfer of a Note that is issued in exchange for a Global Registered Note but is not itself a Global Registered Note. Nothing in this Section 2.9.(b)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Registered Note effected in accordance with the other provisions of this Section 2.9.(b).

(ii)           Restricted Global Note to Regulation S Global Note. If the Holder of a beneficial interest in any Restricted Global Note wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Note of the same Series, such transfer may be effected, subject to the Applicable Procedures and only in accordance with the provisions of this Section 2.9.(b)(ii). Upon receipt by the Trustee, as Transfer Agent, at its office in the City of New York of (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Trustee to credit or cause to be credited to a specified Agent Member's account a beneficial interest in such Regulation S Global Note in a principal amount equal to that of the beneficial interest in such Restricted Global Note to be so transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member (and the Euroclear or Cedel account, as the case may be, for which such Agent Member's account is held) to be credited with, and the account of the Agent Member to be debited for, such beneficial interest, and (3) a certificate in substantially the form of Exhibit B given by the Holder of such beneficial interest, the Trustee shall instruct the Depositary therefor to reduce the principal amount of such Restricted Global Note, and to increase the principal amount of such Regulation S Global Note (and, if so contemplated by such Note, an appropriate notation made on each such Note), by the principal amount of the beneficial interest in such Restricted Global Note to be so transferred, and to credit or cause to be credited to the account of the person specified in such instructions (which shall be the Agent Member for Euroclear or Cedel or both, as the case may be) a beneficial interest in such Regulation S Global Note having a principal amount equal to the amount by which the principal amount of such Restricted Global Note was reduced upon such transfer.

(iii)           Regulation S Global Note to Restricted Global Note. If the Holder of a beneficial interest in any Regulation S Global Note wishes at any time to transfer such interest to a person who must or wishes to take delivery thereof in the form of a beneficial interest in a Restricted Global Note of the same Series, such transfer may be effected, subject to the Applicable Procedures and only in accordance with this Section 2.9.(b)(iii). Upon receipt by the Trustee, as Transfer Agent, at its office in The City of New York of (1) written instructions given in accordance with the Applicable Procedures from an Agent Member, directing the Trustee to credit or cause to be credited to a specified Agent Member's account a beneficial interest in such Restricted Global Note in a principal amount equal to that of the beneficial interest in such Regulation S Global Note to be so transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member to be credited with, and the account of the Agent Member (or, if such account is held for Euroclear or Cedel, the Euroclear or Cedel account, as the case may be) to be debited for, such beneficial interest, and (3) a certificate substantially in the form of Exhibit C given by the Holder of such beneficial interest, the Trustee, as Transfer Agent, shall instruct the Depositary therefor to reduce the principal amount of such Regulation S Global Note, as the case may be, and to increase the principal amount of such Restricted Global Note (and, if so contemplated by such Note, an appropriate notation made on each such Note), by the principal amount of the beneficial interest in such Regulation S Global Note to be so transferred, and to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in such Restricted Global Note having a principal amount equal to the amount by which the principal amount of such Regulation S Global Note was reduced upon such transfer.

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(iv)           Other Exchanges. In the event that a Global Registered Note or any portion thereof is exchanged for Notes that are not Global Registered Notes, such other Notes may in turn be exchanged for Notes of the same Series that are not Global Registered Notes, or for beneficial interests in a Global Registered Note of the same Series (if any is then Outstanding), only in accordance with such procedures, which shall be substantially consistent with the provisions of clauses (i) through (iii) above (including the certification requirements intended to ensure that transfers of beneficial interests in such Global Registered Note comply with Rule 144A or Regulation S under the Securities Act, as the case may be), as may be from time to time adopted by the Issuer and the Trustee, and any Applicable Procedures.

(v)            Interest in Regulation S Global Note to be held Through Euroclear or Cedel. Until the termination of the Restricted Period with respect to any Regulation S Global Note, beneficial interests therein may be held only through Agent Members acting for and on behalf of Euroclear and Cedel; provided that this clause (v) shall not prohibit any transfer in accordance with Section 2.9.(b)(iii).

(vi)           International Global Notes. The procedures for transfer of beneficial interests in Regulation S Global Notes and Restricted Global Notes set forth in this Section 2.9. shall, if so established pursuant to the applicable Board Resolution, apply to such International Global Note, with such modification as may be necessary to reflect the involvement of the Common Depositary and similar matters, all as may be established pursuant to the applicable Board Resolution, subject in all cases to the provisions hereof regarding exchanges and deliveries of Bearer Notes.

(c)           Successive Transfers and Exchanges. Successive registrations of transfer and exchange of Notes of any Series as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Register with respect to such Series. No service charge shall be made for any registration of transfer or exchange of Notes, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith and any other amounts required to be paid by the provisions of the Notes.

Upon surrender for registration of transfer of any Registered Note of any Series at any office or agency of the Issuer in a place of payment for that Series, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Notes of the same Series, of any authorized denominations and of a like aggregate principal amount, bearing a number not contemporaneously outstanding and containing identical terms and provisions.

At the option of the Holder, Registered Notes of any Series may be exchanged for other Registered Notes of the same Series, of any authorized denomination or denominations and of a like aggregate principal amount, containing identical terms and provisions, upon surrender of the Registered Notes to be exchanged at any such office or agency. Whenever any Registered notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Registered Notes, which the Holder making the exchange is entitled to receive. Unless otherwise specified with respect to any Series of Notes as contemplated by Section 2.4., Bearer Notes may not be issued in exchange for Registered Notes.

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(d)           Legends. If any Note is issued upon the transfer, exchange or replacement of another Note that does not bear a Legend, the Note so issued shall not bear the Legend. If any Note is issued upon the transfer, exchange or replacement of another Note bearing the Legend, or if a request is made to remove a Legend on any Note, the Note so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Issuer such satisfactory evidence, which may include an Opinion of Counsel, as may be reasonably required by the Issuer, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act or that such Notes are not "restricted notes" within the meaning of Rule 144 under the Securities Act. Upon provision of such satisfactory evidence, the Trustee, at the direction of the Issuer, shall authenticate and deliver a Note that does not bear the Legend. The Issuer agrees to indemnify the Trustee for, and to hold it harmless against, any loss, damages, claim, liability or expense, including the fees and expenses of counsel, reasonably incurred, arising out of or in connection with actions taken or omitted by the Trustee in respect of Notes issued by the Issuer in reliance upon such Opinion of Counsel and the delivery of a Note that does not bear a Legend.

SECTION 2.10.  Exchange of Notes. (a) Bearer and Registered Notes. All Bearer Notes of a Series (other than Bearer Notes in global form) surrendered for exchange for other Notes of such Series shall have attached thereto all unmatured coupons appertaining thereto. Unless otherwise provided pursuant to Section 2.4., Bearer Notes shall be dated the date of initial issuance of Notes of such Series. Each Note authenticated and delivered upon any transfer or exchange for or in lieu of the whole or any part of any Note shall carry all the rights, if any, to interest accrued and unpaid and to accrue which were carried by the whole or such part of such Note. Each new Note, if a Registered Note, shall be so dated, and, if a Bearer Note not in global form, shall have attached thereto such coupons, so that neither gain nor loss of interest shall result from such transfer or exchange.

If (but only if) permitted by the applicable Board Resolution and set forth in the applicable Officers' Certificate, or in any indenture supplemental hereto, delivered as contemplated by Section 2.4., at the option of the Holder, Bearer Notes of any Series may be exchanged for Registered Notes of the same Series of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Bearer Notes to be exchanged at any office or agency of the Issuer for such purpose, located outside the United States, with all unmatured coupons and all matured coupons in default thereto appertaining. If the Holder of a Bearer Note is unable to produce any such unmatured coupon or coupons or matured coupon or coupons in default, any such permitted exchange may be effected if the Bearer Notes are accompanied by payment in funds acceptable to the Issuer in an amount equal to the face amount of such missing coupon or coupons, or the surrender of such missing coupon or coupons may be waived by the Issuer and the Trustee if there is furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Note shall surrender to any Paying Agent any such missing coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in the form of Note, interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside the United States. Notwithstanding the foregoing, in case a Bearer Note of any Series is surrendered at any such office or agency in a permitted exchange for a Registered Note of the same Series and like tenor after the close of business at such office or agency on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Note shall be surrendered without the coupon relating to such Payment Date or proposed date for payment, as the case may be, and interest or Defaulted Interest, as the case may be, will not be payable on such Payment Date or proposed date for payment, as the case may be, in respect of the Registered Note issued in exchange for such Bearer Note, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

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Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Notes, which the Holder making the exchange is entitled to receive.

(b)           Global Registered Notes. (i) Unless otherwise provided pursuant to Section 2.4., a Global Registered Note shall not be exchanged in whole or in part for a Note registered in the name of any person other than DTC or one or more nominees thereof; provided that a Global Registered Note may be exchanged in whole and not in part for Notes of the same Series registered in the names of any person designated by DTC in the event that (x) such Depositary has notified the Issuer or the Trustee that it is unwilling or unable to continue as Depositary for such Global Registered Note or such Depositary has ceased to be a "clearing agency" registered under the Exchange Act at a time when it is required to be, and a successor depositary is not appointed by the Issuer within 90 days after receiving such notice or becoming aware that the Depositary is no longer so registered or (y) the Issuer, at its option, elects to terminate the book-entry system through the Depositary, with respect to Registered Notes in global form or (z) an Event of Default (as defined in such Note) with respect to such Note, shall have occurred and be continuing and Agent Members owning more than 25% of the aggregate principal amount of the Notes represented by such Global Registered Note shall have advised the Trustee through the Depositary in writing that the continuation of a book-entry system through such Depositary (or a successor thereof) with respect to such Global Registered Note is no longer required. The Trustee shall immediately notify the Issuer of such event. Unless registered in the name of a Person other than the applicable Depositary or its nominee, any Note issued in exchange for a Global Registered Note shall be a Global Registered Note.

(ii)           Within 150 days from the occurrence of the event described in (x) above, within 60 days of the occurrence of the event described in (y) above, and within 60 days of the notice by the Trustee of the event described in (z) above, Notes issued in exchange for a Global Registered Note shall be issued by the Issuer in certificated, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Registered Note to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the Legends borne by such Global Registered Note unless such Legends have been removed in accordance with the provisions of Section 2.9.(d). Any Global Registered Note to be exchanged shall be surrendered by the Depositary therefor to the Transfer Agent located in the Borough of Manhattan, The City of New York, to be so exchanged. Upon any such surrender, the Trustee shall authenticate and deliver the Notes issuable on such exchange to or upon the order of the Depositary therefor or an authorized representative thereof.

(c)           International Global Notes. (i) Unless otherwise provided pursuant to Section 2.4., an International Global Note that is also a Registered Note or a Permanent Global Bearer Note shall not be exchanged for individual certificated Notes; provided that such International Global Notes may be exchanged in whole but not in part for certificated Notes of the same Series in the event that (A) Euroclear or Cedel is closed for business for a continuous period of 14 days (other than by reason of legal holidays), or either Euroclear or Cedel announces an intention to do so, or to cease to hold through their common depositary, with respect to such International Global Note shall have occurred and be continuing and Agent Members in Euroclear or Cedel, as the case may be, owning more than 25% of the aggregate principal amount of the Notes represented by such International Global Note advise the Trustee through Euroclear and Cedel in writing that the continuation of such book-entry system is no longer required. Any International Global Note to be so exchanged shall be surrendered to the Trustee for exchange. Any International Note that is also a Temporary Global Bearer Note shall be mandatory exchanged as provided in Section 2.2.(d)(ii).

(ii)           Within 60 days from the occurrence of one of the event described in clause (i) above, the Issuer shall issue or cause to be issued certificated Notes of such Series having an aggregate principal amount equal to that of the International Global Note being exchanged. Upon any such surrender, the Trustee shall authenticate and deliver, in exchange for such International Global Note to be exchanged and without charge to the Holders, certificated Notes of the same Series of authorized denominations and of like tenor as such portion, having an aggregate principal amount equal to that of the International Global Note being exchanged, in such combination thereof as shall be communicated to the Trustee by Euroclear or Cedel, and, if in registered form, registered in such name as may be so communicated to the Trustee.

SECTION 2.11.  Mutilated, Destroyed, Stolen and Lost Notes; Cancellation and Destruction of Notes. (a) If any mutilated Note or a Note with a mutilated coupon appertaining to it is surrendered to the trustee, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of the same Series and principal amount and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to the surrendered Note, or, in case any such Mutilated Note or coupon has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, with coupons corresponding to the coupons, if any, appertaining to the surrendered Note, pay such Note or coupon.

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If there shall be delivered to the Issuer and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Registered Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuer or the Trustee that such Note has been acquired by a bona fide purchaser, the Issuer shall execute and upon Issuer Order the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding, or, in case any such destroyed, lost or stolen Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note.

If any Bearer Note or coupon shall at any time be lost, stolen or destroyed in such a way as to become unidentifiable, the applicant seeking replacement of the Bearer Note or coupon must execute a notarized certificate providing, among other things, the identity of the applicant, a description of the Bearer Note or coupon, the manner in which the Bearer Note or coupon was acquired and, if possible, the date of acquisition, the date when the last payment was collected and, if lost or stolen, how such loss or theft took place. The applicant must provide such certificate to the Issuer within 24 hours of its execution. The Issuer shall promptly (within one Business Day of receipt thereof) provide notice thereof to the Trustee. Such notification to the Issuer shall serve to suspend any rights under the original Bearer Note or coupon by any other claimant. The Issuer shall publicize notice of such certification in two widely circulated newspapers in Buenos Aires for two consecutive days. Any payments due on such Bearer Note or coupon shall be deposited in an account maintained for the purpose by the Trustee in a bank located in the jurisdiction where the Issuer is domiciled as designated by the Issuer and will be made available to the applicant (net of any expenses associated with publication of notice of such Bearer Note or coupon) on the first Payment Date in respect of such Bearer Note or coupon occurring after the expiration of one year from the date of the certification; provided that, if no Notes of the same Series as such Bearer Note are Outstanding, such payments may be made on a date other than a Payment Date.

(b)           All Notes surrendered for payment or exchange shall be delivered to the Trustee. The Trustee shall cancel and destroy all such Notes surrendered for payment or exchange, in accordance with its security destruction policy, and shall deliver a certificate of destruction to the Issuer.

(c)           Upon the issuance of any substitute Note, the Holder of such Note, if so requested by the Issuer, will pay a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the of the Trustee) connected with the preparation and issuance of the substitute Note.

(d)           Every new Note of any Series with its coupons, if any, issued pursuant to this Section in lieu of any destroyed, lost or stolen Note or in exchange for a Note to which a destroyed, lost or stolen coupon appertains, shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note and its coupons, if any, or the destroyed, lost or stolen coupon shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes of that Series and their coupons, if any, duly issued hereunder.

SECTION 2.12.   Purchaser and Cancellation. The Issuer may at any time purchase Notes in the open market or on exchange or by tender or by private agreement at any price. Any Note so purchased by the Issuer may be held for the account of the Issuer or cancelled.

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ARTICLE THREE
COVENANTS OF THE ISSUER

For so long as any Notes of any Series remain outstanding or any amount remains unpaid on any of such Notes, the Issuer will, and will cause each of its Subsidiaries to, comply with the terms and covenants set forth below (except as otherwise provided in a Board Resolution duly amending this Indenture as provided herein or an indenture supplemental hereto related thereto).

SECTION 3.1.    Payment of Principal and Interest. The Issuer will duly and punctually pay the principal of and interest and Additional Amounts, if any, on the Notes of such Series in accordance with the terms of the Notes of such Series and this Indenture.

SECTION 3.2.    Maintain Governmental Approvals. The Issuer will duly obtain and maintain in full force and effect all governmental approvals, consents or licenses which are necessary under the laws of Argentina for the execution, delivery and performance of the Indenture, the Notes of such Series and any purchase or placement agreement relating thereto by the Issuer or for the validity or enforceability thereof.

SECTION 3.3.    Maintenance of Office or Agency. The Issuer will maintain (1) in respect of each Series of Registered Notes, in the Borough of Manhattan, City of New York, and in respect of each Series of Bearer Notes, in London, England, an office or agency of a Paying Agent where the Notes of such Series may be paid and notices and demands to or upon the Issuer in respect of the Notes of such Series may be paid and notices and demands to or upon the Issuer in respect of the Notes of such Series and this Indenture may be served and, in respect of each Series of Registered Notes, an office or agency of a Transfer Agent where Notes of such Series may be surrendered for registration of transfer and exchange, and (2) so long as it is required under Argentine law or by the CNV, an office or agency of a Paying Agent and a Transfer Agent for such purposes in Buenos Aires, Argentina. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any required office or agency or shall fail to furnish the Trustee with the address thereof, all presentations, surrenders, notices and demands may be served at the Corporate Trust Office, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

SECTION 3.4.    Corporate Existence. The Issuer will (i) maintain in effect its corporate existence except as otherwise permitted by Section 3.17. and (ii) take all reasonable actions to maintain all rights, privileges, titles to property, franchises and the like necessary or desirable in the normal conduct of its business, activities or operations.

SECTION 3.5.    Compliance with Laws, Rules and Regulations. The Issuer will, and will cause each of its Material Subsidiaries to, comply with all applicable laws, rules, regulations, orders and directives of any Governmental Agency (hereinafter defined) having jurisdiction over the business of the Issuer or such Material Subsidiary, as the case may be, and all covenants and other obligations contained in any agreements to which the Issuer or such Material Subsidiary, as the case may be, is a party, except where the failure so to comply would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, operations, business affairs or business prospects of the Issuer and its Subsidiaries taken as a whole and except to the extent any such law, rule, regulation, order, directive, covenant or obligation is contested in good faith and, if appropriate, by appropriate legal proceedings. As used herein, the term "Governmental Agency" shall mean any public legal entity or public agency of Argentina, whether created by federal, provincial or local government, or any other legal entity now existing or hereafter created, or now or hereafter owned or controlled, directly or indirectly, by any public legal entity or public agency of Argentina.

SECTION 3.6.    Maintenance of Properties. The Issuer will, and will cause each of its Material Subsidiaries to, cause all tangible Properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order, normal wear and tear excepted, and will cause, and will cause each of its Material Subsidiaries to cause, to be made all necessary repairs, renewals, replacements and improvements thereof, all as in the judgment of the Issuer shall be necessary properly to conduct at all times the business carried on in connection therewith; provided, however, that nothing shall prevent the Issuer or any Material Subsidiary from discontinuing the operation or maintenance of any of such Properties if such discontinuance is, as determined by the Board of Directors or the appropriate officers of the Issuer or such Material Subsidiary in good faith, desirable in the conduct of the business of the Issuer and its Subsidiaries taken as a whole and not adverse in any material respect to the Holders.

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SECTION 3.7.    Payments of Taxes and Other Claims. The Issuer will, and will cause each of its Material Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Issuer or such Material Subsidiary, as the case may be, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the Property of the Issuer or such Material Subsidiary, as the case may be; provided, however, that neither the Issuer or such Material Subsidiary will be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claims whose amount, applicability or validity is being contested in good faith and, if appropriate, by appropriate legal proceedings or whose amounts in the aggregate do not exceed US$15.0 million (or its equivalent in other currencies, each such equivalent to be determined at the time the relevant tax, assessment or charge arose and not to be affected by subsequent changes in exchange rates).

SECTION 3.8.    Maintenance of Insurance. The Issuer will, and will cause each of its Material Subsidiaries to, keep at all times all of its Properties which are of an insurable nature insured against loss or damage with insurers believed by the Issuer or such Material Subsidiary, as the case may be, to be responsible to the extent that Property of similar characteristics is usually so insured by corporations similarly situated and owning like Properties in accordance with good business practice.

SECTION 3.9.    Limitation on Consolidated Indebtedness as Percentage of Total Capitalization. The Issuer shall maintain a ratio of its consolidated Indebtedness to Total Capitalization not greater than 0.60 to 1.0 as evidenced by the most recent consolidated audited annual financial statements or (if more recent) interim unaudited quarterly financial statements of the Issuer delivered to the Trustee pursuant to Section 3.20.

SECTION 3.10.  Transactions with Affiliates. The Issuer shall not, and shall not permit any of its Material Subsidiaries to, enter into or carry out (or agree to enter into or carry out) any transaction or arrangement with any Affiliate, except for (i) the Technical Assistance Agreement, the Technical Services Agreement and the Manpower Supply Agreement, or (ii) any transaction or arrangement entered into or carried out on terms no less favorable to the Issuer or such Material Subsidiary than those which could have been obtained on an arm's-length basis with a Person that is not an Affiliate.

SECTION 3.11.  Negative Pledge. The Issuer will not, and will not permit any of its Subsidiaries to, create or suffer to exist any Lien upon the whole or any part of its Property to secure (i) any of its Indebtedness, (ii) any of its Guarantees, or (iii) the Indebtedness or Guarantees of any other Person, except for any Lien:

(A)           created or arising over any Property which is acquired, constructed or created by the Issuer or any of its Subsidiaries but only if (1) such Lien secures only principal amounts (not exceeding the cost of such acquisition, construction or creation) raised for the purposes of such acquisition, construction or creation, together with any costs, expenses, interest and fees incurred in relation thereto or a Guarantee given in respect thereof, (2) such Lien is created or arises on or before 90 days after the completion of such acquisition, construction or creation and (3) such Lien is confined solely to the Property so acquired, constructed or created;

(B)           over any Property owned by a corporation or other Person, which Lien exists at the time such corporation or other Person becomes a Subsidiary of the Issuer, which Lien was not (or is not) created in connection with such corporation or other Person becoming such a Subsidiary;

(C)           over any Property at the time of the acquisition of such Property by the Issuer or any of its Subsidiaries, which Lien was not created in connection with such acquisition;

(D)           described in paragraph (A), (B) or (C) above and renewed or extended upon the renewal, extension, refinancing or replacement of the Indebtedness or Guarantees secured thereby, provided that there is no increase in the principal amount of the Indebtedness or of the Indebtedness guaranteed by the Guarantee secured thereby over the original principal amount thereof or guaranteed thereby;

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(E)           arising solely by operation of law;

(F)           in existence on the date of this Indenture;

(G)           over any Property of the Issuer or any Subsidiary, provided that the Property securing such Indebtedness together with the other Property securing any Indebtedness under this subparagraph (G) do not exceed 25% of the total assets of the Issuer and its Subsidiaries on a consolidated basis as reported in the consolidated financial statements contained in, and forming part of, the most recent audited financial statements of the Issuer prepared in accordance with Argentine GAAP;

(H)           (i) on deposits to secure, or any Lien otherwise securing the performance of bids, trade contracts, leases, statutory obligations, surety bonds, appeal bonds, performance bonds and other obligations of like nature incurred in the ordinary course of business, or (ii) securing the performance of bids or proposals for the acquisition of Property by the Issuer;

(I)           on any Property that secures Indebtedness incurred for the sole purpose of acquiring, totally or partially, Property related to the following activities: (a) the distribution and transportation of natural gas, and (b) interest in, or shares of, any company (including, without limitation, corporations, consortiums, joint ventures, temporary associations and other legally permitted forms of association), the principal business of which is included in item (a) above;

(J)           on any Property that secure any extension, renewal or refunding of Indebtedness secured as provided under the Indenture;

(K)           to secure the Notes solely for the purposes of partial or total defeasance of the Notes in accordance with Article Ten hereof; or

(L)           not described in paragraphs (A) through (K) above and securing Indebtedness or Guarantees as aforesaid as well as related costs, expenses, interest and fees in relation to an aggregate principal amount not exceeding US$15 million (or its equivalent in any other currencies, each such equivalent to be determined at the time of issuance of the relevant Indebtedness or Guarantee and not to be affected by subsequent changes in exchange rates)

without at the same time or prior thereto extending to the Notes of such Series the same security equally and ratably therewith so long as such Lien shall remain in effect.

SECTION 3.12. Limitations on Sale and Leaseback Transactions. The Issuer will not enter into, renew or extend, or permit any Subsidiary of the Company to enter into, renew or extend, any transaction or series of related transactions pursuant to which the Issuer or any such Subsidiary sells or transfers any Property in connection with the leasing, or the release against installment payments, or as part of an arrangement involving the leasing or resale against installment payments, of such Property to the seller or transferor ("Sale and Leaseback Transaction") except (i) a Sale and Leaseback Transaction that, had such Sale and Leaseback transaction been structured as a mortgage loan rather than as a Sale and Leaseback Transaction, the Issuer would not have been prohibited from entering into such transactions pursuant to the terms of Section 3.11., (ii) a Sale and Leaseback Transaction entered into prior to the date of this Indenture and (iii) Sale and Leaseback Transactions not described in (i) or (ii) above with respect to which the Issuer or any Subsidiary receives in the aggregate proceeds of the sale or transfer not exceeding US$25.0 million (or its equivalent in any other currencies, each such equivalent to be determined at the time of the relevant sale or transfer and not to be affected by subsequent changes in exchange rates).

SECTION 3.13. Pari Passu. In case of issuance of unsecured Notes, the Issuer shall ensure at all times that its obligations under the Notes of such Series and this Indenture constitute unconditional general obligations of the Issuer ranking at least pari passu with all other unsecured and unsubordinated Indebtedness of the Issuer (other than Indebtedness ranking senior thereto by statute or by operation of law).

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SECTION 3.14. Assignment of License. The Issuer shall not assign any of its rights, title and interest under the License.

SECTION 3.15. Termination of License. The Issuer shall not terminate the License and shall not take any action or refrain from taking any action which, in the reasonable opinion of the Issuer, would result in the termination of the License. The Issuer shall not amend or waive any terms of the License unless such amendment or waiver would not, in the reasonable opinion of the Issuer, adversely affect (i) the ability of the Issuer to meet its obligations under the Notes of such Series on a timely basis or (ii) any rights or interests of the Trustee or the Holders under this Indenture or the Notes of such Series. The provisions of this covenant shall not apply to, and the Issuer shall not be responsible for, any amendment to the License made by any Governmental Agency without the consent or approval of the Issuer.

SECTION 3.16. Maintenance of Books and Records. The Issuer will, and will cause each of its Subsidiaries to, maintain books, accounts and records in accordance with Argentine GAAP or generally accepted accounting principles in the jurisdictions where such Subsidiaries are organized.

SECTION 3.17. Mergers, Consolidations, Sales and Leases. The Issuer will not merge into or consolidate with or into, or sell, convey, transfer or lease substantially all of its Properties to, any Person, unless immediately after giving effect to such transaction (a) no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing and (b) (i) any corporation formed by any such merger or consolidation or the Person which acquires by conveyance or transfer, or which leases, the Properties of the Issuer substantially as an entirety (the "Issuer's successor corporation") shall expressly assume the due and punctual payment of the principal of and interest and Additional Amounts, if any, on the Notes of such Series according to their terms, and the due and punctual performance of all of the covenants and obligations of the Issuer under the Notes of such Series and the Indenture; (ii) the Issuer's successor corporation (except in the case of leases), if any, succeeds to and becomes substituted for the Issuer with the same effect as if it had been named in the Notes of such Series as the Issuer; (iii) the Issuer's successor corporation shall have a senior unsecured debt rating from at least two Argentine or United States rating agencies equal to or higher than the senior unsecured debt rating of the Issuer at the time; and (iv) the Issuer shall provide to the Trustee an Officers' Certificate and an Opinion of Counsel stating that such merger, consolidation, sale, transfer or other conveyance or disposition complies with the Notes of such Series, this Indenture and applicable law and that all conditions precedent therein relating to such transaction have been met.

In case of any such consolidation, merger, sale, transfer, lease or other conveyance, the Issuer's successor corporation shall succeed to and be substituted for the Issuer, with the same effect as if it had been named herein as the Issuer. The Issuer's successor corporation may cause to be signed, and may issue either in its own name or in the name of the Issuer prior to such succession any or all of the Notes of such Series issuable hereunder that theretofore shall not have been signed by the Issuer and delivered to the Trustee; and, upon the order of the Issuer's successor corporation instead of the Issuer and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes of such Series that previously shall have been signed and delivered by the officers of the Issuer to the Trustee for authentication, and any Notes of such Series that the Issuer's successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Notes of such Series so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes of such Series theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes of such Series had been issued at the date of the execution hereof.

In case of any such consolidation, merger, sale, transfer, lease or conveyance, such changes in phraseology and form (but not in substance) may be made in the Notes of such Series thereafter to be issued as may be appropriate.

In the event of any such sale or conveyance (other than a conveyance by way of lease), the Issuer shall be discharged from all obligations and covenants under this Indenture and the Note of such Series thereafter to be issued as may be appropriate.

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In the event of any such sale or conveyance (other than a conveyance by way of lease), the Issuer shall be discharged from all obligations and covenants under this Indenture and the Notes of such Series to be performed by the Issuer and may be liquidated and dissolved.

No successor shall have the right to redeem any Outstanding Notes of such Series unless the Issuer would have been entitled to redeem such Notes pursuant to this Indenture in the absence of any such merger, consolidation, sale, transfer, lease or conveyance permitted herein.

The Trustee may rely on the Opinion of Counsel prepared in accordance with this Section as conclusive evidence that any such consolidation, merger, sale, transfer, lease or other conveyance, and any such liquidation or dissolution, complies with the applicable provisions of this Indenture and the Notes.

SECTION 3.18.  Available Information. To the extent that any Note of a Series has been offered in reliance on Rule 144A, the Issuer will furnish to any Holder of such Note or a beneficial interest in a Global Note of such Series, or to any prospective purchaser designated by such a Holder, upon request of such Holder, financial and other information described in paragraph (d)(4) of Rule 144A with respect to the Issuer to the extent required in order to permit such Holder to comply with Rule 144A (as amended from time to time and including any successor provision) with respect to any resale of such Note or beneficial interest, unless, at the time of such request, the Issuer is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act or is exempt from such requirements pursuant to Rule 12g3-2(b) under the Exchange Act (as amended from time to time and including any successor provision) and no such information about the Issuer is otherwise required pursuant to Rule 144A.

SECTION 3.19.  Further Assurances. The Issuer will, at its own cost and expense, execute and deliver to the Trustee all such documents, instruments and agreements and do or cause to be done all such other acts and things as may be reasonably required, in the opinion of the Trustee, to enable the Trustee to exercise and enforce its rights under the Indenture and under the documents, instruments and agreements required under the Indenture and to carry out the intent of this Indenture.

SECTION 3.20.  Reporting. The Issuer will provide the Trustee: (i) within 120 days after the last day of each fiscal year, an English translation of the audited consolidated financial statements of the Issuer (prepared in conformity with Argentine GAAP and substantially in the form prescribed by Argentine regulatory authorities) for such fiscal year; (ii) within 60 days after the last day of each of the first three fiscal quarters of each fiscal year, an English translation of the unaudited quarterly consolidated financial statements of the Issuer (prepared in accordance with Argentine GAAP and substantially in the form prescribed by Argentine regulatory authorities) for such fiscal quarter, (iii) simultaneously with the delivery of each set of consolidated financial statements referred to in clauses (i) and (ii) above, a certificate of a duly authorized officer of the Issuer, stating whether to the knowledge of such officer after due inquiry an Event of Default exists on the date of such certificate and, if such certificate indicates that an Event of Default exists, setting forth the details thereof and the action which the Issuer is taking or proposes to take with respect thereto; (iv) not less often than annually, a brief certificate form the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Issuer's compliance with all conditions and covenants under this Indenture (for purposes of this Section 3.20.(iv), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture) and (v) upon any officer of the Issuer becoming aware of the existence of an Event of Default, or the occurrence of any event that, with the giving of notice or lapse of time or both, would become such an event of Default, a certificate of a duly authorized officer of the Issuer, setting forth the details thereof and the action that the Issuer is taking or proposes to take with respect thereto.

SECTION 3.21.   Appointment to Fill a Vacancy in Office of Trustee. The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint in the manner provided in Section 5.9., a Trustee, so that there shall at all times be a Trustee with respect to the Notes of such Series.

SECTION 3.22.   Payments and Paying Agents. (a) The Issuer will, at least one Business Day prior to each due date of the principal of or interest on any Notes of such Series (including Additional Amounts), deposit with the Trustee a sum sufficient to pay such principal or interest (including Additional Amounts) so becoming due.

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(b)           At least ten Business Days prior to the first Payment Date for the Notes of such Series, and, if there has been any change with respect to the matters set forth in the below-mentioned certificate, at least ten Business Days prior to each Payment Date for the Notes of such Series, the Issuer shall furnish the Trustee an Officers' Certificate instructing the Trustee as to any circumstances in which payments of principal of or interest on any Notes of such Series (including Additional Amounts) due on such date shall be subject to deduction or withholding for or on account of any taxes and the rate of any such deduction or withholding. If any such deduction or withholding shall be required and if the Issuer therefore becomes liable to pay Additional Amounts pursuant to the terms of such Notes, then at least ten Business Days prior to each Payment Date, the Issuer will furnish the Trustee with a certificate that specifies the amount required to be withheld on such payment date to Holders of such Notes and the Additional Amounts due to Holders of such Notes, and will pay to the Trustee such Additional Amounts as shall be required to be paid to such Holders. The Issuer covenants to indemnify the Trustee and the Other Paying Agents for, and to hold each harmless against, any loss, liability or expense reasonably incurred without negligence, bad faith or willful misconduct on their part, arising out of or in connection with actions taken or not taken by any of them in reliance on any certificate furnished to them pursuant to this paragraph or the failure to furnish any such certificate. The obligations of the Issuer under this preceding sentence shall survive payment of all the Notes of such Series, the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee, Registrar or any Paying Agent.

Any certificate required by this Section to be provided to the Trustee and any other Paying Agent shall be deemed to be duly provided if telecopied to the Trustee and such other Paying Agent. Upon request, the Issuer shall provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of Taxes in respect of which the Issuer has paid any Additional Amounts. Copies of such documentation shall be made available to the Holders or the other Paying Agents, as applicable, upon request therefor.

(c)           Whenever the Issuer shall appoint a Paying Agent other than the Trustee with respect to the Notes of such Series, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section,

(i)           that it will hold all sums received by it as such agent for the payment of the principal of or interest on any Notes of such Series (whether such sums have been paid to it by or on behalf of the Issuer or by any other obligor on the Notes of such Series) in trust for the benefit of the Holders of such Notes or of the Trustee,

(ii)           that it will give the Trustee notice of any failure by the Issuer (or by any other obligor on the Notes of such Series) to make any payment of the principal of or interest on any Notes of such Series (including Additional Amounts) and any other payments to be made by or on behalf of the Issuer under this Indenture or such Notes when the same shall be due and payable, and

(iii)           that it will pay any such sums so held in trust by it to the Trustee upon the Trustee's written request at any time during the continuance of the failure referred to in clause (ii) above.

Promptly after any such appointment, the Issuer shall give, at its expense, notice thereof to the Holders as specified in Section 11.4. and to the CNV.

The Trustee shall arrange with all such Paying Agents for the payment, from funds furnished by the Issuer to the Trustee pursuant to this Indenture, of the principal of and interest on the Notes of such Series (including Additional Amounts) and of the compensation of such Paying Agents for their services as such.

As long as it is required by Argentine law or by the CNV, the Issuer will maintain a Paying Agent and a Transfer Agent in Argentina. Initially, Citibank, N.A. (Buenos Aires office), the Trustee's representative in Argentina, will act as such Paying Agent and Transfer Agent.

If the Issuer shall act as its own Paying Agent with respect to any Notes of such Series, it will, on or before each due date of the principal of or interest on such Notes, set aside, segregate and hold in trust for the benefit of the Holders of such Notes a sum sufficient to pay such principal or interest (including Additional Amounts) so becoming due. The Issuer will promptly notify the Trustee of any failure to take such action.

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Anything in this Section 3.22. to the contrary notwithstanding, the Issuer may at any time, for the purpose of obtaining a satisfaction and discharge with respect to any Notes of such Series hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for such Notes by the Issuer or any Paying Agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

Anything in this Section 3.22. to the contrary notwithstanding, the agreements to hold sums in trust as provided in this Section are subject to the provisions of Sections 8.3. and 8.4.

SECTION 3.23.  Taxation. All payments of principal and interest in respect of the Notes of such Series shall be made after withholding or deduction for any taxes, duties, levies, contributions, withholdings, transfer expenses, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within Argentina or any authority therein or thereof having power to tax or any organization of which Argentina is or will become a member ("Taxes"). In the event any such taxes or liabilities are so imposed or established, the Issuer will pay such additional amounts ("Additional Amounts") as will result in receipt by the Holders of Notes of such Series of such amounts as would have been received by them had no such withholding or deduction been required, except that no such Additional Amounts shall be payable with respect to any payment on any Note of such Series: (i) to the extent that Taxes would not have been imposed but for a connection between the Holder of such Note and Argentina other than the holding of such Note and the receipt of payments with respect to such Note; (ii) to the extent of Taxes which would not have been imposed but for any failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the Holder or beneficial owner of such Note requested by the Issuer at least thirty (30) days prior to the applicable Payment Date, if such compliance is required by statute or regulation of Argentina or of any political subdivision or taxing authority thereof as therein as a precondition to relief or exemption from such Taxes; (iii) in respect of any estate, asset, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or governmental charge; or (iv) to the extent of Taxes with respect to such Note presented for payment more than thirty (30) days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for and notice thereof given to Holders, whichever occurs later, except to the extent that the Holder of such Note would have been entitled to such Additional Amounts on presenting such Note for payment on any date during such 30-day period.

Any reference in this Indenture or in any Note to principal or interest shall be deemed also to refer to any Additional Amounts which may be payable under the undertakings referred to in this provision.

The Issuer agrees to pay all stamp or other documentary taxes or other duties of similar nature, if any, which may be imposed by Argentina or the United States or any political subdivision or taxing authority thereof or therein with respect to the execution and delivery of the Indenture or the issuance of the Notes of such Series. The Issuer agrees to indemnify the Holders of the Notes of such Series from and against all stamp, issue, registration, documentary court taxes or other similar taxes and duties, including interest and penalties, paid by any of them in any jurisdiction in connection with any action taking by the Trustee or the Holders to enforce the obligations of the Issuer under the Notes of such Series.

SECTION 3.24.  Notice of Default. The Issuer will promptly notify the Trustee of the occurrence of any Event of Default or any condition or event that with the giving of notice, lapse of time or any other condition or any combination of the foregoing would, unless cured or waived, become an Event of Default, upon an officer of the Issuer becoming aware of such an Event of Default or such other condition or event. Each notice sent pursuant to this Section shall be accompanied by an Officers' Certificate setting forth the details of the occurrence referred to therein and stating what action the Issuer proposes to take with respect thereto.

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ARTICLE FOUR
REMEDIES OF THE TRUSTEE AND NOTEHOLDERS
ON EVENT OF DEFAULT

SECTION 4.1.   Events of Default Defined. "Event of Default" with respect to the Notes of any Series shall, except as otherwise provided in a Board Resolution or an indenture supplemental hereto related thereto, be any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i)           the Issuer (a) fails to repay the principal of any Note of such Series after any such principal becomes due in accordance with the terms thereof, whether by acceleration, redemption or otherwise, or (b) fails to pay any interest, Additional Amounts or other amounts in respect of any Note of such Series within 30 days after any such amount becomes due in accordance with the terms thereof; or

(ii)           the Issuer or any of its Subsidiaries fails to observe or perform any covenant or agreement referred to in Sections 3.4., 3.9., 3.11., 3.12., 3.14., 3.15. and 3.17. and the Issuer shall have received written notice of such failure from the Trustee at the request of any Holder of a Note of any Series as to which such failure shall, upon such notice, constitute an Event of Default; or

(iii)           The Issuer or any of its Subsidiaries fails to observe or perform any other covenant or agreement contained in the Notes of such Series or this Indenture as applicable to the Notes of such Series and such failure has been received by the Issuer from the Trustee at the request of Holders of at least 25% of the principal amount of the Notes of all Series as to which such failure shall, upon such notice, constitute an Event of Default; or

(iv)           (A)           The Issuer or any of its Material Subsidiaries shall fail to pay any installment of principal or interest when due in respect of its Indebtedness in excess of US$15 million (or its equivalent in other currencies, each such equivalent to be determined at the time of the relevant default and not to be affected by subsequent changes in exchange rates) as and when such installment becomes due and payable or (B) any event or condition shall occur that effectively results in the acceleration of the maturity of any Indebtedness of the Issuer or any of its Material Subsidiaries in an aggregate principal amount in excess of US$15 million (or its equivalent in other currencies, each such equivalent to be determined at the time of the relevant acceleration and not to be affected by subsequent changes in exchange rates); or

(v)            final judgments or orders for the payment of money in excess of, individually or in the aggregate, US$15 million (or its equivalent in other currencies, each such equivalent to be determined at the time of entry of the relevant final judgment or order and not to be affected by subsequent changes in exchange rates) from a court which is not subject to appeal are rendered against the Issuer or any Material Subsidiary and such judgments or orders continue in effect without being satisfied, discharged or stayed for a period of 90 days; or

(vi)           any government or governmental authority shall have condemned, nationalized, seized, or otherwise expropriated all or any substantial part of the Property of the Issuer or any Material Subsidiary or the share capital of the Issuer or any Material Subsidiary, or shall have assumed custody or control of such Property or of the business or operations of the Issuer or any Material Subsidiary or of the share capital of the Issuer or any Material Subsidiary or shall have taken any action that would prevent the Issuer or any Material Subsidiary or its officers from carrying on its business or operations or a substantial part thereof for a period of longer than 60 consecutive days and the result of any such action shall materially prejudice the ability of the Issuer to perform its obligations under the Notes of such Series and, in each case, the Issuer shall have received written notice thereof from the Trustee at the request of any Holder of a Note of any Series as to which such event shall, upon such notice, constitute an Event of Default; or

(vii)           it becomes unlawful for the Issuer to perform any of its obligations under this Indenture or the Notes of such Series and such unlawfulness is not remedied for a period of 60 days, or any of its obligations thereunder ceases to be valid, binding or enforceable for a period of 60 days and, in either case, the Issuer shall have received written notice thereof from the Trustee at the request of any Holder of a Note of any Series as to which such event shall, upon such notice, constitute an Event of Default; or

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(viii)          this Indenture for any reason ceases to be in full force and effect in accordance with its terms or the binding effect or enforceability thereof shall be contested by the Issuer, or the Issuer shall deny that it has any further liability or obligation hereunder or in respect hereof and, in each case, the Issuer shall have received written notice thereof from the Trustee at the request of any Holder of a Note of any Series as to which such event shall, upon such notice, constitute an Event of Default; or

(ix)            a resolution is passed or adopted by the Board of Directors or stockholders of the Issuer, or a final judgment of a court of competent jurisdiction is made, that the Issuer be wound up, dissolved or liquidated, other than for the purposes of or pursuant to a transaction otherwise permitted under and in accordance with Section 3.17., and any winding up, dissolution or liquidation proceedings remains undismissed for 90 days; or

(x)            an attachment, execution, seizure before judgment or other legal process is levied or enforced upon any part of the Property of the Issuer or any Material Subsidiary, which Property is material to the condition, financial or otherwise, or to the earnings, operations or business affairs of the Issuer and its Subsidiaries taken as a whole, and (a) such attachment execution, seizure before judgment or other legal process is not discharged or stayed within ninety (90) days thereof, or (b) if such attachment, execution, seizure before judgment or other legal process shall not have been discharged or stayed within such 90-day period, the Issuer or such Material Subsidiary, as the case may be, shall not have within such 90-day period contested such attachment, execution, seizure before judgment or other legal process in good faith by appropriate proceedings upon stay of execution of the enforcement thereof or upon posting a bond in connection therewith; or

(xi)            a court having jurisdiction enters a decree or order for (a) relief in respect of the Issuer or any Material Subsidiary in an involuntary case under Argentine Law No. 24,522, as amended, or any applicable bankruptcy, insolvency, moratorium or other similar law now or hereafter in effect, or (b) appointment of an administrator, receiver, trustee or intervenor for the Issuer or any Material Subsidiary or for all or substantially all of the Property of the Issuer or such Material Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

(xii)          the Issuer or any Material Subsidiary (a) commences a voluntary case under Argentine Law No. 24,522, as amended, or any applicable bankruptcy, insolvency, moratorium or other similar law now or hereafter in effect, (b) consents to the appointment of or taking possession by an administrator, receiver, trustee or intervenor for the Issuer or any Material Subsidiary or for all or substantially all of the Property of the Issuer or any Material Subsidiary or for all or substantially all of the Property of the Issuer or such Material Subsidiary or (c) effects any general assignment for the benefit of creditors; or

(xiii)          the Argentine Government shall declare a general suspension of payment or a moratorium on the payment of debt of the Issuer (which does not expressly exclude the Notes of such Series).

SECTION 4.2.  Notice of Event of Default; Acceleration of Maturity. If an Event of Default specified in clause (xi) or (xii) above occurs and is continuing, the maturity of all Notes of such Series will automatically be accelerated and the principal amount thereof, together with accrued interest and any unpaid Additional Amounts thereon, will be immediately due and payable. If an Event of Default specified in clause (i) above occurs and is continuing with respect to the Notes of any Series, the Trustee shall, at the written request of Holders of 25% of the principal amount of the Notes of such Series then Outstanding, by written notice to the Issuer, declare the maturity of all Notes of such Series to be accelerated, whereupon the principal amount thereof, together with accrued interest and any unpaid Additional Amounts thereon, will be immediately due and payable. If any other Event of Default occurs and is continuing with respect to the Notes of one or more Series, the Trustee shall, at the written request of Holders of 25% of the principal amount of the Notes of all such Series then Outstanding, by written notice to the Issuer, declare the maturity of all Notes of all such Series to be accelerated, whereupon the principal amount thereof, together with accrued interest and any unpaid Additional Amounts thereon, will be immediately due and payable. The right of the Trustee to give such acceleration notice will terminate if the event giving rise to such right has been cured before such right has been exercised.

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At any time after a declaration of acceleration with respect to Notes of any Series (or of more than one Series, as the case may be) has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority of the principal amount of the Outstanding Notes of that Series (or of more than one Series, as the case may be), present or represented at an extraordinary meeting of such Holders at which a quorum is present, may vote to rescind and annul such declaration and its consequences if:

(1)           the Issuer has paid or deposited with the Trustee a sum sufficient to pay in the Specified Currency in which the Notes of each such Series are payable,

(A)           all overdue interest on all Notes of each such Series,

(B)           all unpaid principal and Additional Amounts, if any (and premium, if any), on all Notes of each such Series which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate or rates prescribed therefor in such Notes,

(C)           to the extent that payment of such interest is lawful, interest on overdue interest at the rate or rates prescribed therefor in the Notes of each such Series; and

(D)           all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2)           all Events of Default with respect to the Notes of each such Series (other than the non-payment of amounts of principal of (or premium, if any, on) or Interest on such Notes which have become due solely by such declaration of acceleration) have been cured or waived as provided in Section 4.10.

Notwithstanding the foregoing, any rescission or annulments of a declaration of acceleration in respect of the Series A Notes will require, in addition to the vote described above, the vote of the Holders of not less than a majority in aggregate principal amount of the Series A Notes at the time Outstanding. The foregoing provisions shall be without prejudice to the rights of each individual Holder to initiate an action against the Issuer for the payment of any principal, Additional Amount and/or interest past due on any Notes, as the case may be, in accordance with the provisions of Article 29 of the Negotiable Obligations Law.

SECTION 4.3.    Collection of Indebtedness by Trustee; Trustee May Prove Debt. The Issuer covenants that (a) in case there shall be a default in the payment of any installment of interest (including Additional Amounts) on any of the Notes when such interest (including Additional Amounts) shall have become due and payable and such default shall have continued for a period of 30 days or (b) in case there shall be a default in the payment of all or any part of the principal (including Additional Amounts) of any of the Notes when the same shall have become due and payable, whether upon maturity of such Notes or upon any redemption or by declaration or otherwise, then upon demand by the Trustee, the Issuer will pay to the Trustee for the benefit of the Holders of such Notes the whole amount that then shall have become due and payable on such Notes for principal, premium or interest (including Additional Amounts), as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the rate or rates of interest specified in such Notes); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, as provided in Section 5.6., except as a result of its negligence or bad faith.

In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as Trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes, wherever situated, the moneys adjudged or decreed to be payable.

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All rights of action and of asserting claims under this Indenture or under any of the Notes may be enforced by the Trustee without the possession of any of the Notes or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as Trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes in respect of which such action was taken.

In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Notes in respect to which such action was taken, and it shall not be necessary to make any Holders of such Notes parties to any such proceedings.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Issuer, its creditors or its property and may collect and receive any money or other property payable or deliverable on any such claims and to distribute the same.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 4.4.   Application of Proceeds. Any moneys collected by the Trustee pursuant to this Article in respect of any Notes shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal, upon presentation of the several Notes in respect of which moneys have been collected and stamping (or otherwise noting) thereon the payment, or issuing Notes in reduced principal amounts in exchange for the presented Notes if only partially paid, or upon surrender thereof if fully paid:

FIRST:  To the payment of costs and expenses applicable to such Notes in respect of which moneys have been collected, including reasonable compensation to the Trustee and each predecessor Trustee and their respective agents and attorneys and of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, as provided in Section 5.6., except as a result of negligence or bad faith, and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 5.6.;

SECOND:  In case the principal of the Notes in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of overdue interest (including Additional Amounts) on such Notes in default in the order of the maturity of the installments of such interest (including Additional Amounts) (including with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest (including Additional Amounts) at the rate or rates of interest specified in such Notes, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

THIRD:  In case the principal of the Notes in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all such Notes for principal and interest (including Additional Amounts), with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest (including Additional Amounts) at the rate or rates of interest specified in such Notes; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon such Notes, then to the payment of such principal and interest (including Additional Amounts), without preference or priority of principal and interest (including Additional Amounts), or of interest over principal, or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and accrued and unpaid interest (including Additional Amounts); and

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FOURTH:  To the payment of the remainder, if any, to the Issuer or any other Person lawfully entitled thereto.

SECTION 4.5.  Suits for Enforcement. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion (but is not required to) proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as he Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

SECTION 4.6.  Restoration of Rights on abandonment of Proceedings. In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, than and in every such case the Issuer and the Trustee shall be, subject to applicable law returned respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Trustee and the Noteholders shall continue as though no such proceedings have been taken.

SECTION 4.7.  Limitations on Suits by Noteholders. Except as provided in Section 4.2. and as otherwise required by the TIA, no Holder of any Note shall have any right by virtue or by availing itself of any provision of this Indenture or of the Notes to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder or under the Notes, unless such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than 25% in aggregate principal amount of the Notes of the same Series as such Note Series then Outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceedings and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 4.9.; it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee, that no one or more Holders of Notes shall have any right in any manner whatever by virtue or by availing itself of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Notes or to obtain or seek to obtain priority over or preference to any other Holder or to enforce any right under this Indenture or under the Notes, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Notes. For the protection and enforcement of the provisions of this Section, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 4.8.   Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. Except as provided in Section 4.7., no right or remedy herein conferred upon or reserved to the Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Trustee or of any Noteholder to exercise any right, power or remedy accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 4.7., every right, power and remedy given by this Indenture or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

SECTION 4.9.   Control by Noteholders. The Holders of a majority in aggregate principal amount of the Notes of all Series for the benefit of which a remedy available to the Trustee may be exercised shall have the right to direct the time, method, and place of conducting any proceeding for such remedy, or exercising any trust or power conferred on the Trustee with respect thereto; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and provided further that (subject to the provisions of Section 5.1.) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by action of its Board of Directors or a committee of its directors or a Responsible Officer shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forbearance specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Notes not joining in the giving of said direction, it being understood that (subject to Section 5.1.) the Trustee shall have no duty to ascertain whether or not such actions or forbearance are unduly prejudicial to such Holders.

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Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Noteholders.

SECTION 4.10.   Waiver of Past Defaults. Prior to a declaration of the acceleration of the maturity of the Notes of a Series (or of more than one Series, as the case may be), the affirmative vote of the Holders of not less than a majority in aggregate principal amount of the Notes of such Series at the time Outstanding present or represented at an extraordinary meeting at which a quorum is present may on behalf of the Holders of all the Notes of each such Series waive any past default or Event of Default in respect of the Notes of each such Series, except a default in respect of a covenant or provision hereof that cannot be modified or amended without the affirmative vote of each Holder affected as provided in Section 7.2. Any waiver of any Event of Default in respect of the Series A Notes will require, in addition to the affirmative vote described above, the affirmative vote of the Holders of not less than a majority in aggregate principal amount of the Series A Notes at the time Outstanding. In the case of any such waiver, the Issuer, the Trustee and the Holders of the Notes of each such Series shall be restored to their former positions and rights hereunder, respectively.

Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred with respect to such Series, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 4.11.    Payments After a Default. Upon the occurrence of an Event of Default with respect to the Notes of a Series and the subsequent acceleration of the maturity of the principal amount of the Notes of such Series, the Trustee may by notice in writing: (a) to the Issuer and any Paying Agent, require each Paying Agent to deliver all Notes of such Series and all moneys, documents and records held by it with respect to the Notes of such Series to the Trustee or as the Trustee otherwise directs in such notice; and (b) require any Paying Agent to act as agent of the Trustee under this Indenture and the Notes of such Series, and thereafter to hold all Notes of such Series and all moneys, documents and records held by it in respect to such Notes to the order of the Trustee.

SECTION 4.12.    Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Note or coupon shall have the right which is absolute and unconditional to receive payment of the principal of (and premium, if any) and (subject to Sections 2.8. and 2.9.) interest, if any, on such Notes or payment of such coupon on the respective due dates expressed in such Note or coupon (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

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ARTICLE FIVE
CONCERNING THE TRUSTEE

SECTION 5.1.   Duties and Responsibilities of the Trustee. Except during the continuance of an Event of Default, the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise under the circumstances in the conduct of his own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act on its own willful misconduct except that:

(a)           except during the continuance of an Event of Default, (i) the duties and obligations of the Trustee with respect to the Notes shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

(b)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(c)           the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 4.9. relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

None of the provisions contained in this Indenture shall require the Trustee to expend, advance or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not satisfactorily assures to it.

Every provision of this Indenture that in any way relates to the Trustee is subject to this Section 5.1.

SECTION 5.2.   Certain Rights of the Trustee. Subject to Section 5.1. and to the provisions of TIA Sections 315(a) through 315(d):

(a)           the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)           any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Order or Officers' Certificate and any resolution of the Board of Directors may be evidenced to the Trustee by a Board Resolution;

(c)           the Trustee may consult with counsel and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or opinion of counsel;

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(d)           the Trustee shall be under no obligation to exercise any of the powers vested in it by this Indenture at the request, order or direction of any of the Holders of Notes of any Series or any related coupons pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred thereby;

(e)           the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

(f)           the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney;

(g)           the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;

(h)           whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed may, in the absence of bad faith on its part, rely upon an Officers' Certificate or an Issuer Order; and

(i)             prior to the occurrence of an Event of Default, the Trustee shall have no duty or obligation, implied or otherwise, to (i) attend or speak at any meeting of the Issuer=s board of directors or shareholders, (ii) inspect the accounts or books and records of the Issuer, (iii) otherwise maintain the Holders of the Notes informed about the business of the Issuer or (iv) furnish to the Holders of the Notes any information received from the Issuer by the Trustee, except as expressly set forth in this Indenture.

SECTION 5.3.  Trustee Not Responsible for Recitals, Disposition of Notes or Application of Proceeds Thereof. The recitals contained herein and in the Notes, except the Trustee=s certificates of authentication, shall be taken as the statements of the Issuer, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Notes or coupons, except that the trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Issuer of Notes or the proceeds thereof.

SECTION 5.4.   Trustee and Agents May Hold Notes; Collections, Etc. The Trustee, any Authenticating Agent, any Paying Agent, any Registrar or any other agent of the Issuer or the Trustee, in its individual or any other capacity, may become the owner or pledgee of securities with the same rights it would have if it were not the Trustee or such agent and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights it would have if it were not the Trustee or such agent. The Trustee or any agent of the Issuer or the Trustee is entitled to enter into business transactions with the Issuer or any of its affiliates without accounting for any profit resulting from such transactions.

SECTION 5.5.   Moneys Held in Trust. Subject to the provisions of Section 8.4., all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Issuer or the Trustee shall be under any liability for interest on or investment of any moneys received by it hereunder except as otherwise agreed upon with the Issuer.

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SECTION 5.6.   Compensation and Indemnification of Trustee and Its Prior Claim. The Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation as agreed in writing under a fee agreement in the form of Exhibit F hereto between the Issuer and the Trustee (which shall not be limited by any provision of law in regard to the compensation of a Trustee of an express trust) and the Issuer covenants and agrees to pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other Persons not regularly in its employ) except to the extent any such expense, disbursement or advances are caused by its negligence or bad faith. The Trustee shall provide to the Issuer such supporting documentation as may be available to it and reasonably requested by the Issuer relating to such expenses, disbursements and advances. The Issuer also covenants to indemnify and defend each of the Trustee and any predecessor Trustee for, and to hold it harmless against, any loss, liability or expense (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other Persons not regularly in its employ) arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and the performance of its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises, except to the extent such loss, liability or expense is due to its own negligence or bad faith. The obligations of the Issuer under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the resignation of such Trustee and the satisfaction and discharge of this Indenture. The Trustee shall have, with respect to such indebtedness, a prior claim to that of the Holders of the Notes on all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular notes.

SECTION 5.7.   Right of Trustee to Rely on Officers' Certificate, Etc. Whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof shall be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Issuer Order or an Officers' Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warranty to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

SECTION 5.8.   Persons Eligible for Appointment as Trustee. The Trustee for the notes hereunder shall be eligible to act as Trustee under TIA Section 310(a)(1) and under Article 13 of the Negotiable Obligations Law and shall at all times be a corporation having a combined capital and surplus of at least US$50,000,000, authorized under the laws of the jurisdiction in which it is doing business to exercise corporate trust powers, and subject to supervision or examination by federal, state, territorial or other governmental authority. If such corporation publishes reports of condition at least annually, pursuant to the law or to the requirements of such federal, state, territorial or other governmental authority, then for the purposes of this Section 5.8., the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 5.8., it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 5.9.   Resignation and Removal; Appointment of Successor Trustee. (A) the Trustee, or any Trustee or Trustees hereafter appointed, may at any time resign with respect to the notes by giving 30 days written notice of resignation to the Issuer and by giving notice thereof to the Noteholders as specified in Section 11.4. and to the CNV, at the expense of the Issuer. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor Trustee or Trustees with respect to the Notes by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee or Trustees. If no successor Trustee shall have been so appointed with respect to the Notes and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee, or the Holders of at least 10% in principal amount of the Notes may petition any such court for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and as it may prescribe, appoint a successor Trustee.

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(b)           In case at any time any of the following occur:

(i)           the Trustee shall cease to be eligible in accordance with the provisions of Section 5.8. or shall fail to comply with the provisions of TIA Section 310(b), and shall fail to resign after written request therefor by or on behalf of the Issuer or by any Noteholder; or

(ii)           the Trustee shall become incapable of acting with respect to the Notes, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (i) the Issuer, by a Board Resolution, may remove the Trustee with respect to the Notes and appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee, or (ii) subject to TIA Section 315(e), the Holders of at least 10% in principal amount of the Notes may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to the Notes. Such court may thereupon, after such notice, if any, as it may deem proper and as it may prescribe, remove the Trustee and appoint a successor Trustee.

(c)           The Holders of a majority in aggregate principal amount of the Notes at the time Outstanding may at any time remove the Trustee with respect to Notes and appoint a successor Trustee by delivering to the Trustee so removed, to the successor Trustee so appointed and to the Issuer the evidence provided for in Section 6.1. of the action in that regard taken by the Noteholders.

(d)           Any resignation or removal of the Trustee with respect to the Notes and any appointment of a successor Trustee pursuant to any of the provisions of this Section 5.9. shall become effective upon acceptance of appointment by the successor Trustee as provided in Section 5.10.

SECTION 5.10.  Acceptance of Appointment by Successor Trustee. Any successor Trustee appointed as provided in Section 5.9. shall execute and deliver to the Issuer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee with respect to the Notes shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations with respect to the Notes of its predecessor hereunder, with like effect as if originally named as Trustee for the Notes hereunder; but, nevertheless, on the written request of the Issuer or of the successor Trustee, upon payment of its charges then unpaid, the Trustee ceasing to act shall, subject to Section 8.4., pay over to the successor Trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor Trustee all such rights, powers, duties and obligations. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Trustee al such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such Trustee to secure any amounts then due it pursuant to the provisions of Section 5.6.

Upon acceptance of appointment by any successor Trustee as provided in this Section 5.10., the Issuer shall give, at its expense, notice thereof to the Noteholders as specified in Section 11.4. (which notice shall include the successor Trustee's Corporate Trust Office) and to the CNV. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 5.9. If the Issuer fails to give such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Issuer.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

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SECTION 5.11.  Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

In the case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Notes so authenticated; and, in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force as provided in the Notes or in this Indenture as the certificate of the Trustee shall have, provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply to only its successor or successors by merger, conversion or consolidation.

SECTION 5.12.   Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall, in the manner and to the extent provided in TIA Section 313(c), give to Holders a notice of such Default within 90 days after it occurs in accordance with the provisions of Section 11.4. Except in the case of a Default in payment of the principal of, or interest on, any Note or in the payment of any sinking fund installment with respect to Notes of such Series, the Trustee may withhold the Notice if an so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.

SECTION 5.13.   Trustee's Representative in Argentina. As long as it is required by Argentine law or by the CNV, Citibank, N.A. (Buenos Aires Office) will initially act as the Trustee's representative in Argentina.

SECTION 5.14.   Appointment of Authenticating Agent. The Trustee may appoint one or more Authenticating Agents to act on its behalf are subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.6., 2.9., 2.10., 2.11. and 7.5. as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by these Sections to authenticate the Notes. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.

Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, and a copy of such instrument shall be promptly furnished to the Issuer. Each Authenticating Agent shall be acceptable to the Issuer and shall at all times be a corporation organized and doing business under the laws of the United States, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than US$50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

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An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, the Trustee may and if requested by the Issuer appoint a successor Authenticating Agent which shall be acceptable to the Issuer. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 5.6.

If an appointment with respect to one or more Series is made pursuant to this Section, the Notes of such Series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the [Bearer] [Registered] Notes of the Series designated therein referred to in the within-mentioned Indenture.

CITIBANK, N.A., as Trustee

By	[NAME OF AUTHENTICATING AGENT], as Authenticating Agent

By____________________________ Authorized Signatory

ARTICLE SIX
CONCERNING THE NOTEHOLDERS

SECTION 6.1.    Evidence of Action Taken by Noteholders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Noteholders (1) may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Noteholders in Person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments is or are delivered to the Trustee and, where it is hereby expressly required, to the Issuer, and (2) may be embodied in and evidenced by the record of Holders of Notes of such Series voting in favor thereof, either in Person or by proxies duly appointed in writing, at any meeting of Holders of Notes of such Series duly called and held in accordance with the provisions of this Article Six, or a combination of such instruments and any such record. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Article.

SECTION 6.2.    Proof of Execution of Instruments and of Holding of Notes; Record Date. The execution of any instrument by a noteholder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the trustee or in such manner as shall be reasonably satisfactory to the Trustee.

The principal amount and serial numbers of Registered Notes held by any Person shall be proved by the Register maintained pursuant to Section 2.9. or by a certificate of the Trustee. The principal amount and serial numbers of Bearer Notes held by any Person, and the date of holding the same, may be proved by the production of such Bearer Notes or by a certificate executed, as depositary, by any trust company, bank, banker or other depositary, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Bearer Notes therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Notes, if such certificate or affidavit is deemed by the Trustee to be satisfactory. The Trustee and the Issuer may assume that such ownership of any Bearer Note continues until (1) another certificate or affidavit bearing a later date issued in respect of the same Bearer Note is produced, or (2) such Bearer Note is produced to the Trustee by some other Person, or (3) such Bearer Note is no longer Outstanding. The principal amount and serial numbers of Bearer Notes held by any Person, and the date of holding the same, may also be proved in any other manner which the Trustee deems sufficient.

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The Issuer, by or pursuant to a Board Resolution, may set a record date for purposes of determining the identity of Holders of Notes entitled to vote or consent to any action referred to in Section 6.1., which record date may be set at any time or from time to time by notice to the Trustee, for any date or dates (in the case of any adjournment or reconsideration) not more than 60 days nor less than 10 days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, only Holders of Notes of record on such record date shall be entitled to so vote or give such consent or revoke such vote or consent.

SECTION 6.3.    Holders to Be Treated as Owners. The Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat any Person in whose name any Registered Note shall be registered upon the Register as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Note (including Additional Amounts) and for all other purposes; and none of the Issuer, the Trustee and any agent of the Issuer or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Note.

Title to any Bearer Note and any coupons appertaining thereto shall pass by delivery. The Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the bearer of any Bearer Note and the bearer of any coupon as the absolute owner of such Note or coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Note or coupons be overdue, and none of the Issuer, the Trustee or any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

None of the Issuer, the Trustee, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Note in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Notwithstanding the foregoing, with respect to any global Note, nothing herein shall prevent the Issuer, the Trustee, or any agent of the Issuer or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any depositary, as a Holder, with respect to such global Note or impair, as between such depositary and owners of beneficial interests in such global Note, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee) as Holder of such global Note.

SECTION 6.4.    Notes Owned by Issuer Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Outstanding Notes have concurred in any request, consent or waiver under this Indenture, and for the purpose of making the calculations required by TIA Section 313, Notes that are owned by the Issuer or any Affiliate or Subsidiary of the Issuer or any other obligor on the Notes with respect to which such determination is being made or by any Person directly or indirectly controlling or controlled or under direct or indirect common control with the Issuer or any other obligor on the securities with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such request, consent or waiver, only Notes that the Trustee knows are so owned shall be disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer or any other obligor upon the Notes or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Notes. In the case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all securities, if any, known by the Issuer to be owned or held by or for the account of any of the above-described Persons; and the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are Outstanding for the purpose of any such determination.

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SECTION 6.5.    Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 6.1., of the taking of any action by the Holders of the percentage in aggregate principal amount of the Notes or of the percentage of votes cast, as the case may be, specified in this Indenture in connection with such action, any Holder of a Note the serial number of which is shown by the evidence to be included among the serial numbers of the Notes the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Note. Except as aforesaid any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Note. Any action taken by the Holders of the percentage in aggregate principal amount of the Notes or of the percentage of votes cast, as the case may be, specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Trustee and the Holders of all the Notes affected by such action.

SECTION 6.6.    Noteholders' Meetings. (a) A meeting of Holders of Notes of a Series may be called at any time and from time to time pursuant to Section 14 of the Negotiable Obligations Law and this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Notes of such Series.

(b)           Each of the Issuer (through the Board of Directors or the Supervisory Committee of the Issuer) and the Trustee may at any time call a meeting of the Holders of the Notes of any Series or of more than one Series for any purpose specified in this Indenture. The meetings will be held in Buenos Aires; provided, however, that each of the Issuer and the Trustee may determine to hold any such meeting simultaneously in Buenos Aires and in New York City and/or London by any means of telecommunications which permits the participants to hear and speak to each other, and any such simultaneous meeting shall be deemed to constitute a single meeting for purposes of the quorum and voting percentages applicable to such meeting. In addition, the Issuer (through the Board of Directors or the Supervisory Committee of the Issuer) shall upon the request of the Trustee or of Holders of at least 5% in aggregate principal amount of the Notes of any Series at the time Outstanding call such a meeting of the Holders of the Notes of such Series or of more than one Series for any purpose specified in this Indenture. In the event the Board of Directors or the Supervisory Committee of the Issuer shall fail to call a meeting requested by the Trustee or the Holders as provided in the immediately preceding sentence, the meeting may be called by the CNV or by a competent court. If a meeting is being held pursuant to a request of Noteholders, the agenda for such meeting shall be that set forth in the request made by such Noteholders and such meeting shall be called within 40 days from the date such request is received by the Issuer and the Trustee. Notice of any meeting of Noteholders, setting forth the date, time and place of such meeting and the agenda therefor (which shall describe in general terms the action proposed to be taken at such meeting), shall be given as specified in Section 11.4. not less than 10 nor more than 180 days prior to the date fixed for the meeting and, in addition, shall be published on two different days, not less than 10 days nor more than 30 days prior to the date fixed for the meeting, in the Official Gazette of the Republic of Argentina (Boletín Oficial de la República Argentina). To be entitled to vote at any meeting of Noteholders a Person shall be (i) a Holder of one or more Notes as of the relevant record date determined pursuant to Section 6.2., or, if no such record date shall have been so determined, as of the date of such meeting, or (ii) a Person appointed by an instrument in writing as proxy by such a Holder of one or more Notes. The only Persons who shall be entitled to be present as to speak at any meeting of the Notes Holders shall be the person entitled to vote for or on behalf of Noteholders at such meeting and their representatives and counsel and any representatives of the Issuer and its counsel. With respect to all matters not contemplated in the Indenture, meetings of Holders will be held in accordance with Argentine law.

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(c)           Meetings of Holders may be ordinary or extraordinary. Amendments or supplements to this Indenture or to the Notes of any Series or waivers of any provisions hereof or thereof approved at a meeting of Holders may only be approved at an extraordinary meeting. The Persons entitled to vote 60% (in the case of an extraordinary meeting) or a majority (in the case of an ordinary meeting) in aggregate principal amount of the Notes of any Series or of more than one Series, as the case may be, at the time Outstanding shall constitute a quorum at any such meeting of Holders of Notes of such Series. No business shall be transacted in the absence of a quorum, unless a quorum is present when the meeting is called to order. In the absence of a quorum within thirty minutes of the time appointed for any such meeting, the meeting may be adjourned for a period of not less than 10 days nor more than 30 days, as determined by the chairman of the meeting. Notice of the reconvening of any adjourned meeting shall be given as provided above, except that such notice need be published only for three days not less than eight days prior to the date on which the meeting is scheduled to be reconvened. The Persons entitled to vote 30% in aggregate principal amount of the Notes of any Series or of more than one Series, as the case may be, at the time Outstanding (in the case of an extraordinary meeting) or the Persons present at any reconvened adjourned meeting of the Holders of Notes of any Series or of more than one Series, as the case may be (in the case of an ordinary meeting), shall constitute a quorum at any such reconvened adjourned meeting. Notice of the reconvening of an adjourned meeting shall state expressly the aggregate principal amount of Notes of such Series that shall constitute a quorum at said meeting.

(d)           Any Noteholder who has executed an instrument in writing appointing a Person as proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided that such Noteholder shall be considered as present or voting only with respect to the matters covered by such instrument in writing. Any resolution passed or decision taken at any meeting of Noteholders of any Series duly held in accordance with this Section shall be binding on all the Noteholders of such Series whether or not present or represented at the meeting.

(e)           The appointment of any proxy shall be proved by having the signature of the Person executing the proxy guaranteed or certified by any notary public, bank, trust company reasonably satisfactory to the Issuer or judicially certified in the manner provided under Argentine law. The following persons may not act as proxies: members of the Board of Directors or of the Supervisory Committee and managers and other employees of the Issuer. The holding of a beneficial interest in a Global Note shall be proved by a certificate or certificates of the Depositary.

(f)           A representative of the Trustee shall act as the temporary chairman of the meeting. If the Trustee fails to designate a representative to act as temporary chairman of the meeting, the Issuer shall designate a member of the Supervisory Committee to act as chairman of the meeting. If the Issuer fails to designate such a person, the CNV or a competent court shall designate a person to act as chairman. The permanent chairman and the secretary of the meeting shall be elected by the affirmative vote of the Holders of a majority in the aggregate principal amount of the Notes of the relevant Series represented at the meeting. At any meeting of Noteholders of any Series each Noteholder of such Series or proxy shall be entitled to one vote for each US$1,000 (or if the Note or Notes held by such Noteholder is or are denominated in a currency other than Dollars, for every 1,000 units of such other currency) principal amount of Notes of such Series held or represented by such Noteholder; provided that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote except as a Noteholder or proxy. Any meeting of Noteholders duly called at which a quorum is present may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

(g)           The vote upon any resolution submitted to any meeting of Noteholders shall be written ballot on which shall be subscribed the signatures of the Noteholders or proxies and on which shall be inscribed the serial number or numbers of the Outstanding Notes of such Series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published as provided above. The record shall be signed and verified by the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Issuer and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto and ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

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ARTICLE SEVEN
SUPPLEMENTAL INDENTURES

SECTION 7.1.   Supplemental Indentures Without Consent of Noteholders. The Issuer and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a)           to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Notes any property or assets;

(b)           to evidence the succession of another corporation to the Issuer, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Issuer pursuant to Section 3.17.;

(c)           to add to the covenants of the Issuer such further covenants, restrictions, conditions or provisions as the Issuer may, in its written opinion, consider to be for the protection of the Holders of Notes, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture or in the Notes of any Series as herein set forth; provided that, in respect of any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Notes of a Series at the time Outstanding to waive such an Event of Default;

(d)           to cure any ambiguity or to cure, correct or supplement any provision contained herein or in the Notes of a Series or in any supplemental indenture that may be defective or inconsistent with any other provision contained herein or in the Notes of a Series or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under this Indenture, the Notes of a Series or under any supplemental indenture as the Issuer may, in its written opinion, deem necessary or desirable and which shall not adversely affect the interests of the Holders of Outstanding Notes of a Series in any material respect;

(e)           to establish the form or terms of Notes of a Series as permitted by Sections 2.1. and 2.4. (including in connection with the issuance of Bearer Notes);

(f)           to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes of a Series;

(g)           to correct or supplement any provision herein as requested by any securities exchange in order to obtain the listing thereon of Notes of one or more Series, provided that such actions shall not adversely affect the interests of the Holders of Outstanding Notes of a Series in any material respect;

(h)           to comply with any requirement of the CNV, any stock exchange or regulatory entity in order to affect and maintain the qualification of this Indenture; or

(i)            to make any modification, or grant any waiver or authorization of any breach or proposed breach of any of the terms and conditions of the Notes or any other provisions of this Indenture in any manner which does not adversely affect the interest of any Holders in any material respect.

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The Trustee is hereby authorized to join with the Issuer in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture that adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 7.1. may be executed without the consent of the Holders of any of the Notes of a Series at the time Outstanding, notwithstanding any of the provisions of Section 7.2.

Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Issuer at its expense shall give notice thereof to the CNV, setting forth in general terms the substance of such supplemental indenture. Any failure of the Issuer to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of such supplemental indenture.

SECTION 7.2.   Supplemental Indentures with Consent of Noteholders. With the affirmative vote of the Holders of not less than a majority in aggregate principal amount of the Notes of all Series at the time Outstanding present or represented at an extraordinary meeting of Holders of Notes affected by any action referred to in this Section at which a quorum is present, the Issuer and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture as it applies to the Notes of a Series or of more than one Series, as the case may be, or of modifying in any manner the rights of the Holders of the Notes of a Series; provided that no such supplemental indenture shall, without the unanimous affirmative vote of the Holders of all Notes of a Series, make any "fundamental" change to the terms of the Notes of such Series; and provided further, that no such supplemental indenture shall, without the affirmative vote of the Holders of not less than a majority in aggregate principal amount of the Series A Notes at the time Outstanding, adversely affect the Holders of the Series A Notes. For purposes hereof, "fundamental" changes are defined as (i) a change in the Stated Maturity of the principal of or interest on the Notes of such Series; (ii) a reduction in the principal amount of or interest on the Notes of such Series or a change in the obligation of the Issuer to pay Additional Amounts in respect thereof; (iii) a change in the place of, or the currency in which, payment of principal of or interest (including Additional Amounts) on the Notes of such Series is to be made; (iv) impairing the right to institute suit for the enforcement of any payment of principal of or interest on the Notes of such Series on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); or (v) a reduction in the above-stated percentage of aggregate principal amount of Notes of such Series or of such Series and one or more other Series, as the case may be, necessary to modify or amend the Indenture or the provisions of the Notes of such Series or to waive future compliance with or past default by the Issuer or a reduction in the quorum requirements or the percentages of votes required for the adoption of any action at a meeting of Holders of Notes of such Series or of such Series and one or more other Series, as the case may be.

Upon the request of the Issuer and upon the filing with the Trustee of evidence of the vote of Noteholders as aforesaid and other documents, if any, required by Section 6.1., the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Issuer at its expense shall give notice thereof to the Holders as provided in Section 11.4., and to the CNV, setting forth in general terms the substance of such supplemental indenture. If the Issuer shall fail to give such notice to the Holders within 15 days after the execution of such supplemental indenture, the Trustee shall give notice to the Holders as provided in Section 11.4. at the expense of the Issuer. Any failure of the Issuer or the Trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

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SECTION 7.3.   Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof and upon receipt of any necessary approval of the CNV, this Indenture and the applicable Series of Notes shall be and shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations or rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the Holders of such Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and shall be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 7.4.   Documents to Be Given to Trustee. The Trustee shall be entitled to receive such Officers' Certificates, Opinions of Counsel and copies of resolutions of the Board of Directors as it shall deem necessary or advisable as conclusive evidence that any supplemental indenture executed pursuant to this Article Seven has been duly authorized by the Issuer and otherwise complies with the applicable provisions of this Indenture.

SECTION 7.5.   Notation on Notes in Respect of Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form and manner approved by the Trustee as to any matter provided for by such supplemental indenture or as to any action taken at any such meeting. If the Issuer or the Trustee shall so determine, new Notes modified so as to conform, in the opinion of the Trustee, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Issuer at its expense, authenticated by the Trustee and delivered in exchange for the Notes then Outstanding.

SECTION 7.6.   Conformity with Trust Indenture Act and Negotiable Obligations Law. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act and the Negotiable Obligations Law as then in effect.

ARTICLE EIGHT
SATISFACTION AND DISCHARGE OF INDENTURE;
UNCLAIMED MONEYS

SECTION 8.1.   Satisfaction and Discharge of Indenture. If at any time (a) the Issuer shall have paid or caused to be paid the principal of and interest on all the Notes (including Additional Amounts) Outstanding hereunder (other than Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.11. as and when the same shall have become due and payable, or (b) the Issuer shall have delivered to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes that shall been destroyed, lost or stolen and that shall have been replaced or paid as provided in Section 2.11. or (c) (i) all the Notes not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (ii) the Issuer shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in cash in the Specified Currency (other than moneys repaid by the Trustee or any Paying Agent to the Issuer in accordance with Section 8.3. or 8.4.) sufficient to pay at maturity or upon redemption all Notes (other than any Notes that shall have been destroyed, lost or stolen and that shall have been replaced or paid as provided in Section 2.11.) not theretofore delivered to the Trustee for cancellation, including principal, premium and interest (including Additional Amounts) due or to become due on prior to such date of maturity or redemption, as the case may be, and if, in any such case, the Issuer shall also pay or cause to be paid all other sums payable hereunder by the Issuer with respect to the Notes, then this Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer, exchange and replacement of Notes, and the Issuer's right of optional redemption, if any, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Holders to receive payments of principal thereof and interest thereon (including Additional Amounts), and remaining rights of the Holders to receive mandatory sinking fund payments, if any, (iv) the rights, obligations and immunities of the Trustee hereunder and (v) the rights of the Noteholders as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them), and the Trustee, on demand of the Issuer accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Issuer, shall execute proper instruments acknowledging such satisfaction and discharging of this Indenture; provided, that the rights of Holders of the Notes to receive amounts in respect of principal of and interest on the Notes held by them shall not be delayed longer than required by then applicable mandatory rules or policies of any securities exchange upon which the Notes are listed. The Issuer agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred (including reasonable fees of counsel) and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.

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SECTION 8.2.   Application by Trustee of Funds Deposited for Payment of Notes. Subject to Section 8.4., all moneys deposited with the Trustee pursuant to Section 8.1. or Article Ten shall be held in trust and applied by it, in accordance with the provisions of the Notes, the coupons and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent), to the Holders of the particular Notes for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon as principal and interest (including Additional Amounts); but such money need not be segregated from other funds except to the extent required by law and the Trustee shall have no liability for interest thereon or the investment thereof.

SECTION 8.3.   Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to Notes, all moneys then held by any Paying Agent under the provisions of this Indenture with respect to the Notes shall, upon demand of the Issuer, be repaid to it or paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 8.4.   Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years. Any moneys deposited with or paid to the Trustee or any Paying Agent, or then held by the Issuer in trust, for the payment of the principal of or interest on any Note (including Additional Amounts) and not applied but remaining unclaimed for two years after the date upon which such principal or interest (including Additional Amounts) shall have become due and payable, shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Issuer on Issuer Order by the Trustee or such Paying Agent, or (if then held by the Issuer) shall be discharged from such trust and the Holder of such Note shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer for any payment that such Holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease.

ARTICLE NINE
REDEMPTION OF NOTES

SECTION 9.1.   Notice of Redemption, Partial Redemptions. Notes of any Series, which are redeemable before their Stated Maturity pursuant to Section 2.04 shall be redeemable in accordance with their terms and in accordance with this Article. Notice of redemption to the Holders of Notes to be redeemed as a whole or in part at the option of the Issuer pursuant to the terms of such Notes established as contemplated by Section 2.4. shall be given to Holders as specified in Section 11.4. and to the CNV. Such notice shall specify the provision pursuant to which the redemption is being made, the principal amount of each Note held by such Holders to be redeemed, the date fixed for redemption, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of such Notes, that interest accrued to the date fixed for redemption and any Additional Amounts will be paid as specified in such notice, that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue and any other matter required to be specified therein by Argentine law or regulation. In case any Note is to be redeemed in part only the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued.

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The election of the Issuer to redeem any Notes shall be evidenced by a Board Resolution. The notice of redemption of Notes to be redeemed at the option of the Issuer shall be given by the Issuer or, at the Issuer's request, by the Trustee in the name and at the expense of the Issuer at least 30 days but not more than 60 days before the date of redemption.

At least one Business Day prior to the redemption date specified in the notice of redemption given as provided in this Section, the Issuer will deposit with the Trustee (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 3.22.) an amount of money sufficient to redeem on the redemption date all the Notes so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption and any Additional Amounts. If less than all the Outstanding Notes of any Series are to be redeemed, the Issuer will deliver to the Trustee at least 30 days prior to the date on which notice of redemption will be mailed (and 45 days prior to such date if the notice of redemption must be published) an Officers' Certificate stating the aggregate principal amount of Notes of such Series to be redeemed.

If less than all the Notes of a Series are to be redeemed, the Trustee shall select, in such manner as it shall deem appropriate and fair, Notes to be redeemed in whole or in part. Notes may be redeemed in part in multiples equal to the minimum authorized denomination for Notes or any multiple thereof. The Trustee shall promptly notify the Issuer in writing of the Notes of such Series selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note that has been or is to be redeemed.

SECTION 9.2.   Payment of Notes Called for Redemption. If notice of redemption has been given as above provided, the Notes or portions of Notes specified in such notice shall become due and payable on the date and at the place or places stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption price, together with interest accrued to the date fixed for redemption and any Additional Amounts, and on and after said date (unless the Issuer shall default in the payment of such Notes at the redemption price, together with interest accrued to said date and any Additional Amounts) interest on the Notes or portions of Notes so called for redemption shall cease to accrue and, except as provided in Sections 5.5. and 8.4., such Notes shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Notes except the right to receive the redemption price thereof and unpaid interest accrued to the date fixed for redemption and any Additional Amounts. On presentation and surrender, pursuant to the terms of such Notes, of such Notes at a place of p payment specified in said notice, said Notes or the specified portions thereof shall be paid and redeemed by the Issuer at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption and any Additional Amounts; provided that any payment of interest becoming due on the date fixed for redemption and any Additional Amounts shall be payable to the Holders of such Notes registered as such on the relevant record date subject to the terms and provisions of Section 2.4.

From and after the redemption date, if moneys for the redemption of the Notes called for redemption shall have been made available as provided herein for redemption on the redemption date, such Notes shall cease to bear interest, and the only right of the Holders of such Notes shall be to receive payment of the redemption price and all unpaid interest accrued to the date of redemption and any Additional Amounts.

Notwithstanding any provision to the contrary in this Section 9.2., if any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate specified in the Note.

Upon presentation of any Note redeemed in part only, the Issuer shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Issuer, a New Note or Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Note so presented.

SECTION 9.3.   Exclusion of Certain Notes from Eligibility for Selection for Redemption. Notes shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in an Officers' Certificate delivered to the Trustee at least 30 days prior to the date on which notice of redemption will be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Issuer or (b) an entity specifically identified in such written statement as directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer.

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SECTION 9.4.   Redemption at the Option of the Issuer for Taxation Reasons. The Issuer may redeem the Notes of a Series in whole, but not in part, upon giving notice to Holders thereof, the Trustee and the CNV not less than 30 days nor more than 60 days prior to the date fixed for redemption (which notice shall be irrevocable), at their principal amount (or accreted principal amount if so specified pursuant to Section 2.4.), together with interest, if any, accrued to the date fixed for redemption and any Additional Amounts payable with respect thereto, if (i) the Issuer certifies to the Trustee immediately prior to the giving of such notice that it has or will become obligated to pay Additional Amounts as a result of any change in or amendment to the laws or regulations of Argentina or any political subdivision or governmental authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment occurs after the date of the Offering Document related to such Notes and (ii) such obligation cannot be avoided by the Issuer taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts if a payment in respect of such Notes were then due. Prior to the giving of any notice of redemption described in this paragraph, the Issuer shall deliver to the Trustee an Officers' Certificate (together with a copy of Opinion of Counsel to the effect that the Issuer has become obligated to pay Additional Amounts as a result of a change, amendment, official interpretation or application described above), stating that the Issuer is entitled to effect such redemption in accordance with the terms set forth herein and setting forth in reasonable detail a statement of the facts relating thereto.

ARTICLE TEN
DEFEASANCE

SECTION 10.1.   Issuer's Option to Effect Defeasance. The Issuer may at its option by Board Resolution, at any time, elect to have either Section 10.2. or Section 10.3. applied to any Series of Notes Outstanding upon compliance with the conditions set forth below in this Article Ten.

SECTION 10.2.    Total Defeasance and Discharge. Upon the Issuer's exercise of the option provided in Section 10.1. applicable to this Section and compliance with the conditions set forth below in this Article Ten, the Issuer shall be deemed to have been discharged from its obligations with respect to any Series of Outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, the "total defeasance"). For this purpose, such total defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness representing by the Outstanding Notes of such Series and to have satisfied all its other obligations under the Notes of such Series and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of the Notes of such Series to receive, solely from the trust fund described in Section 8.2. and as more fully set forth in such Section, payments in respect of the principal of, and interest on, such Notes when such payments are due, (B) the Issuer's obligations with respect to such Notes under Sections 2.2., 2.9., 2.10., 2.11., 3.3., 3.22., 3.23. and 8.2., (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article Ten. Subject to compliance with this Article Ten, the Issuer may exercise its option under this Section 10.2. notwithstanding the prior exercise of its option under Section 10.3.

SECTION 10.3.    Partial Defeasance. Upon the Issuer's exercise of the option provided in Section 10.1. applicable to this Section 10.3., the Issuer shall be released from its obligations under Article Three except Sections 3.4. (other than clause (i) thereof), 3.17. and 3.18. and to have the occurrence of any of the following events not constitute Events of Default; any event specified in Section 4.1.(ii), (iii), (iv), (v), (vi) and (vii) (but with respect to Section 4.1.(ii) and (iii) only insofar as such clauses relate to obligations under Article Three from which the Issuer has been released as described in this Section 10.3.). For this purpose, such partial defeasance means that the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or clause, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or clause to any other provision herein or in any other document, but the remainder of this Indenture and the Notes of such Series shall be unaffected thereby.

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SECTION 10.4.     Conditions to Total Defeasance or Partial Defeasance. The following shall be conditions to application of either Section 10.2. or Section 10.3. to the then Outstanding Notes of any Series:

(1)           The Issuer shall irrevocably have deposited or caused to be deposited with the Trustee (or another Trustee satisfying the requirements of Section 5.8. who shall agree to comply with the provisions of this Article Ten applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (A) money in the Specified Currency of such Notes in an amount, or (B) Government Obligations payable in the Specified Currency of such Notes which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one Business Day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying Trustee) to pay and discharge, the principal of and each installment of interest on such Notes on the Stated Maturity of such principal or installment of interest in accordance with the terms of this Indenture and of such Notes.

(2)           In the case of an election under Section 10.2., the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Issuer has received, or there has been published by, the Internal Revenue Service a ruling; or (y) since the date of this Indenture there has been a change in applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Notes of such Series will not recognize gain or loss for United States federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, total defeasance and discharge had not occurred.

(3)           In the case of an election under Section 10.3., the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of any such Series of Outstanding Notes will not recognize gain or loss for United States federal income tax purposes as a result of such deposit and partial defeasance and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and partial defeasance has not occurred.

(4)           The Issuer shall have delivered to the Trustee an Officers' Certificate to the effect that the Notes, if then listed on any securities exchange, will not be delisted as a result of such deposit.

(5)           No Event of Default or event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as subsections 4.1(xi) and (xii) are concerned, at any time during the period ending on the first day after the period of time in which any such deposit of funds may remain subject to bankruptcy or insolvency laws (it being understood (that this condition shall not be deemed satisfied until the expiration of such period).

(6)           Such total defeasance or partial defeasance shall not cause the Trustee to have a conflicting interest as defined in TIA Section 310(b) with respect to any Notes of the Issuer.

(7)           Such total defeasance or partial defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Issuer is a party or by which it is bound.

(8)           The Holders of the relevant Notes will have a valid, perfected and unavoidable security interest in the trust funds.

(9)           The Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the total defeasance under Section 10.2. or the partial defeasance under Section 10.3. (as the case may be) have been complied with and that such total defeasance or partial defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the Investment Companies Act of 1940, as amended, or such trust shall be qualified under such act or exempt from regulation thereunder.

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SECTION 10.5.    Deposited Money and Government Obligations to be Held in Trust; Other Miscellaneous Provisions. Subject to the provisions of Section 10.4, all money and Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying Trustee; collectively, for purposes of this Section, the "defeasance Trustee") pursuant to Section 10.4. in respect of a Series of Notes shall be held in trust and applied by the defeasance Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the defeasance Trustee may determine to the Holders of such Notes, of all sums due and to become due thereon in respect of principal and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the defeasance Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 10.4. or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes of such Series.

Anything in this Article Ten to the contrary notwithstanding, the defeasance Trustee shall deliver or pay to the Issuer from time to time upon Issuer Order any money or Government Obligations held by it as provided in Section 10.4. which, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the defeasance Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance..

SECTION 10.6.    Reinstatement. If the defeasance Trustee or the Paying Agent is unable to apply any money in accordance with Section 10.2. or 10.3. by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit has occurred pursuant to this Article Ten until such time as the defeasance Trustee or Paying Agent is permitted to apply all such money in accordance with Section 10.2. or 10.3.; provided, however, that if the Issuer makes any payment of principal of, or interest on any Notes following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the defeasance Trustee or the Paying Agent.

ARTICLE ELEVEN
MISCELLANEOUS PROVISIONS

SECTION 11.1.    Incorporators, Stockholders, Officers and Directors of Issuer Exempt from Individual Liability. Notwithstanding the provisions of Article 34 of the Negotiable Obligations Law, no recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer or director, as such, of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Notes by the Holders thereof and as part of the consideration for the issue of the Notes.

SECTION 11.2.    Provisions of Indenture for the Sole Benefit of Parties and Noteholders. Nothing in this Indenture or in the Notes, express or implied, shall give or be construed to give to any Person, firm or corporation, other than the parties hereto, any Paying Agent, any Authenticating Agent, any Registrar and any Transfer Agent and their successors and the Holders of the Notes, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and being for the sole benefit of the parties hereto and their successors and of the Holders of the Notes.

SECTION 11.3.    Successors and Assigns of Issuer Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Issuer shall bind its successors and assigns, whether so expressed or not.

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SECTION 11.4.    Notices and Demands on Issuer, Trustee and Noteholders. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Notes to or on the Issuer may be given or served by facsimile transmission or telex or by being sent by courier (except as otherwise specifically provided herein) addressed (until another address of the Issuer is filed by the Issuer with the Trustee) to it at Gregorio Aráoz de Lamadrid 1360 (C1267AAB) Buenos Aires, Argentina, Attention: Financial Manager. Any notice, direction, request or demand by the Issuer or any Noteholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at the Corporate Trust Office. Any notice, request or demand by the Issuer or any Noteholder to or upon the representative of the Trustee in Argentina shall be deemed to have been sufficiently given or made, for all purposes, if made at Citibank, N.A., Buenos Aires Branch, Bartolomé Mitre 530, (1036) Buenos Aires, Argentina, Attention: Corporate Trust Office.

All notices regarding the Notes of a Series will be deemed to have been duly given to the Holders of such Notes if (i) in writing and mailed, first-class postage prepaid, to each Holder of a Registered Note of such Series at the address of such Holder as it appears in the Register, not earlier than the earliest date and not later than the latest date prescribed for the giving of such notice and any such notice shall be deemed to have been given on the date of such mailing; and (ii) upon publication in a widely circulated newspaper in Buenos Aires, Argentina and, if the Notes of such Series are listed on the Buenos Aires Stock Exchange and/or on the Argentine Over-The-Counter-Market, as the case may be, in the Bulletin of the Buenos Aires Stock Exchange and/or in the Bulletin of the Argentine Over-The-Counter-Market; and (iii) if the Notes of such Series are listed on the Luxembourg Stock Exchange upon publication in a widely circulated newspaper in Luxembourg if required by the rules of such Exchange. All such notice will be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the last date on which publication is required and made as so required.

In addition, the Issuer shall be required to cause all such other publications of such notices as may be required from time to time by applicable Argentine law and regulations.

Any aforementioned notice (a) if sent by courier as provided above shall be deemed to have been given, made or served on the day on which the courier confirms delivery to the address specified above, (b) if given by facsimile transmission, when such facsimile is transmitted to the telephone number specified in this paragraph and telephone confirmation of receipt thereof is received, (c) if given by telex, when such telex is transmitted to the telex number specified in this paragraph and telephonic confirmation of receipt thereof is received or (d) if given by publication or by mail, as provided above.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Except as otherwise provided herein or in the Notes of a Series, the Issuer agrees to give the Trustee the English text of any notice that the Issuer is required to provide to the Noteholders pursuant hereto and to the Notes of such Series, at least five (5) days prior to the earliest date on which such notice is required to be given.

In case, by reason of the suspension of or irregularities in regular mail service, the temporary suspension of publication or general circulation of any newspaper or otherwise, it shall be, in the opinion of the Trustee, impracticable to mail or publish notice to the Issuer and Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

SECTION 11.5.    Officers' Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by or on behalf of the Issuer to the Trustee to take any action under any of the provisions of this Indenture, the Issuer shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied will, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

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Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 3.20.(iv)) shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition and the definitions herein relating thereto, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with, and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Any certificate, statement or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Issuer, upon the certificate, statement or opinion of or representations by an officer or officers of the Issuer, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate, statement or opinion of an officer of the Issuer or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

The Trustee shall make available to any Noteholder as soon as practicable at the Corporate Trust Office or at the office of any Paying Agent, upon request and upon presentation by such Holder of such evidence of its ownership of its Notes as may be satisfactory to the Trustee, copies of all financial statements and certificates delivered to the Trustee by the Issuer pursuant to this Indenture or the Notes; provided that the Trustee shall have no liability with respect to any information contained therein or omitted therefrom.

SECTION 11.6.    Payments Due on Non-Business Days. Except as otherwise specified pursuant to Section 2.4, if the date of maturity of interest on or principal of the Notes or the date fixed for redemption or repayment of any such Note shall not be a Business Day at the place of the payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day at such place with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue on such payment for the period after such date.

SECTION 11.7.    Governing Law; Consent to Jurisdiction; Waiver of Immunities. (a) This Indenture shall be construed in accordance with and governed by the laws of the State of New York, without regard to its conflicts of laws doctrine; provided, however, that all matters relating to the due authorization, execution, issuance and delivery of the Notes by the Issuer, the approval thereof by the CNV for their offering to the public in Argentina and matters relating to the legal requirements necessary in order for the Notes to qualify as "negotiable obligations'' under Argentine law shall be governed by the Negotiable Obligations Law, as amended, and other applicable Argentine laws and regulations, and provided further that each Series may be governed by the laws of the jurisdiction on which such Series are placed, if this is required for the placement of such Series in accordance with the relevant indenture supplemental hereto.

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(b)           The Issuer agrees that any suit, action or proceeding against it or its properties, assets or revenues with respect to this Indenture or any Note (a "Related Proceeding") may be brought in the Supreme Court of the State of New York, County of New York, in the United States District Court for the Southern District of New York or in the courts of Argentina that sit in Buenos Aires or the courts of the jurisdiction on which such Series are placed if this is required for the placement of such Series in accordance with the relevant indenture supplemental hereto (each, a "Specified Court"). The Issuer hereby irrevocably submits to the non-exclusive jurisdiction of each such court for the purpose of any Related Proceeding. The Issuer irrevocably waives, to the fullest extent it may effectively do so, any objection to the laying of venue of any Related Proceeding in any Specified Court and the defense of an inconvenient forum to the maintenance of any Related Proceeding in any Specified Court.

(c)           The Issuer agrees that service of all writs, claims, process and summonses in any Related Proceeding or any suit, action or proceeding to enforce or execute any judgment obtained in a Related Proceeding (a "Related Judgment") brought against it in the State of New York may be made upon CT Corporation System, Inc., presently located at 1633 Broadway, New York, New York 10019 (the "Process Agent") and the Issuer irrevocably appoints the Process Agent as its agent and true and lawful attorney-in-fact in its name, place and stead to accept such service of any and all such writs, claims, process and summonses, and agrees that the failure of a Process Agent to give any notice to it of any such service of process shall not impair or affect the validity of such service or of any judgment based thereon. The Issuer agrees to maintain at all times an agent with an office in New York to act as its Process Agent. Nothing herein shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

(d)           To the extent that the Issuer or any of its revenues, assets or properties shall be entitled, with respect to any Related Proceeding at any time brought against the Issuer or any of its revenues, assets or properties in any jurisdiction in which any Specified Court is located, or with respect to any, suit, action or proceeding at any time brought solely for the purpose of enforcing or executing any Related Judgment in any jurisdiction in which any Specified Court is located, to any sovereign or other immunity from suit, from the jurisdiction of any such court, from attachment prior to judgment, from attachment in aid of execution of judgment from execution of a judgment or from any other legal or judicial process or remedy, and to the extent that in any such jurisdiction there shall be attributed such an immunity, the Issuer irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction (including, without limitation, the Foreign Sovereign Immunities Act of 1976 of the United States).

SECTION 11.8     Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but all such counterparts shall together constitute but one and the same instrument.

SECTION 11.9     Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the constitution hereof.

SECTION 11.10   Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.11   Successors and Assigns. All covenants and agreements in this Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.

ARTICLE TWELVE
HOLDERS' LISTS AND REPORTS BY TRUSTEE AND ISSUER

SECTION 12.1.    Disclosure of Names and Addresses of Holders. Every Holder of Notes or Coupons, by receiving and holding the same, agrees with the Issuer and the Trustee that none of the Issuer or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

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SECTION 12.2.    Reports by Trustee. Within 60 days after December 31 of each year commencing with the first December 31 after the first issuance of Notes pursuant to this Indenture, the Trustee shall transmit to the Holders of Notes, in the manner and to the extent provided in the Section 313(c), a brief report dated as of such December 31 if required by TIA Section 313(a).

SECTION 12.3.    Reports by Issuer. With respect to each Series of Notes registered under the Securities Act, the Issuer shall:

(1)           file with the Trustee within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents an other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Issuer is not required to file information, documents or reports pursuant to either of such Sections, then it shall file with the Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(2)           file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission. such additional information, documents and reports with respect to compliance by de Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(3)           transmit to all Holders of notes of such Series, in the manner and to the extent provided in TIA Section 313(c), within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Issuer pursuant to paragraphs (1) and (2) of this as may be required by rules and regulations prescribed from time to time by the Commission.

SECTION 12.4.    Conflict with Trust Indenture Act. If any provision hereof omits, limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

METROGAS S.A.

By: ________________________
Name: Luis A Domenech
Title: Finance and Control Manager

CITIBANK, N.A.
Trustee, Registrar, Paying Agent and
Transfer Agent

By: ________________________
Name:
Title:

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 EXHIBIT A
FORM OF CERTIFICATION TO BE GIVEN
BY EUROCLEAR OR CEDEL CERTIFICATE

MetroGas S.A.
[Title of Notes]

This is to certify that based solely on written certifications that we have received in writing, by tested telex or by electronic transmission from each of the persons appearing in our records as persons entitled to a portion of the principal amount set forth below (our "Member Organizations") substantially in the form attached hereto, as of the date hereof, [U.S.$] ______ principal amount of the above-captioned Notes (i) is owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States person(s)"), (ii) is owned by United States person(s) that are (a) foreign branches of United States financial institutions (financial institutions, as defined in US Treasury Regulations Section 1.165-12(c)(1)(v) are herein referred to as "financial institutions" ) purchasing for their own account or for resale, or (b) United States person(s) who acquired the Notes through foreign branches of United States financial institutions and who hold the Notes through such United States financial institutions on the date hereof (and in either case (a) or (b), each such financial institution has agreed, on its own behalf or through its agent, that we may advise Banco Roberts S.A. or its agent that such financial institution will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)) and, to the further effect, that financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, "United States" means the United States of America (including the states and the District of Columbia); and its "possessions" include Puerto Rico, the US Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We further certify that (i) we are not making available herewith for exchange (or, if relevant, collection of any interest) any portion of the temporary Global note representing the above-captioned Notes excepted in the above-referenced certificates of Member Organizations and (ii) as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

We understand that this certification is required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated:

[To be dated no earlier than the Exchange
Date or the relevant Payment Date
occurring prior to the Exchange Date, as
applicable]

[MORGAN GUARANTY TRUST
COMPANY OF NEW YORK
BRUSSELS OFFICE, as Operator of
the Euroclear System]
[Cedel Bank, société anonyme]
By: __________________

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EXHIBIT B

FORM OF TRANSFER CERTIFICATE
FOR EXCHANGE OR TRANSFER FROM RESTRICTED GLOBAL
NOTE TO REGULATION S GLOBAL NOTE
(Transfers pursuant to ' 2.9(b)(ii) of the Indenture)

CITIBANK, N.A.
as Trustee
111 Wall Street, 5th. Floor
New York, New York 10043

Re:           MetroGas S.A.,
[Name of Series] (the "Notes")

Reference is hereby made to the Indenture, dated as of September 8, 1999 (the "Indenture"), between MetroGas S.A., as Issuer, and Citibank, N.A., as Trustee, paying agent and transfer agent, and Citibank N.A. (London Office), as Principal Paying Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to US $ _____________ principal amount of Notes which are evidenced by a Restricted Global note (CUSIP No. _______) and held with the Depositary in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Notes to a person who will take delivery thereof in the form of an equal principal amount of Notes evidenced by a Regulation S Global note of the same Series as the Notes (CUSIP N1 ______), which amount, immediately after such transfer, is to be held with the Depositary through Euroclear or Cedel or both (Common Code ______).

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected pursuant to and in accordance with Rule 903 or Rule 903 904 under the United States Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor does hereby further certify that:

(1)           the offer of the Notes was not made to a person in the United States;

(2)           either:

(A)           at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

(B)           the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

(3)           no directed selling efforts have been made in contravention of the requirements of Rule 903 (b) or 904 (b) of Regulation S, as applicable;

(4)           the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5)           upon completion of the transaction, the beneficial interest being transferred as described above was held with the Depositary through Euroclear or Cedel or both (Common Code ________).

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Agents named in the Distribution Agreement, dated as of ________, ____, among the Issuer and the Agents named therein. Terms used in this certificate and not otherwise defined herein or in the Indenture have the meanings set forth in Regulation S under the Securities Act.

[Insert Name of Transferor]

By: ___________________
Name:
Title:

Dated: _______________, 199_

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EXHIBIT C

FORM OF TRANSFER CERTIFICATE
FOR TRANSFER OR EXCHANGE FROM REGULATION S GLOBAL
NOTE TO RESTRICTED GLOBAL NOTE
(Transfers pursuant to ' 2.9(b)(iii) of the Indenture)

CITIBANK, N.A.
as Trustee
111 Wall Street, 5th floor
New York, New York 10043

Re:           MetroGas S.A.
[Name of Series](the "Notes")

Reference is hereby made to the Indenture, dated as of September 8, 1999 (the "Indenture"), between MetroGas S.A., as Issuer, Citibank, N.A., as Trustee, Paying Agent and Transfer Agent, and Citibank N.A. (London Office), as Principal Paying Agent and Transfer Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to US $ ____________ principal amount of Notes which are evidenced by a Regulation S Global Note (CUSIP No. _________) and held with the Depository through [Euroclear][Cedel](Common Code ________) in the name of [insert name of transferor](the "Transferor"). The Transferor has requested a transfer of such beneficial interest in Notes to a person that will take delivery thereof in the form of an equal principal amount of notes evidenced by a Restricted Global Note of the same Series and of like tenor as the Notes (CUSIP No. _______).

In connection with such request, and in respect of such Notes, the Transferor does hereby certify that such transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act and, accordingly, the Transferor does hereby further certify that the Notes are being transferred to a person that the Transferor reasonably believes is purchasing the Notes for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Agents named in the Distribution Agreement, dated ______, ____, among the Issuer and the agents named herein.

[Insert Name of Transferor]

By: ___________________
Name:
Title:

Dated: __________, 199_

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 EXHIBIT D

METROGAS S.A. (INCORPORATED IN
BUENOS AIRES, ARGENTINA, WITH LIMITED LIABILITY
(SOCIEDAD ANÓNIMA) UNDER THE LAWS OF THE
REPUBLIC OF ARGENTINA ON NOVEMBER 24, 1992,
WITH A TERM OF DURATION EXPIRING ON DECEMBER 1, 2091
AND REGISTERED WITH THE PUBLIC REGISTRY OF COMMERCE ON
DECEMBER 1, 1992 UNDER NUMBER 11670, BOOK 112,
VOLUME A OF SOCIEDADES ANÓNIMAS, AND WITH DOMICILE AT
GREGORIO ARÁOZ DE LAMADRID 1360 (1267) BUENOS AIRES, ARGENTINA)

[INCLUDE IF NOTE IS A GLOBAL REGISTERED NOTE -- UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[INCLUDE IF NOTE IS A GLOBAL REGISTERED NOTE -- THIS NOTE IS A [RESTRICTED] [REGULATION S] GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER. THIS GLOBAL REGISTERED NOTE MAY NOT BE EXCHANGED, IN WHOLE OR IN PART, FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF EXCEPT IN THE LIMITED CIRCUMSTANCES SET FORTH IN SECTION 2.10(b) OF THE INDENTURE. BENEFICIAL INTERESTS IN THIS GLOBAL REGISTERED NOTE MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH SECTION 2.9(b) OF THE INDENTURE.]

[INCLUDE UNLESS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY SOLD OUTSIDE THE UNITED STATES PURSUANT TO REGULATION S UNDER THE SECURITIES ACT OR UNLESS, PURSUANT TO SECTION 2.9 OF THE INDENTURE, THE ISSUER DETERMINES THAT THIS LEGEND MAY BE REMOVED.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, IN ACCORDANCE WITH RULE 144A, (B) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS NOTE.]

[INCLUDE IF NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY SOLD OUTSIDE THE UNITED STATES PURSUANT TO REGULATION S UNDER THE SECURITIES ACT UNLESS, PURSUANT TO SECTION 2.9 OF THE INDENTURE, THE ISSUER DETERMINES THAT THIS LEGEND MAY BE REMOVED -- THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO ANY US PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN THEM IN REGULATION S UNDER THE SECURITIES ACT.]

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[INCLUDE IF NOTE IS AN ORIGINAL ISSUE DISCOUNT NOTE -- FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS NOTE IS __% OF ITS PRINCIPAL AMOUNT, THE ISSUE DATE IS ______, 199_, [AND] THE YIELD TO MATURITY IS __% [, THE METHOD USED TO DETERMINE THE YIELD IS _______ AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT APPLICABLE TO THE SHORT ACCRUAL PERIOD OF ___________, 199_ TO __________, 199_ IS __% OF THE PRINCIPAL AMOUNT OF THIS NOTE]**(1)]

[INCLUDE IF NOTE IS A TEMPORARY GLOBAL BEARER NOTE -- THIS NOTE IS A TEMPORARY GLOBAL BEARER NOTE, WITHOUT COUPONS, EXCHANGEABLE FOR DEFINITIVE BEARER NOTES WITH COUPONS OR AN INTEREST IN A PERMANENT GLOBAL BEARER NOTE (AS DEFINED IN THE INDENTURE REFERRED TO HEREINAFTER). THE RIGHTS ATTACHING TO THIS TEMPORARY GLOBAL BEARER NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE BEARER NOTES OR AN INTEREST IN THE PERMANENT GLOBAL BEARER NOTE, ARE AS SPECIFIED IN THE INDENTURE].

[INCLUDE IF NOTE IS A BEARER NOTE -- ANY UNITED STATES PERSON WHO HOLDS THIS NOTE WILL BE SUBJECT TO THE LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTION 165 (j) AND 1287 (a) OF THE INTERNAL REVENUE CODE.]

METROGAS S.A.

[TEMPORARY][GLOBAL][BEARER][REGISTERED] FIXED RATE NOTE

[U.S.$] ____________
______% SERIES __ NOTES DUE ______

[CUSIP No. __]
[ISIN No. US]
[CIN No. ____]
No. ________ ]

__________________________________________

(1)           Include bracketed phrase only if the Notes of the Series are to have a short accrual period.

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 [U.S.$] _____________

[INCLUDE IF NOTE IS A REGISTERED NOTE -- MetroGas S.A., a company duly organized and existing under the laws of the Argentine Republic ("Argentina") (herein called the "Issuer"), which term includes any successor Person (as defined on the reverse hereof) under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______, or registered assigns, the principal sum of ______ United States dollars ("U.S. Dollars") on ______ (or on such earlier date as the principal sum may become repayable in accordance with the terms and conditions set forth in the Indenture), and to pay interest thereon from ______, or from the most recent Payment Date (as defined below) to which interest has been paid or duly provided for, payable semiannually in arrears on ______ and ______ of each year (each, a "Payment Date") commencing ______, at the rate of ____% per annum, until the principal hereof is paid in full or duly provided for, all subject to and in accordance with the terms and conditions of the Indenture. The interest so payable and punctually paid, or duly provided for, on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on ______ or ______ (whether or not a Business Day (as defined on the reverse hereof)) (each, a "Regular Record Date"), as the case may be, immediately preceding such Payment Date, provided, however, that interest payable at maturity will be payable to the Person to whom principal shall be payable.

Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Person in whose name this Note is registered in the books (the "Register") maintained by the Trustee (as defined on the reverse hereof), as Registrar (the "Registrar ") (each such Person being a "Holder") on such Regular Record Date, and such defaulted interest and (to the extent lawful, interest on such defaulted interest at the rate borne by this Note, may be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee (a "Special Record Date")" notice whereof shall be given to Holders of Notes of this Series (as defined on the reverse hereof) not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this Series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payments of principal of and interest on this Note at maturity shall be made against presentation and surrender of this Note at the Corporate Trust Office and, subject to any fiscal or other laws applicable thereto, at the specified offices of any other Paying Agent appointed by the Issuer. Payments of principal of and interest on this Note (other than at maturity) shall be made by [U.S. Dollar] check drawn on a bank in The City of New York and mailed to the Person entitled thereto at such Person's address as it appears in the Register or, in the case of a Holder of at least [U.S $1,000,000] aggregate principal amount of Notes of this Series, by wire transfer to a [U.S. Dollar] account maintained by the payee with a bank in the United States or Argentina provided that such Holder elects payment by wire transfer by giving written notice to the Trustee or a Paying Agent to such effect designating such account no later than the Regular Record Date immediately preceding the relevant Payment Date. Unless such designation is revoked in writing, any designation made by such Holder with respect to this Note shall remain in effect with respect to any payments of principal of and interest on this Note payable to such Holder.]

[INCLUDE IF NOTE IS A BEARER NOTE -- MetroGas S.A., a company duly organized and existing under the laws of the Argentine Republic ("Argentina") (herein called the "Issuer", which term includes any successor Person (as defined on the reverse hereof) under the Indenture hereinafter referred to), for value received, hereby promises to pay to bearer upon presentation and surrender of this Note the principal sum of ______ United States dollars ("U.S.Dollars") on ______ (or on such earlier date as the principal sum may become repayable in accordance with the terms and conditions set forth in the Indenture), and to pay interest thereon, against [presentation of this Note to and endorsement of this Note by the Common Depositary(2)] .[presentation of the relevant Coupons](3), from ______, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, payable semiannually in arrears on ______ and ______ of each year (each, a "Payment Date"), commencing ______, at the rate of ____% per annum, until the principal hereof is paid in full or duly provided for, all subject to and in accordance with the terms and conditions of the Indenture.

_____________________________________

(2)           Include in Global Bearer Notes.

(3)           Include in certificated Bearer Notes.

Execution copy
No payment of principal (or premium, if any) or any interest in respect of this Note shall be made at an office or agency of the Issuer in the United States (as defined on the reverse hereof) and no check in payment thereof which is mailed shall be mailed to an address in the United States, nor shall any transfer made in lieu of payment by check be made to an account maintained by the payee with a bank in the United States. Notwithstanding the foregoing, such payments may be made at an office or agency; located in the United States if payment of the full amount so payable at each office of each Paying Agent (as defined on the reverse hereof) and each other office outside the United States appointed and maintained for the purpose pursuant to the Indenture is illegal or effectively precluded because of the imposition of exchange controls or other similar restrictions on the full payment or receipt of such amount in Dollars.

[INCLUDE IF NOTE IS A CERTIFICATED BEARER NOTE -- Principal of (and premium, if any, on) or any interest in respect of this Note shall be payable by check upon presentation and surrender of this Note or the applicable Coupon, as the case may be, at the office of Paying Agent located outside the United States or at such other offices or agencies located outside the United States as the Issuer shall have appointed for the purpose pursuant to the Indenture. Such offices of the Paying Agent shall initially be Citibank, N.A., London Branch, located on the date hereof at 336 Strand, London WC2R 1HB, England, and Citibank, N.A., Buenos Aires Branch, located on the date hereof at Bartolomé Mitre 530, (1036) Buenos Aires, Argentina.]

[INCLUDE IF NOTE IS A PERMANENT GLOBAL BEARER NOTE -- Principal of (and premium, if any, on) or any interest in respect of this Note will be payable by check or by transfer to an account maintained by the Holder hereof against presentation and endorsement of this Note and, in the case of final payment in respect of this Note, the surrender hereof at the office of a Paying Agent located outside the United States as the Issuer shall have appointed for the purpose pursuant to the Indenture. A record of each payment made on this Note, distinguishing between any payment of principal and any payment of interest, will be made on this Note by or on behalf of the Paying Agent to which this Note is presented for the purposes of making such payment, and such record shall be prima facie evidence that the payment in question has been made. Such offices of the Paying Agent shall initially be Citibank, N.A., London Branch, located on the date hereof at 336 Strand, London WC2R 1HB, England, and Citibank, N.A., Buenos Aires Branch, located on the date hereof at Bartolomé Mitre 530, (1036) Buenos Aires, Argentina.]

[INCLUDE IF NOTE IS A TEMPORARY GLOBAL BEARER NOTE - This Temporary Global Bearer note is exchangeable only in whole and not in part for [definitive certificated Bearer Notes with Coupons attached] [one or more Permanent Global Bearer Note] upon request of Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System, or Cedel Bank, sociètè anonyme, to the Trustee, only (i) on or after the Exchange Date (as defined on the reverse hereof), and (ii) upon compliance with the procedures set forth in Section 2.2 of the Indenture. Upon exchange of any portion of this Temporary Global Bearer Note for definitive certificated Bearer Notes or a permanent Global Bearer Note to be endorsed to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount of such definitive Bearer notes or of the aggregate principal amount of the Permanent Global Bearer Note, whereupon the principal amount hereof shall be reduced for all purposes by the amount so exchanged and noted. Except with respect to the payment of interest as described in the Indenture, until exchanged in full for definitive certificated Bearer Notes or interests in a Permanent Global Bearer Note, this Temporary Global Bearer Note shall in all respects be entitled to the same benefits under the Indenture as duly authenticated and delivered definitive certificated Bearer Notes or interests in a Permanent Global Bearer Note.]]

[All payments of principal and interest hereunder shall be made exclusively in such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.]

This Note has been issued pursuant to a resolution of an ordinary/extraordinary meeting of shareholders of the Issuer passed on December 22, 1998 and resolution of the Board of Directors of the Issuer passed on April 27, 1999.

Execution copy

This Note is issued in the English language. This Note may be executed by manual or facsimile signature.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Indenture.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated:
METROGAS S.A.

By _______________________
Name:
Title:

By _______________________
Name:
Title:

CERTIFICATE OF AUTHENTICATION

Dated:           ______

This is one of the [Bearer] [Registered] Notes referred to in the within-mentioned Indenture.

CITIBANK, N.A., as Trustee

By _____________________
Authorized Signatory

Execution copy
[Reverse]

This Note is a negotiable obligation under Argentine Law No. 23,576, as amended (the "Negotiable Obligations Law"), and is one of a duly authorized issue of notes of the Issuer (herein called the "Notes"), issuable in one or more series (each, a "Series") and limited in aggregate principal amount outstanding at any time to US$600,000,000 issued and to be issued under an Indenture, dated as of September 8, 1999 (herein called the "Indenture"), between the Issuer and Citibank, N.A., as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), registrar ("Registrar"), transfer agent (such transfer agent and the other transfer agents referred to herein being collectively referred to herein as the "Transfer Agents") and paying agent (such paying agent and other paying agents referred to herein being collectively referred to herein as the "Paying Agents"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the Series designated on the face hereof, limited in aggregate principal amount to US$______.

[INCLUDE IF NOTE IS A REGISTERED NOTE -- The Notes of this Series shall be issuable only in registered form ("Registered Notes") without coupons and, if issued other than as a Global Note, only in minimum denominations of US$ ______ and integral multiples thereof, if issued in exchange for beneficial interests in a Regulation S Global Note, and only in denominations of US$ ______ and integral multiples of US$ ______ in excess thereof, if issued in exchange for beneficial interests in a Restricted Global Note.]

[INCLUDE IF NOTE IS A CERTIFICATED BEARER NOTE -- The Notes of this Series shall be issuable only in bearer form ("Bearer Notes") with coupons ("Coupons") at the time of issue attached thereto for the amount of interest due on each Payment Date, in authorized denomination of US$ ______. Title to Bearer Notes and Coupons shall pass by delivery.]

Payments of interest hereof with respect to any Payment Date or maturity date will include interest accrued to but excluding such Payment Date or such maturity date, as (the case may be). Interest hereof shall be computed on the basis of a 360-day year of twelve 30-day months.

If any payment on this Note is due on a day that is not a Business Day (as defined herein) at any place of payment, then, at such place of payment, such payment need not be made on such day but may be made on the next succeeding day that is a Business Day at such place of payment with the same force and effect as if made on the due date for such payment, and no interest will accrue for the period from and after such date on account of such delay.

[INCLUDE IF NOTE IS A REGISTERED NOTE -- Subject to the restrictions set forth herein and in the Indenture, the transfer or exchange of this Note is registrable on the Register maintained by each Transfer Agent upon surrender of this Note at any Transfer Agent duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer duly executed by, the registered Holder thereof or his attorney duly authorized in writing. Upon such surrender of this Note for registration of transfer or exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees or of the Holder, as the case may be, one or more new Notes of the same Series as this Note, dated the date of authentication thereof, of any authorized denominations and of a like aggregate principal amount. No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.]

[INCLUDE IF NOTE IS A TEMPORARY GLOBAL BEARER NOTE --The Notes of this Series issuable upon exchange of this Temporary Global Bearer Note shall be issuable only in bearer form with Coupons at the time of issue attached thereto for the amount of interest due on each Payment Date, in denominations of US$ ______.]

[INCLUDE IF NOTE IS A CERTIFICATED BEARER NOTE -- The Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Holder of a Bearer Note or of a Coupon as the absolute owner thereof for all purposes, whether or not such Note or Coupon be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary. For all purposes of the Notes and the Indenture, the "Holder" of any Bearer Note or any Coupon is the bearer thereof.]

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[INCLUDE IF NOTE IS A REGISTERED NOTE -- The Issuer, the Trustee and any agent of the Issuer or the Trustee may treat, prior to due presentment thereof for registration of transfer, the person in whose name a Registered Note is registered as the absolute owner thereof for all purposes, whether or not such Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary. For all purposes under the Notes and the Indenture, the "Holder" of any Registered Note is the person in whose name a Registered Note is registered in the Register.]

The Issuer may at any time purchase Notes in the open market or on exchange or by tender or by private agreement at any price. Any Note so purchased may be held for the account of the Issuer or may be cancelled by the Issuer; provided, however, that for purposes of determining the Holders of Notes entitled to make, give or take any requests, demands, authorizations, directions, notices, consents, waivers or other action under the Indenture or the Notes, any Notes so purchased, while held for the account of the Issuer or a Subsidiary of the Issuer, shall not be considered Outstanding and shall not participate in making, giving or taking such action.

The Issuer may redeem the Notes of a Series in whole, but not in part, upon giving notice to Holders thereof, the Trustee and the CNV not less than 30 days nor more than 60 days prior to the date fixed for redemption (which notice shall be irrevocable), at their principal amount (or accreted principal amount in the case of Notes of any Series issued at a discount from par in excess of ____%, together with interest accrued to the date fixed for redemption and any Additional Amounts payable with respect thereto, if (i) the Issuer certifies to the Trustee immediately prior to the giving of such notice that it has or will become obligated to pay Additional Amounts as a result of any change in or amendment to the laws or regulations of Argentina or any political subdivision or governmental authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment occurs after the date of the Offering Document related to such Notes and (ii) such obligation cannot be avoided by the Issuer taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts if a payment in respect of such Notes were then due. Prior to the giving of any notice of redemption described in this paragraph, the Issuer shall deliver to the Trustee an Officers= Certificate (together with a copy of an Opinion of Counsel to the effect that the Issuer has or will become obligated to pay Additional Amounts as a result of a change, amendment, official interpretation or application described above, stating that the Issuer is entitled to effect such redemption in accordance with the terms set forth herein and setting forth in reasonable detail a statement of the facts relating thereto.

[Here insert any provisions specified in the applicable Board Resolution or supplemental indenture.]

On or after a date fixed for redemption (a ARedemption Date@) in accordance herewith and with the Indenture with respect to Notes of this Series, interest will cease to accrue on Notes of this Series [or portions thereof called for redemption](4) unless the Issuer has failed to timely deposit with the Paying Agents monies sufficient to effect such redemption. [If fewer than all the Notes of this Series are to be redeemed, the Trustee shall select, in such manner as it shall deem fair and appropriate, the particular Notes to be redeemed or any portion thereof to be redeemed that is in multiples equal to the minimum authorized denomination for the Notes of this Series or any multiple thereof.](5)

For as long as any of the Notes of this Series remain Outstanding or any amount remains unpaid on any of the Notes of this Series, the Issuer shall, and shall cause its Subsidiaries (as defined below) to, comply with the terms of the covenants set forth in paragraph 1 through 22 below.

1.           Payment of Principal and Interest. The Issuer will duly and punctually pay the principal of and interest and Additional Amounts, if any, on the Notes of this Series in accordance with the terms of the Notes of this Series and the Indenture.
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(4)          Delete if Notes not redeemable at Issuers option.

(5)       Delete if Notes not redeemable at Issuer's option.

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2.           Maintain Governmental Approvals. The Issuer will duly obtain and maintain in full force and effect al governmental approvals, consents or licenses which are necessary under the laws of Argentina for the execution, delivery and performance of the Indenture, the Notes of this Series and any purchase or placement agreement relating thereto by the Issuer or for the validity or enforceability thereof.

3.           Maintenance of Office or Agency. The Issuer will maintain (1) in [the Borough of Manhattan, City of New York](6) [London, England](7), an office or agency of a Paying Agent where the Notes of this Series may be paid and notices and demands to or upon the Issuer in respect of the Notes of this Series and the Indenture may be served [and an office or agency of a Transfer Agent where the Notes of this Series may be surrendered for registration of transfer and exchange] and (2) so long as it is required under Argentine law or by the CNV, an office or agency of a Paying Agent and a Transfer Agent for such purposes in Buenos Aires, Argentina. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any required office or agency or shall fail to furnish the Trustee with the address thereof, all presentations, surrenders, notices and demands may be served at the Corporate Trust Office (as defined below) of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

4.           Corporate Existence. The Issuer will (i) maintain in effect its corporate existence except as otherwise permitted by paragraph 17 below and (ii) take all reasonable actions to maintain all rights, privileges, titles to property, franchises and the like necessary or desirable in the normal conduct of its business, activities or operations.

5.           Compliance with Laws, Rules and Regulations. The Issuer will, and will cause each of its Material Subsidiaries (as defined below) to, comply with all applicable laws, rules, regulations, orders and directives of any Governmental Agency (as defined below) having jurisdiction over the business of the Issuer or such Material Subsidiary, as the case may be, and all covenants and other obligations contained in any agreements to which the Issuer or such Material Subsidiary, as the case may be, is a party, except where the failure so to comply would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, operations, business affairs or business prospects of the Issuer and its Subsidiaries taken as a whole and except to the extent any such law, rule, regulation, order, directive, covenant or obligation is contested in good faith and, if appropriate, by appropriate legal proceedings. As used herein, the term "Governmental Agency" shall mean any public legal entity or public agency of Argentina, whether created by federal, provincial or local governmental, or any other legal entity now existing or hereafter created, or now or hereafter owned or controlled, directly or indirectly, by any public legal entity or public agency of Argentina.

6.           Maintenance of Properties. The Issuer will, and will cause each of its Material Subsidiaries to, cause all tangible Properties (as defined below) used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order, normal wear and tear excepted, and will cause, and will cause each of its Material Subsidiaries to cause, to be made all necessary repairs, renewals, replacements and improvements thereof, all as in the judgment of the Issuer shall be necessary properly to conduct at all times the business carried on in connection therewith; provided, however, that nothing shall prevent the Issuer or any Material Subsidiary from discontinuing the operation or maintenance of any of such Properties if such discontinuance is, as determined by the Board of Directors (as defined below) or the appropriate officers of the Issuer or such Material Subsidiary in good faith, desirable in the conduct of the business of the Issuer and its Subsidiaries taken as a whole and not adverse in any material respect to the Holders.
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(6)	Include in Registered Notes.

(7)	Include in Bearer Notes.

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7.           Payments of Taxes and Other Claims. The Issuer will, and will cause each of its Material Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Issuer or such Material Subsidiary, as the case may be, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the Property of the Issuer or such Material Subsidiary, as the case may be; provided, however, that neither the Issuer nor any Material Subsidiary will be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claims whose amount, applicability or validity is being contested in good faith and, if appropriate, by appropriate legal proceedings or whose amounts in the aggregate do not exceed US$15.0 million (or its equivalent in other currencies, each such equivalent to be determined at the time the relevant tax, assessment or charge arose and not to be affected by subsequent changes in exchange rates).

8.           Maintenance of Insurance. The Issuer will, and will cause each of its Material Subsidiaries to, keep at all times all of its Properties which are of an insurable nature insured against loss or damage with insurers believed by the Issuer or such Material Subsidiary, as the case may be, to be responsible to the extent that Property of similar characteristics is usually so insured by corporations similarly situated and owning like Properties in accordance with good business practice.

9.           Limitation on Consolidated Indebtedness as Percentage of Total Capitalization. The Issuer shall maintain a ratio of its consolidated Indebtedness (as defined below) to Total Capitalization (as defined below) not greater than 0.60 to 1.0 as evidenced by the most recent consolidated audited annual financial statements or (if more recent) interim unaudited quarterly financial statements of the Issuer delivered to the Trustee pursuant to paragraph 20 below.

10.           Transactions with Affiliates. The Issuer shall not, and shall not permit any of its Material Subsidiaries to, enter into or carry out (or agree to enter into or carry out) any transaction or arrangement with any Affiliate (as defined below), except for: (i) the Technical Assistance Agreement, the Technical Services Agreement and the Manpower Supply Agreement (each as defined below); or (ii) any transaction or arrangement entered into or carried out on terms no less favorable to the Issuer or such Material Subsidiary than those which could have been obtained on an arm's-length basis with a Person that is not an Affiliate.

11.           Negative Pledge. The Issuer will not, and will not permit any of its Subsidiaries to, create or suffer to exist any Lien (as defined below) upon the whole or any part of its Property to secure (i) any of its Indebtedness, (ii) any of its Guarantees (as defined below) or (iii) the Indebtedness or Guarantees of any other Person, except for any Lien:

(A)           created or arising over any Property which is acquired, constructed or created by the Issuer or any of its Subsidiaries but only if (1) such Lien secures only principal amounts (not exceeding the cost of such acquisition, construction or creation) raised for the purposes of such acquisition, construction or creation, together with any costs, expenses, interest and fees incurred in relation thereto or a Guarantee given in respect thereof, (2) such Lien is created or arises on or before 90 days after the completion of such acquisition, construction or creation and (3) such Lien is confined solely to the Property so acquired, constructed or created;

(B)           over any Property owned by a corporation or other Person, which Lien exists at the time such corporation or other Person becomes a Subsidiary of the Issuer, which Lien was not (or is not) created in connection with such corporation or other Person becoming such a Subsidiary;

(C)           over any Property at the time of the acquisition of such Property by the Issuer or any of its Subsidiaries, which Lien was not created in connection with such acquisition;

(D)           described in paragraph (A), (B) or (C) above and renewed or extended upon the renewal, extension, refinancing or replacement of the Indebtedness or Guarantees secured thereby, provided that there is no increase in the principal amount of the Indebtedness or of the Indebtedness guaranteed by the Guarantee secured thereby over the original principal amount thereof or guaranteed thereby;

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(E)           arising solely by operation of law;

(F)           in existence on the date of the Indenture;

(G)           over any Property of the Issuer or any Subsidiary, provided that the Property securing such Indebtedness together with the other Property securing any Indebtedness under this subparagraph (G) do not exceed 15% of the total assets of the Issuer and its Subsidiaries on a consolidated basis as reported in the consolidated financial statements contained in, and forming part of, the most recent audited financial statements of the Company prepared in accordance with Argentine GAAP;

(H)           (i) on deposits to secure, or any Lien otherwise securing the performance of bids, trade contracts, leases, statutory obligations, surety bonds, appeal bonds, performance bonds and other obligations of like nature incurred in the ordinary course of business, or (ii) securing the performance of bids or proposals for the acquisition of Property by the Issuer;

(I)           on any Property that secures Indebtedness incurred for the sole purpose of acquiring, totally or partially, Property related to the following activities: (a) the distribution and transportation of natural gas, and (b) interest in, or shares of, any company (including, without limitation, corporations, consortiums, joint ventures, temporary associations and other legally permitted forms of association), the principal business of which is included in item (a) above;

(J)           on any Property that secure any extension, renewal or refunding of Indebtedness secured as provided under the Indenture;

(K)           to secure the Notes solely for the purposes of partial or total defeasance of Notes in accordance with Article Ten hereof; or

(L)           not described in paragraphs (A) through (K) above and securing Indebtedness or Guarantees as aforesaid as well as related costs, expenses, interest and fees in relation to an aggregate principal amount not exceeding US$15 million (or its equivalent in any other currencies, each such equivalent to be determined at the time of issuance of the relevant Indebtedness or Guarantee and not to be affected by subsequent changes in exchange rates);

without at the same time or prior thereto extending to the Notes of such Series the same security equally and ratably therewith so long as such Lien shall remain in effect.

12.           Limitations on Sale and Leaseback Transactions. The Issuer will not enter into, renew or extend, or permit any Subsidiary of the Company to enter into, renew or extend, any transaction or series of related transactions pursuant to which the Issuer or any such Subsidiary sells or transfers any Property in connection with the leasing, or the release against installment payments, or as part of an arrangement involving the leasing or release against installment payments, of such Property to the seller or transferor ("Sale and Leaseback Transaction") except (i) a Sale and Leaseback Transaction that, had such Sale and Leaseback Transaction been structured as a mortgage loan rather than as a Sale and Leaseback Transaction, the Issuer would not have been prohibited from entering into such transaction pursuant to the terms of paragraph 11 above, (ii) a Sale and Leaseback Transaction entered into prior to the date of the Indenture and (iii) Sale and Leaseback Transactions not described in (i) or (ii) above with respect to which the Issuer or any Subsidiary receives in the aggregate proceeds of the sale or transfer not exceeding US$25.0 million (or its equivalent in any other currencies, each such equivalent to be determined at the time of the relevant sale or transfer and not to be affected by subsequent changes in exchange rates).

13.           Pari Passu. In case of issuance of unsecured Notes, the Issuer shall ensure at all times that its obligations under the Notes of this Series and the Indenture constitute unconditional general obligations of the Issuer ranking at least pari passu with all other unsecured and unsubordinated Indebtedness of the Issuer (other than Indebtedness ranking senior thereto by statute or by operation of law).

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14.           Assignment of License. The Issuer shall not assign any of its rights, title and interest under the License (as defined below).

15.           Termination of License. The Issuer shall not terminate the License and shall not take any action or refrain from taking any action which, in the reasonable opinion of the Issuer, would result in the termination of the License. The Issuer shall not amend or waive any terms of the License unless such amendment or waiver would not, in the reasonable opinion of the Issuer, adversely affect (i) the ability of the Issuer to meet its obligations under the Notes of this Series on a timely basis or (ii) any rights or interests of the Trustee or the Holders under the Indenture or the Notes of this Series. The provisions of this covenant shall not apply to, and the Issuer shall not be responsible for, any amendment to the License made by any Governmental Agency without the consent or approval of the Issuer.

16.           Maintenance of Books and Records. The Issuer will, and will cause each of its Subsidiaries to, maintain books, accounts and records in accordance with Argentine GAAP or generally accepted accounting principles in the jurisdictions where such Subsidiaries are organized.

17.           Mergers, Consolidations, Sales and Leases. The Issuer will not merge into or consolidate with or into, or sell, convey, transfer or lease substantially all of its Properties to, any Person, unless immediately after giving effect to such transaction (a) no Event of Default (as defined below), and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing and (b) (i) any corporation formed by any such merger or consolidation or the Person which acquires by conveyance or transfer, or which leases, the Properties of the Issuer substantially as an entirety (the "Issuer's successor corporation") shall expressly assume the due and punctual payment of the principal of and interest and Additional Amounts, if any, on the Notes of this Series according to their terms, and the due and punctual performance of all of the covenants and obligations of the Issuer under the Notes of this Series and the Indenture; (ii) the Issuer's successor corporation (except in the case of leases), if any, succeeds to and becomes substituted for the Issuer with the same effect as if it had been named in the Notes of this Series as the Issuer; (iii) the Issuer's successor corporation shall have a senior unsecured debt rating from at least two Argentine or United States rating agencies equal to or higher than the senior unsecured debt rating of the Issuer at the time; and (iv) the Issuer shall provide to the Trustee an Officers' Certificate (as defined below) and an Opinion of Counsel (as defined below) stating that such merger, consolidation, sale, transfer or other conveyance or disposition complies with the Notes of this Series, the Indenture and applicable law and that all conditions precedent therein relating to such transaction have been met.

In case of any such consolidation, merger sale, transfer, lease or other conveyance, the Issuer's successor corporation shall succeed to and be substituted for the Issuer, with the same effect as if it had been named herein as the Issuer. The Issuer's successor corporation may cause to be signed, and may issue either in its own name or in the name of the Issuer prior to such succession any or all of the Notes of this Series issuable hereunder that theretofore shall not have been signed by the Issuer and delivered to the Trustee; and, upon the order of the Issuer's successor corporation instead of the Issuer and subject to all the terms, conditions and limitations in the Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes of this Series that previously shall have been signed and delivered to the Trustee for that purpose. All of the Notes of this Series so issued shall in all respects have the same legal rank and benefit under the Indenture as the Notes of this Series theretofore or thereafter issued in accordance with the terms of the Indenture as though all of such Notes of this Series had been issued at the date of the execution of the Indenture.

In case of any such consolidation, merger, sale, transfer, lease or conveyance, such changes in phraseology and form (but not in substance) may be made in the Notes of this Series thereafter to be issued as may be appropriate.

In the event of any such sale or conveyance (other than a conveyance by way of lease), the Issuer shall be discharged from all obligations and covenants under this Indenture and the Notes of this Series to be performed by the Issuer and may be liquidated and dissolved.

No successor shall have the right to redeem any Outstanding Notes of this Series unless the Issuer would have been entitled to redeem the Notes of this Series pursuant to the Indenture in the absence of any such merger, consolidation, sale, transfer, lease or conveyance permitted herein.

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The Trustee may rely on the Opinion of Counsel prepared in accordance with this paragraph as conclusive evidence that any such consolidation, merger, sale, transfer, lease or other conveyance, and any such liquidation or dissolution, complies with the applicable provisions of the Indenture and the Notes of this Series.

18.           Notice of Default. The Issuer will promptly notify the Trustee in accordance with the Indenture of the occurrence of any Event of Default or any condition or event that with the giving of notice, lapse of time or any other condition or any combination of the foregoing would, unless cured or waived, become an Event of Default, upon an officer of the Issuer becoming aware of such an Event of Default or such other condition or event. Each notice sent pursuant to this Section shall be accompanied by an Officers' Certificate setting forth the details of the occurrence referred to therein and stating what action the Issuer proposes to take with respect thereto.

19.           Further Assurances. The Issuer will, at its own cost and expense, execute and deliver to the Trustee all such documents, instruments and agreements and do or cause to be done all such other acts and things as may be reasonably required, in the opinion of the Trustee, to enable the Trustee to exercise and enforce its rights under the Indenture and under the documents, instruments and agreements required under the Indenture and to carry out the intent of the Indenture.

20.           Reporting. The Issuer will provide the Trustee: (i) within 120 days after the last day of each fiscal year, an English translation of the audited consolidated financial statements of the Issuer (prepared in conformity with Argentine GAAP and substantially in the form prescribed by Argentine regulatory authorities) for such fiscal year; (ii) within 60 days after the last day of each of the first three fiscal quarters of each fiscal year, an English translation of the unaudited quarterly consolidated financial statements of the Issuer (prepared in accordance with Argentine GAAP and substantially in the form prescribed by Argentine regulatory authorities) for such fiscal quarter; (iii) simultaneously with the delivery of each set of consolidated financial statements referred to in clauses (i) and (ii) above, a certificate of a duly authorized officer of the Issuer, stating whether to the knowledge of such officer after due inquiry an Event of Default exists on the date of such certificate and, if such certificate indicates that an Event of Default exists, setting forth the details thereof and the action which the Issuer is taking or proposes to take with respect thereto; (iv) not less often than annually, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Issuer's compliance with all conditions and covenants under this Indenture (for purposes of this paragraph, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture) and (v) upon any officer of the Issuer becoming aware of the existence of an Event of Default, or the occurrence of any event that, with the giving of notice or lapse of time or both, would become such an Event of Default, a certificate of a duly authorized officer of the Issuer setting forth the details thereof and the action that the Issuer is taking or proposes to take with respect thereto.

21.           Appointment to Fill a Vacancy in Office of Trustee. The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 5.9 of the Indenture, a Trustee, so that there shall at all times be a Trustee with respect to the Notes of this Series.

22.           Taxation. All payments of principal and interest in respect of the Notes of this Series shall be made after withholding or deduction for any taxes, duties, levies, contributions, withholdings, transfer expenses, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within Argentina or any authority therein or thereof having power to tax or any organization of which Argentina is or will become a member ("Taxes"). In the event any such taxes or liabilities are so imposed or established, the Issuer will pay such additional amounts ("Additional Amounts") as will result in receipt by the Holders of Notes of this Series of such amounts as would have been received by them had no such withholding or deduction been required, except that no such Additional Amounts shall be payable with respect to any payment on any Note of this Series: (i) to the extent that Taxes would not have been imposed but for a connection between the Holder of such Note and Argentina other than the holding of such Note and the receipt of payments with respect to such Note; (ii) to the extent of Taxes which would not have been imposed but for any failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the Holder or beneficial owner of such Note requested by the Issuer at least thirty (30) days prior to the applicable Payment Date, if such compliance is required by statute or regulation of Argentina or of any political subdivision or taxing authority thereof as therein as a precondition to relief or exemption from such Taxes; (iii) in respect of any estate, asset, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or governmental charge; or (iv) to the extent of Taxes with respect to such Note presented for payment more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for and notice thereof given to Holders, whichever occurs later, except to the extent that the Holder of such Note would have been entitled to such Additional Amounts on presenting such Note for payment on any date during such 30-day period.

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The Issuer agrees to pay all stamp or other documentary taxes or other duties of similar nature, if any, which may be imposed by Argentina or the United States or any political subdivision or taxing authority thereof or therein with respect to the execution and delivery of the Indenture or the issuance of the Notes of this Series. The Issuer agrees to indemnify the Holders of the Notes of this Series from and against all stamp, issue, registration, documentary court taxes or other similar taxes and duties, including interest and penalties, paid by any of them in any jurisdiction in connection with any action taken by the Trustee or the Holders to enforce the obligations of the Issuer under the Notes of this Series.

"Event of Default" with respect to the Notes of this Series shall be any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i)           the Issuer (a) fails to repay the principal of any Note of this Series after any such principal becomes due in accordance with the terms thereof, whether by acceleration, redemption or otherwise, or (b) fails to pay interest, Additional Amounts or other amounts in respect of any Note of this Series within 30 days after any such amount becomes due in accordance with the terms thereof; or

(ii)           the Issuer or any of its Subsidiaries fails to observe or perform any covenant or agreement referred to in paragraph 4, 9, 11, 12, 14, 15 or 17 above and the Issuer shall have received written notice of such failure from the Trustee at the request of any Holder of a Note of any Series as to which such failure shall, upon such notice, constitute an Event of Default; or

(iii)           the Issuer or any of its Subsidiaries fails to observe or perform any other covenant or agreement contained in the Notes of this Series or the Indenture as applicable to the Notes of this Series and such failure continues for 30 days after written notice of such failure has been received by the Issuer from the Trustee at the request of Holders of at least 25% of the principal amount of the Notes of all Series as to which such failure shall, upon such notice, constitute an Event of Default; or

(iv)           (A)           the Issuer or any of its Material Subsidiaries shall fail to pay any installment or principal or interest when due in respect of its Indebtedness in excess of US$15 million (or its equivalent in other currencies, each such equivalent to be determined at the time of the relevant default and not be affected by subsequent changes in exchange rates) as and when such installment becomes due and payable, or (B) any event or condition shall occur that effectively results in the acceleration of the maturity of any Indebtedness of the Issuer or any of its Material Subsidiaries in an aggregate principal amount in excess of US$15 million (or its equivalent in other currencies, each such equivalent to be determined at the time of the relevant acceleration and not to be affected by subsequent changes in exchange rates); or

(v)           final judgments or orders for the payment of money in excess of, individually or in the aggregate, US$15 million (or its equivalent in other currencies, each such equivalent to be determined at the time of entry of the relevant final judgment or order and not to be affected by subsequent changes in exchange rates) from a court which is not subject to appeal are rendered against the Issuer or any Material Subsidiary and such judgments or orders continue in effect without being satisfied, discharged or stayed for a period of 90 days; or

(vi)           any government or governmental authority shall have condemned, nationalized, seized, or otherwise expropriated all or any substantial part of the Property of the Issuer or any Material Subsidiary or the share capital of the Issuer or any Material Subsidiary or the share capital of the Issuer or any Material Subsidiary, or shall have assumed custody or control of such Property or of the business or operations of the Issuer or any Material Subsidiary, or shall have taken any action that would prevent the Issuer or any Material Subsidiary or its officers from carrying on its business or operations or a substantial part thereof for a period of longer than 60 consecutive days and the result of any such action shall materially prejudice the ability of the Issuer to perform its obligations under the Notes of this Series and, in each case, the Issuer shall have received written notice thereof from the Trustee at the request of any Holder of a Note of any Series as to which such event shall, upon such notice, constitute an Event of Default; or

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(vii)           it becomes unlawful for the Issuer to perform any of its obligations under the Indenture or the Notes of this Series and such unlawfulness is not remedied for a period of 60 days, or any of its obligations thereunder ceases to be valid, binding or enforceable for a period of 60 days and, in either case, the Issuer shall have received written notice thereof from the Trustee at the request of any Holder of a Note of any Series as to which such event shall, upon such notice, constitute an Event of Default; or

(viii)           the Indenture for any reason ceases to be in full force and effect in accordance with its terms or the binding effect or enforceability thereof shall be contested by the Issuer, or the Issuer shall deny that it has any further liability or obligation hereunder or in respect hereof and, in each case, the Issuer shall have received written notice thereof from the Trustee at the request of any Holder of a Note of any Series as to which such event shall, upon such notice, constitute an Event of Default; or

(ix)           a resolution is passed or adopted by the Board of Directors or stockholders of the Issuer, or a final judgment of a court of competent jurisdiction is made, that the Issuer be wound up, dissolved or liquidated, other than for the purposes of or pursuant to a transaction otherwise permitted under and in accordance with paragraph 17 above, and any winding up, dissolution or liquidation proceedings remains undismissed for 90 days; or

(x)           an attachment, execution, seizure before judgment or other legal process is levied or enforced upon any part of the Property of the Issuer or any Material Subsidiary, which Property is material to the condition, financial or otherwise, or to the earnings, operations or business affairs of the Issuer and its Subsidiaries taken as a whole, and (a) such attachment execution, seizure before judgment or other legal process is not discharged or stayed within ninety (90) days thereof or (b) if such attachment, execution, seizure before judgment or other legal process shall not have been discharged or stayed within such 90-day period, the Issuer or such Material Subsidiary, as the case may be, shall not have within such 90-day period contested such attachment, execution, seizure before judgment or other legal process in good faith by appropriate proceedings upon stay of execution of the enforcement thereof or upon posting a bond in connection therewith; or

(xi)           a court having jurisdiction enters a decree or order for (a) relief in respect of the Issuer or any Material Subsidiary in an involuntary case under Argentine Law No. 24,522 or any applicable bankruptcy, insolvency, moratorium or other similar law now or hereafter in effect or (b) appointment of an administrator, receiver, trustee or intervenor for the Issuer or any Material Subsidiary or for all or substantially all of the Property of the Issuer or such Material Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

(xii)           the Issuer or any Material Subsidiary (a) commences a voluntary case under Argentine Law No. 24,522 or any applicable bankruptcy, insolvency, moratorium or other similar law now or hereafter in effect, (b) consents to the appointment of or taking possession by an administrator, receiver, trustee or intervenor for the Issuer or any Material Subsidiary or for all or substantially all of the Property of the Issuer or such Material Subsidiary or (c) effects any general assignment for the benefit of creditors; or

(xiii)           the Argentine Government shall declare a general suspension of payment or a moratorium on the payment of debt of the Issuer (which does not expressly exclude the Notes of this Series).

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If an Event of Default specified in clause (xi) or (xii) above occurs and is continuing, the maturity of all Notes of this Series will automatically be accelerated and the principal amount thereof, together with accrued interest and any unpaid Additional Amounts thereon, will be immediately due and payable. If an Event of Default specified in clause (i) above occurs and is continuing, the Trustee shall, at the written request of Holders of 25% of the principal amount of the Notes of this Series then Outstanding, by written notice to the Issuer, declare the Maturity of all Notes of this Series to be accelerated, whereupon the principal amount thereof, together with accrued interest and any unpaid Additional Amounts thereon, will be immediately due and payable. If any other Event of Default occurs and is continuing, the Trustee shall, at the written request of Holders of 25% of the principal amount of the Outstanding Notes of this Series and of all other Series as to which such Event of Default is an "Event of Default", by written notice to the Issuer, declare the maturity of all Notes of all such Series to be accelerated, whereupon the principal amount thereof, together with accrued interest and any unpaid Additional Amounts thereon, will be immediately due and payable. The right of the Trustee to give such acceleration notice will terminate if the event giving rise to such right has been cured before such right has been exercised.

At any time after a declaration of acceleration with respect to Notes of this Series has been made on account of a specific Event of Default and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in the Indenture, the Holders of a majority of the principal amount of the Outstanding Notes of all Series as to which there has been made a declaration of acceleration on account of such Event of Default and as to which no such judgment or decree has been so obtained, present or represented at an extraordinary meeting of such Holders at which a quorum is present, may rescind and annul such declaration and its consequences if:

(1)           the Issuer has paid or deposited with the Trustee a sum sufficient to pay in the currency in which the Notes of each such Series are payable,

(A)           all overdue interest on all Notes of each such Series,

(B)           all unpaid principal and Additional Amounts, if any (and premium, if any), on all Notes of each such Series which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate or rates prescribed therefor in such Notes,

(C)           to the extent that payment of such interest is lawful, interest on overdue interest at the rate or rates prescribed therefor in the Notes of each such Series, and

(D)           all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2)           all Events of Default with respect to the Notes of each such Series (other than the non-payment of amounts of principal of (or premium, if any, on) or interest on such Notes which have become due solely by such declaration of acceleration) have been cured or waived as provided in Section 4.10 of the Indenture.

The foregoing provision shall be without prejudice to the rights of each individual Holder to initiate an action against the Issuer for the payment of any principal, Additional Amount and/or interest past due on Notes of this Series in accordance with the provisions of Article 29 of the Negotiable Obligations Law.

Each of the Issuer (through the Board of Directors or the Supervisory Committee (as defined below) of the Issuer) and the Trustee may at any time call a meeting of the Holders of the Notes of any Series or of more than one Series for any purpose specified in this Indenture. The meetings will be held in Buenos Aires; provided, however, that each of the Issuer and the Trustee may determine to hold any such meeting simultaneously in Buenos Aires and in New York City and/or London by any means of telecommunications which permits the participants to hear and speak to each other, and any such simultaneous meeting shall be deemed to constitute a single meeting for purposes of the quorum and voting percentages applicable to such meeting. In addition, the Issuer (through the Board of Directors or the Supervisory Committee of the Issuer) shall upon the request of the Trustee or of Holders of at least 5% in aggregate principal amount of the Notes of any Series at the time Outstanding call such a meeting of the Holders of the Notes of such Series or of more than one Series for any purpose specified in the Indenture. In the event the Board of Directors or the Supervisory Committee of the Issuer shall fail to call a meeting requested by the Trustee or the Holders as provided in the immediately preceding sentence, the meeting may be called by the CNV or by a competent court. If a meeting is being held pursuant to a request of Noteholders, the agenda for such meeting shall be that set forth in the request made by such Noteholders and such meeting shall be called within 40 days from the date such request is received by the Issuer and the Trustee. Notice of any meeting of Noteholders, setting forth the date, time and place of such meeting and the agenda therefor (which shall describe in general terms the action proposed to be taken at such meeting), shall be given as specified in Section 11.4 of the Indenture at least twice, the first such notice to be given not less than 20 nor more than 180 days prior to the date fixed for the meeting and, in addition, shall be published on five different days, not less than 10 days nor more than 30 days prior to the date fixed for the meeting, in the Official Gazette of the Republic of Argentina (Boletín Oficial de la República Argentina) and in the manner provided for in Section 11.4(ii) of the Indenture. To be entitled to vote at any meeting of Noteholders a Person shall be (i) a Holder of one or more Notes as of the relevant record date determined pursuant to Section 6.2 of the Indenture or (ii) a Person appointed by an instrument in writing as proxy by such a Holder of one or more Notes. The only Persons who shall be entitled to be present or to speak at any meeting of the Noteholders shall be the Persons entitled to vote for or on behalf of Noteholders at such meeting and their representatives and counsel and any representatives of the Issuer and its counsel. With respect to all matters not contemplated in the Indenture, meetings of Holders will be held in accordance with Argentine law.

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Meetings of Holders may be ordinary or extraordinary. Amendments or supplements to the Indenture or to the Notes or waivers of any provisions of the Indenture or of the Notes of any Series approved at a meeting of Holders may only be approved at an extraordinary meeting. The Persons entitled to vote 60% (in the case of an extraordinary meeting) or a majority (in the case of an ordinary meeting) in aggregate principal amount of the Notes of any Series or of more than one Series, as the case may be, at the time Outstanding shall constitute a quorum at any such meeting of Holders of Notes of such Series. No business shall be transacted in the absence of a quorum, unless a quorum is present when the meeting is called to order. In the absence of a quorum within thirty minutes of the time appointed for any such meeting, the meeting may be adjourned for a period of not less than 10 days nor more than 30 days, as determined by the chairman of the meeting. Notice of the reconvening of any adjourned meeting shall be given as provided above, except that such notice need be published only for three days not less than eight days prior to the date on which the meeting is scheduled to be reconvened. The Persons entitled to vote 30% in aggregate principal amount of the Notes of any Series or of more than one Series, as the case may be, at the time Outstanding (in the case of an extraordinary meeting) or the Persons present at any reconvened adjourned meeting of the Holders of Notes of any Series or of more than one Series, as the case may be (in the case of an ordinary meeting), shall constitute a quorum at any such reconvened adjourned meeting. Notice of the reconvening of an adjourned meeting shall state expressly the aggregate principal amount of Notes of such Series that shall constitute a quorum at said meeting.

Any Noteholder who has executed an instrument in writing appointing a Person as proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided that such Noteholder shall be considered as present or voting only with respect to the matters covered by such instrument in writing. Any resolution passed or decision taken at any meeting of Noteholders of any Series or of more than one Series, as the case may be, duly held in accordance herewith shall be binding on all the Noteholders of such Series whether or not present or represented at the meeting.

At any meeting of Noteholders of any Series or of more than one Series, as the case may be, each Noteholder of such Series or proxy shall be entitled to one vote for each US$1,000 (or if the Note or Notes held by such Noteholder is or are denominated in a currency other than Dollars, for every 1,000 units of such other currency) principal amount of Notes of such Series held or represented by such Noteholder; provided that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding.

With the affirmative vote of the Holders of not less than a majority in aggregate principal amount of the Notes of all Series at the time Outstanding present or represented at an extraordinary meeting of such Holders affected thereby at which a quorum is present, the Issuer and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture as it applies to the Notes of such Series or of the Notes of such Series or of modifying in any manner the rights of the Holders of the Notes of such Series; provided that no such supplemental indenture shall, without the unanimous affirmative vote of the Holders of all Notes of a Series, make any "fundamental" change to the terms of the Notes of such Series. For purposes hereof, "fundamental" changes are defined as (i) a change in the Stated Maturity (as defined below) of the principal of or interest on the Notes of such Series; (ii) a reduction in the principal amount of or interest on the Notes of such Series or a change in the obligation of the Issuer to pay Additional Amounts in respect thereof; (iii) a change in the place, or the currency in which payment, of principal of or interest (including Additional Amounts) on the Notes of such Series is to be made; (iv) impairing the right to institute suit for the enforcement of any payment of principal of or interest on the Notes of such Series on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); or (v) a reduction in the above-stated percentage of aggregate principal amount of Notes of such Series or of such Series and one or more other Series, as the case may be, necessary to modify or amend the Indenture or the provisions of the Notes of such Series or to waive future compliance with or past default by the Issuer or reduction in the quorum requirements or the percentages of votes required for the adoption of any action at a meeting of Holders of Notes of such Series or of such Series and one or more other Series, as the case may be.

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For all purposes of this Note, except as otherwise expressly provided or unless the context otherwise requires, the terms defined below have the meanings assigned to them and include the plural as well as the singular.

"Affiliate" of any referenced Person means any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the referenced Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

"Board of Directors" means either the Directorio of the Issuer or any committee of such Directorio duly authorized to act for it in respect hereof.

"Board Resolution" means a copy of a resolution certified by the General Counsel or the Secretary of the Issuer to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

"Business Day", when used with respect to any place of payment or any other particular location referred to in the Indenture or in the Notes, means, unless otherwise specified with respect to any Notes pursuant to Section 2.4. of the Indenture, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that place of payment or other location are authorized or obligated by law or executive order to close.

"CNV" means the Comisión Nacional de Valores, the Argentine National Securities Commission.

"Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located at 120 Wall Street, 13th floor, New York, New York 10043, except that for purposes of presentation of Registered Notes for payment or registration of transfer or exchange, such term means the office or agency of the Trustee at which at any particular time the corporate agency business of the Trustee shall be conducted, which office at the date of execution of this Indenture is located at 111 Wall Street, 5th Floor, New York, New York 10043.

"Corporation" means a sociedad anónima, corporation, association, company and business trust.

"coupon" or "Coupon" means any interest coupon appertaining to a Bearer Note.

"Dollar" or "U.S.$" means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

"Exchange Date" means, with respect to any Bearer Note of a Series, the date which is the 40th day after the later of the commencement of the offering of such Series of Notes to purchasers thereof and the Issue Date for such Series.

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"Guarantee" means any obligation of a person to pay Indebtedness of another Person, including, without limitation: (a) an obligation to pay or purchase such Indebtedness; (b) an obligation to lend money or to purchase or subscribe shares or other securities or to purchase assets or services in order to provide funds for the payment of such Indebtedness; (c) an indemnity against the consequence of a default in the payment of such Indebtedness; or (d) any other agreement to be responsible for such Indebtedness.

"Indebtedness" means any obligation of any Person for borrowed money or for the deferred purchase price of property (other than any obligation for the deferred purchase price of property giving rise to a current liability) or evidenced by bonds, debentures, notes or other similar instruments.

"Issue Date" means, in respect of any Series of Notes, the date of the issue and purchase of such Series of Notes as shown on the face thereof and as specified in the relevant Board Resolution or indenture supplemental hereto with respect thereto.

"License" means the exclusive license, dated December 28, 1992, granted by the Argentine government in favor of MetroGas for the distribution of natural gas in the Federal Capital and a portion of the Province of Buenos Aires.

"Lien" means any mortgage, charge, pledge, lien or other encumbrance securing any obligation of any Person or any other type of preferential arrangement upon or with respect to any Property, whether now or hereafter acquired, having a similar effect, including, without limitation, any equivalent of the foregoing created under the laws of Argentina or any other jurisdiction.

"Manpower Supply Agreement" means the manpower supply agreement dated November 13, 1994 between the Issuer and British Gas plc.

"Material Subsidiary" means, at any time, any Subsidiary of the Issuer having, (i) as of the end of the most recent fiscal quarter of the Issuer, total assets equal to or exceeding 8.5% of the total assets of the Issuer and its Subsidiaries on a consolidated basis, or (ii) for the most recent fiscal year of the Issuer (or, if shorter, for the period of time since the relevant corporation became a Subsidiary), net income equal to 8.5% of the net income of the Issuer and its Subsidiaries on a consolidated basis, in each case as evidenced by the most recent consolidated audited annual financial statements or, in the case of clause (i) and if more recent, interim unaudited quarterly financial statements of the Issuer delivered to the Trustee pursuant to paragraph 20 above.

"Maturity Date" means the date shown on the face of a Note of a Series on which such Note and the other Notes of the same Series are expressed to be repayable or on which the last installment of principal is due and payable in respect of such Note and the Notes of such Series (if the principal of such Note is repayable in installments).

"Negotiable Obligations Law" means Argentine Law No. 23,576, as amended.

"Offering Document" related to a Series of Notes means the prospectus, offering circular or other document (including any supplement thereto) which the Issuer has authorized to be used to offer the Notes of such Series for sale. An Offering Document related to a Series of Notes shall be deemed to be dated the date thereof or, if the Offering Document includes one or more supplements, the date of the latest of such supplements.

"Officers' Certificate" means a certificate signed by any two of the chairman of the Board of Directors, the chief executive officer (the general manager) and the chief financial officer (the finance manager) of the Issuer, and delivered to the Trustee.

"Opinion of Counsel" means a written opinion of counsel who may be counsel for the Company and who shall be reasonably satisfactory to the Trustee.

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"Outstanding", when used with respect to Notes, subject to the provisions of Section 6.4. of the Indenture, shall mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a)           Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b)           Notes, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Issuer) or shall have been set aside, segregated and held in trust by the Issuer for the Holders of such Notes (if the Issuer shall act as its own Paying Agent), provided that if such Notes, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

(c)           Notes in substitution for which other Notes shall have been authenticated and delivered or which shall have been paid, pursuant to the terms of Section 2.8. of the Indenture (except any such Note as to which proof satisfactory to the Trustee is presented that such Note is held by a Person in whose hands such Note is a legal, valid and binding obligation of the Issuer).

"Paying Agent" means any Person authorized by the Issuer to pay the principal of or interest on any Notes on behalf of the Issuer.

"Payment Date" means, with respect to each Series of Notes, the date on which payment of interest and/or principal is due or any date fixed for redemption of the Notes.

"Person" means any individual, corporation, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

"Pesos" or "Ps". means Argentine Pesos.

"principal", whenever used with reference to the Notes or any Note or any portion thereof, shall be deemed to include "and premium, if any".

"Property" means any asset, revenue or any other property, whether tangible or intangible, real or personal including, without limitation, any right to receive income.

"Stated Maturity", when used with respect to any Note or any installment of principal thereof or interest thereon, means the date specified in such Note or a coupon representing such installment of interest as the fixed date on which the principal of such Note or such installment of principal or interest is due and payable.

"Subsidiary" of any referenced Person Means any other Person, a majority of the combined voting power of the total outstanding capital stock of (or, if such other Person is not a corporation, other ownership interest in) which is at the time of determination beneficially owned or held, directly or indirectly, by such referenced Person or one or more other Subsidiaries thereof. For this purpose, "voting power" means power to vote in an ordinary election of directors (or, in the case of a Person that is not a corporation, ordinarily to appoint or approve the appointment of persons holding similar positions).

"Supervisory Committee" means the Comisión Fiscalizadora, a committee of controllers appointed by the shareholders of the Issuer.

"Technical Assistance Agreement" means the technical assistance agreement dated December 28, 1994 between the Issuer and British Gas plc.

"Technical Services Agreement" means the technical services agreement dated November 13, 1993 between the Issuer and British Gas Sudamerica S.A.

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"Total Capitalization" means all Indebtedness of the Issuer plus the total shareholders' equity in the Issuer (including, without limitation, capital stock, preferred stock, additional paid-in capital, amounts paid up or credited as paid up, irrevocable capital contributions for the account of future issuances of stock, adjustments to capital accounts, stock premiums, legal reserves and other appropriated and unappropriated retained earnings after deducting any capital stock of the Issuer that is issued but not outstanding, but excluding, however, any fixed assets appraisal reserve) determined by reference to the same accounting policies, principles and reporting practices as are adopted in relation to the audited financial statements of the Issuer for the period ended December 31, 1994.

"United States" has the meaning ascribed to it in Regulation S under the Securities Act.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of (and Additional Amounts, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

The Negotiable Obligations Law establishes the legal requirements necessary for this Note to qualify as a "Negotiable Obligation". The authorization, execution, and delivery of this Note and the approval by the CNV of the offering thereof to the public in Argentina are governed by Argentina law. All other matters in respect of this Note and the Indenture are governed by, and construed in accordance with, the laws of the State of New York, United States of America or the laws of any jurisdiction on which the Notes be placed, if this is required for the placement of such Notes.

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GRID TO BE USED FOR GLOBAL NOTES

The following exchanges of a part of this Global Note for a definitive Note of the same Series and the following payments of principal and/or interest in respect of this Global Note have been made.

Date	Principal Amount Exchanged or Redeemed	Remaining Principal Amount of this Global Note	Payments of Principal or Interest	Notation Made By

FORM OF INTEREST COUPON

No. ______ U.S.$ ______

On ______, ___, unless the Note hereinafter mentioned is called for previous redemption and payment thereof duly provided for, MetroGas S.A. will pay to the bearer, upon surrender of this coupon, at the office of Citibank, N.A., London Branch, 336 Strand, London WC2R 1HB, England, or Citibank, N.A., Buenos Aires Branch, Bartolomé Mitre 530, (1036) Buenos Aires, Argentina, the amount shown hereon in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, being six months' interest then due on its ___% Series ___ Note Due ___ No. ______.

METROGAS S.A.

By:	________________________
Title:	________________________

By:	________________________
Title:	________________________

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 EXHIBIT E

Messrs.
MetroGas S.A.

Dear Sirs,

MetroGas S.A. ("MetroGas") and Citibank, N.A. ("Citibank") agree hereby that for the performance of Citibank as Trustee under the proposed Indenture pursuant to which MetroGas intends to issue $600,000,000 of short and medium term notes, MetroGas will pay Citibank the following fees as compensation for the rendered services:

1.	Acceptance Fee:	US$_____________
2.	Annual Fees:	US$_____________

This letter is subject to the terms of the Indenture referred to herein above.

If you agree with the terms of this letter, please sign herein below

Yours truly,

CITIBANK, N.A.

By: ________________
Name:
Office:

Accepted on the date indicated herein above:

METROGAS S.A.

By:	______________________
Name:
Office: